FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-09

Free Writing Prospectus

Collateral Term Sheet

$757,126,953

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2016-NXS6

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Natixis Real Estate Capital LLC

Silverpeak Real Estate Finance LLC

UBS AG

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2016-NXS6

September 15, 2016

WELLS FARGO SECURITIES	UBS SECURITIES LLC

Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Natixis Securities Americas LLC Co-Manager

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certain Terms and Conditions

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QLIC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QLIC

QLIC
41-42 24th Street
Long Island City, NY 11101
QUEENS
MANHATTAN
BROOKLYN
Upper East Side
Roosevelt Island
East River
Queensbridge
Long Island City
Murray Hill
Kips Bay
Queensboro Bridge
Queens Plaza North
Queens Plaza South
Queens-Midtown Tunnel
Long Island Expressway
LONG ISLAND RAILROAD
East River Ferry
FDR Drive
Vernon Blvd.
Jackson Ave.
Thomson Ave.
Skillman Ave.
Crescent St.
21st St.
35th Ave.
36th Ave.
37th Ave.
38th Ave.
39th Ave.
40th Ave.
42nd Rd.
44th Ave.
44th Rd.
44th Dr.
45th Ave.
45th Rd.
46th Ave.
46th Rd.
47th Ave.
47th Rd.
48th Ave.
49th Ave.
51st Ave.
Borden Ave.
E. 75th St.
E. 72nd St.
E. 65th St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 42nd St.
E. 38th St.
E. 34th St.
E. 30th St.
1st Ave.
York Ave.
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
Rockefeller University Hospital
NY Public Library - Roosevelt Is.
Ravenswood Generating Station
Firefighters Field
Queens Bridge Park
Goldwater Memorial Hospital
Silvercup Studios
CUNY School of Law
Queens Library at Court Square
U.S. Citizenship & Immigration Services
NYC Dept. of Health
JetBlue Corporate Headquarters
Academy of American Studies
Fisher Landau Center for Art
Materials For The Arts
The International High School at LaGuardia Comm. College
LaGuardia Performing Arts Center
Franklin D. Roosevelt Four Freedoms Park
Gantry Plaza State Park
Hunters Point South Park
Japan Society
United Nations Headquarters
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
QUEENSBORO PLAZA
QUEENS PLAZA
COURT SQ / LONG ISLAND CITY
45TH RD / COURTHOUSE SQ
23RD ST / ELY AVE
21ST ST
HUNTERS POINT
VERNON / JACKSON AVE
LONG ISLAND CITY
Hunters Point South / L.I. City
E. 34th St. / Midtown
To Wall Street/ Pier 11
Dutch Kills
NEW YORK CITY
NEW JERSEY
BRONX
JERSEY CITY
Hoboken
Secaucus
Astoria
Flushing
Jamaica
Flatbush
Bensonhurst
Atlantic Ocean
Jamaica Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – QLIC

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance(1):	$75,000,000			Specific Property Type:	High Rise
Cut-off Date Balance(1):	$75,000,000			Location:	Long Island City, NY
% of Initial Pool Balance:	9.9%			Size:	421 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit(1)(2):	$344,418
Borrower Name:	24th Street LIC LLC			Year Built/Renovated:	2015/NAP
Sponsors:	Lionshead Member LLC			Title Vesting:	Fee
Mortgage Rate:	4.3997%			Property Manager:	FirstService Residential New York, Inc.
Note Date:	December 28, 2015			4th Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	NAP
Maturity Date:	January 5, 2026			2nd Most Recent Occupancy(4):	NAP
IO Period:	120 months			Most Recent Occupancy(4):	NAP
Loan Term (Original):	120 months			Current Occupancy (As of):	98.3% (8/15/2016)
Seasoning:	9 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAP
Call Protection:	L(33),D(84),O(3)			3rd Most Recent NOI(4):	NAP
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI(4):	NAP
Additional Debt(1)(2):	Yes			Most Recent NOI (As of):	$6,849,526 (Annualized 3 6/30/2016)
Additional Debt Type(1)(2):	Pari Passu; Subordinate Debt
				U/W Revenues:	$15,396,615
				U/W Expenses:	$3,385,297
				U/W NOI:	$12,011,318
				U/W NCF:	$11,908,995
Escrows and Reserves(3):				U/W NOI DSCR(1)(2):	1.86x
				U/W NCF DSCR(1)(2):	1.84x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1)(2):	8.3%
Taxes	$9,870	$9,870	NAP	U/W NCF Debt Yield(1)(2):	8.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$255,000,000
Replacement Reserves	$0	$7,017	NAP	As-Is Appraisal Valuation Date:	August 18, 2016
Shortfall Reserve	$2,100,000	NAP	$1,000,000	Cut-off Date LTV Ratio(1)(2):	56.9%
Deferred Maintenance	$8,023,541	NAP	NAP	LTV Ratio at Maturity or ARD(1)(2):	56.9%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the QLIC Senior Loan. As of the Cut-off Date, the Cut-off Date Balance per unit, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the QLIC Whole Loan were $391,924, 1.54x, 7.2%, 64.7% and 64.7%, respectively.

(2)	See “Subordinate and Mezzanine Indebtedness” section.

(3)	See “Escrows” section.

(4)	Historical occupancy and financials are not available, as the QLIC Property was built in 2015.

The Mortgage Loan. The mortgage loan (“QLIC Mortgage Loan”) is part of a whole loan (the “QLIC Whole Loan”) that is evidenced by six pari passu senior promissory notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6, collectively the “QLIC Senior Loan”) and one subordinate promissory note (Note B, the “QLIC Subordinate Companion Loan”), that are collectively secured by a first mortgage encumbering the fee simple interest in a multifamily property located in Long Island City, New York (the “QLIC Property”). The QLIC Senior Loan was originated on December 28, 2015 by Natixis Real Estate Capital LLC. The QLIC Senior Loan had an original principal balance of $145,000,000, has an outstanding principal balance as of the Cut-off Date of $145,000,000 and accrues interest at an interest rate of 4.3997% per annum. The QLIC Senior Loan had an initial term of 120 months, has a remaining term of 111 months as of the Cut-off Date and requires interest-only payments through the term of the QLIC Senior Loan. The QLIC Senior Loan matures on January 5, 2026.

The QLIC Mortgage Loan is evidenced by the lead Note A-2 and the non-lead Note A-3, which had an aggregate original principal balance of $75,000,000, have an aggregate outstanding principal balance of $75,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-NXS6 Trust. The non-lead Note A-1, Note A-4, Note A-5 and Note A-6 have an aggregate principal balance of $70,000,000, are currently held by Natixis Real Estate Capital LLC, (although Natixis Real Estate Capital LLC reserves the right to reapportion the balance or sub-divide such notes) and are expected to be contributed to a future trust or trusts. The QLIC Subordinate Companion Loan is comprised of a $20,000,000 promissory note, is subordinate in right of payment and in other respects to the QLIC Senior Loan and is expected to be sold prior to the closing of the WFCM 2016-NXS6 Trust to an affiliate of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QLIC

[_____] (see “Subordinate and Mezzanine Indebtedness” section). See “Description of the Mortgage Pool—The Whole Loan—The Serviced Pari Passu Whole Loans—The QLIC Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$45,000,000	Natixis Real Estate Capital LLC	No
A-2	$50,000,000	WFCM 2016-NXS6	No(1)
A-3	$25,000,000	WFCM 2016-NXS6	No
A-4	$10,000,000	Natixis Real Estate Capital LLC	No
A-5	$10,000,000	Natixis Real Estate Capital LLC	No
A-6	$5,000,000	Natixis Real Estate Capital LLC	No
B	$20,000,000	Natixis Real Estate Capital LLC	Yes(1)
Total	$165,000,000

(1)	See “Subordinate and Mezzanine Indebtedness” section.

Following the lockout period, the borrower has the right to defease the QLIC Whole Loan in whole or in part on any date before November 5, 2025. In addition, the QLIC Whole Loan is prepayable without penalty on or after November 5, 2025. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 28, 2019.

Sources and Uses

Sources			Uses
Original loan amount	$165,000,000	100.0%	Loan payoff	$100,842,207	61.1%
			Reserves	10,133,411	6.1
			Closing costs	$2,492,037	1.5
			Return of equity	51,532,344	31.2
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%

The Property. The QLIC Property is a class A, 421-unit multifamily property located on a 41,649 square foot site in Long Island City, New York. The QLIC Property consists of a 21-story mixed-use apartment building containing 56 studio units, 169 one-bedroom units, 127 junior one-bedroom units, 26 flex two-bedroom units, 27 two-bedroom units and 16 three-bedroom units with an average unit size of 650 square feet. Apartments at the QLIC Property have high ceilings (a minimum of 8’8”) and many have floor-to-ceiling windows, individual balconies or terraces. Unit amenities include stainless steel appliances, white quartz countertops, oversized closets, washer & dryer, and gigabit Ethernet. Common area amenities include a rooftop outdoor pool, fitness center, landscaped courtyard, rooftop deck with theater and dining area, media lounge, 24-hour concierge, on-site management, lobby lounge, lobby library, bike storage, valet dry cleaning, dog grooming station and indoor parking. In addition, the QLIC Property contains a retail component that consists of 8,742 square feet of net rentable area and a parking garage that contains 108 parking spaces, reflecting an overall parking ratio of 0.3 spaces per unit.

The QLIC Property was developed by the sponsor for $163,347,179 ($387,998 per unit) with initial leasing commencing in September 2015. As of August 15, 2016 the QLIC Property was 98.3% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QLIC

The following table presents certain information relating to the unit mix of the QLIC Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
Studio	56	13.3%	446	$2,486
1 Bedroom	169	40.1%	646	$2,999
Junior 1 Bedroom	127	30.2%	556	$2,808
2 Bedroom, 2 Bathroom	26	6.2%	983	$3,860
2 Bedroom	27	6.4%	894	$4,097
3 Bedroom	16	3.8%	1,204	$4,977
Total/Weighted Average	421	100.0%	650	$3,072

(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the QLIC Property:

Historical Occupancy(1)

12/31/2012	12/31/2013	12/31/2014	12/31/2015	8/15/2016(2)
NAP	NAP	NAP	NAP	98.3%

(1)	Historical occupancies are not available. The QLIC Property was built in 2015 and initial leasing started in September 2015. The QLIC Property obtained temporary certificate of occupancy (“TCO”) by sections. The Final TCO was obtained in May 2016.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the QLIC Property:

Cash Flow Analysis(1)

	Annualized 3 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$10,067,024	$15,232,152	98.9%	$36,181
Grossed Up Vacant Space	0	315,900	2.1	$750
Concessions	0	0	0.0	$0
Other Income	298,965	831,540(2)	5.4	$1,975
Less Vacancy & Credit Loss	(529,964)	(982,977)(3)	(6.4)	($2,335)

Effective Gross Income	$9,836,024	$15,396,615	100.0%	$36,572

Total Operating Expenses	$2,986,498	$3,385,297	22.0%	$8,041

Net Operating Income	$6,849,526	$12,011,318(4)	78.0%	$28,530
Capital Expenditures	0	84,200	0.5	200
TI/LC	0	18,123	0.1	43
Net Cash Flow	$6,849,526	$11,908,995	77.3%	$28,287

NOI DSCR(5)	1.06x	1.86x
NCF DSCR(5)	1.06x	1.84x
NOI DY(5)	4.7%	8.3%
NCF DY(5)	4.7%	8.2%

(1)	Historical financials are not available as the QLIC Property was built in 2015.

(2)	Other income includes parking rent of $215,000 and base rent for the retail space.

(3)	The underwritten economic vacancy is 6.0%. The QLIC Property started leasing up in September 2015 when it opened. The QLIC Property was 98.3% physically occupied as of August 15, 2016. The underwritten economic vacancy includes 5% applied to the parking and retail income.

(4)	U/W NOI is higher mainly due to the stabilization of the QLIC Property.

(5)	The debt service coverage ratios and debt yields are based on the QLIC Senior Loan.

Appraisal. As of the appraisal valuation date of August 18, 2016, the QLIC Property had an “as-is” appraised value of $255,000,000.

Environmental Matters. According to a Phase I environmental assessment dated September 18, 2015, there was no evidence of any recognized environmental conditions at the QLIC Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QLIC

Market Overview and Competition. The QLIC Property is located in Long Island City, Queens, New York, approximately one mile southeast of Manhattan, 5.0 miles west of LaGuardia Airport and directly adjacent to the Ed Koch Queensboro Bridge, which provides direct access from Queens to midtown Manhattan. Further, the Long Island Expressway is 1.1 miles south of the QLIC Property. The QLIC Property is also located within a five-block radius of eight subway lines (7, N, Q, E, F, M, R and G) and 1.0 mile away from the LIRR train station, providing access to Manhattan, Brooklyn, Queens and Long Island. The QLIC Property entrance is adjacent to Long Island City’s brand new bike path to Manhattan, the Queens Plaza Pedestrian and Bicycle Improvement Project, which was a $45.0 million transformation of the Long Island City streetscape extending from Northern Boulevard to 21st Street.

The QLIC Property is located in the Long Island City neighborhood, which is home to nearly 6,300 businesses employing over 93,000 people. Major office tenants include CitiGroup, Publicis, MetLife, Fresh Direct, Uber, New York City Department of Health, JetBlue, Steve Madden and Silvercup Studios. In 2001, 37 blocks around Queens Plaza and Court Square were rezoned for large-scale development and the city designated the area a central business district. According to a Long Island City economic group, the neighborhood has added 2.0 million square feet of new class A office space since 2001, 24 hotels since 2001 and 10,845 apartment units since 2006; and an additional 22,500 apartment units are in the planning/construction phase. Long Island City’s population grew over 12.7%, within a 0.5 mile radius, between 2010 and 2015, and the 22,500 residential units that are either planned or under construction will add approximately 40,000 new residents. The total projected 2020 population is 70,702, within a one mile radius. Long Island City is home to LaGuardia Community College (approximately 40,000 students and teachers), which was joined by the City University of New York School of Law (600 students and teachers), at Two Court Square in October of 2012. Cornell University and the Technion-Israel Institute of Technology are expected to open a technology-focused campus on Roosevelt Island by 2017. Long Island City is also home to several museums dedicated to contemporary art, such as Metropolitan Museum of Art PS1 (an affiliate of the Museum of Modern Art), Socrates Sculpture Park, the Sculpture Center and the Noguchi Museum.

The following table presents certain information relating to comparable multifamily properties for the QLIC Property:

Competitive Set(1)

	East Coast	Avalon Riverview North II	The Crescent Club	27 on 27	Packard Square
Location	Queens, NY	Queens, NY	Queens, NY	Queens, NY	Queens, NY
Distance to Subject	1.5 miles	1.5 miles	0.5 miles	0.6 miles	0.1 miles
Property Type	High-Rise	High-Rise	High-Rise	High-Rise	High-Rise
Number of Stories	41	39	17	27	15
Number of Units	367	602	86	142	140
Average Rent (per unit)	NAV	NAV	NAV	NAV	NAV
Studio	$2,534	$2,648	$2,685	$2,383	$1,818
1 Bedroom	$3,324	$3,242	$3,200	$3,562	$2,165
2 Bedroom	$4,608	$4,771	$4,300	$4,408	$3,048
Utilities	NAV	NAV	NAV	NAV	NAV
Total Occupancy	97.5%	94.7%	96.9%	95.8%	98.5%

(1)	Information obtained from the appraisal dated August 18, 2016.

The Borrower. The borrower is 24th Street LIC LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the QLIC Whole Loan. Lionshead Member LLC is the guarantor of certain nonrecourse carveouts and the Shortfall Reserve Obligations (as defined below) under the QLIC Whole Loan.

The Sponsors. The sponsor, Lionshead Member LLC is a Delaware limited liability company owned and controlled by the World-Wide Holdings Corporation (“WWG”). The sponsor’s December 31, 2015 consolidated balance sheet indicated total assets of approximately $55.4 million and liabilities of approximately $5.0 million. WWG is a New York City-based real estate development company that has developed over $7 billion of residential, commercial and mixed-use properties. James Stanton and David Lowenfeld are the president and chief operating officer, respectively, of WWG.

Escrows. The loan documents provide for upfront escrows in the amount of $9,870 for real estate taxes, $2,100,000 for monthly payment shortfalls and $8,023,541 for deferred maintenance. The loan documents also provide for ongoing monthly deposits of $9,870 for real estate taxes and $7,017 for replacement reserves. The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the insurance required to be provided by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums. The loan documents also provide that if at any time, the balance of the shortfall reserve falls below $500,000, all the remaining excess cash flow will be deposited in the shortfall reserve until the balance equals $1,000,000. The borrower’s obligations to make such shortfall reserve payments are the “Shortfall Reserve Obligations”. The current balance of the shortfall reserve is $500,058.

Lockbox and Cash Management. The QLIC Whole Loan is structured with a lender-controlled soft lockbox, which is already in place. The QLIC Whole was structured with initial upfront cash management until August 2016 and is now structured with springing cash management. The QLIC Whole Loan requires all commercial tenant rents to be deposited directly by tenants of the QLIC Property into the lockbox account. Without in any way limiting the foregoing, all rents received by the borrower or manager (including, but not limited to, rents from residential tenants) are required to be deposited into the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QLIC

A “Cash Management Period” will commence upon the earlier of (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.08x. A Cash Management Period will end if for three consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Management Period has occurred and (C) the debt service ratio is at least equal to 1.13x.

Property Management. The QLIC Property is managed by FirstService Residential New York, Inc.

Assumption. The borrower has the right to transfer the QLIC Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, receipt of a rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS6 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The QLIC Subordinate Companion Loan had an original principal balance of $20,000,000, has a cut-off date balance of $20,000,000 and is coterminous with the QLIC Senior Loan. The QLIC Subordinate Companion Loan requires interest-only payments through maturity. Prior to the occurrence of certain control shift events, the holder of the QLIC Subordinate Companion Loan has consent rights with respect to certain material actions and can replace the special servicer of the QLIC Whole Loan under the pooling and servicing agreement for the Series 2016-NXS6 Certificates. After such control shifts events, the Note A-2 will be the controlling note and will be entitled to exercise such rights. The QLIC Subordinate Companion Loan accrues interest at an interest rate of 6.250% per annum. [The QLIC Subordinate Companion Loan will be purchased prior to closing of the WFCM 2016-NXS6 securitization trust by [_____].

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the QLIC Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

Novo Nordisk
800 Scudders Mill Road
Plainsboro, NJ 08536
North Brunswick Township
NY City 40 miles
Bunker Hill Rd
Bunker Hill Golf Course
Franklin Town Center
SOMERSET COUNTY
Kendall Park
Marketplace at Princeton
Delaware & Raritan Canal State Park
Rocky Hill
Princeton North Shopping Center
Georgetown Franklin Tpke
South Brunswick Square Mall
Promenade Blvd
South Brunswick Township
Monmouth Junction
Kingston
Ridge Rd
MIDDLESEX COUNTY
Friendship Rd
Broadway Rd
Hopewell Township
Autumn Hill Reserve
Princeton Shopping Center
Princeton
Carnegie Lake
Princeton Forrestal Village
NEC Labs
Princeton Plasma Physics Laboratory
James Forrestal Campus of Princeton Univ.
Bristol-Myers Squibb
Siemens Corporate Research
Chauncey Conference Center
Rosedale Rd
Princeton University
Powers Field
Scudders Mill Rd
University Medical Center of Princeton
Plainsboro Plaza
Plainsboro Township
Dey Rd
Institute for Advanced Study
Springdale Golf Club
TPC at Jasna Polana
SRI Intl.
Princeton Battlefield State Park
Princeton Junction
Plainsboro Rd
Bristol-Myers Squibb Research & Development
MarketFair
Carnegie Center
PRINCETON JUNCTION
Princeton Country Club
The Square at West Windsor
Lawrence Township
Nassau Park Pavilion
Cranbury Neck Rd
NJ TRANSIT NORTHEAST CORRIDOR
Clarksville Rd
West Windsor Township
Princeton Hightstown Rd
Old Trenton Rd
The Lawrenceville School
Mercer Mall
HDR Inc.
Morgan Stanley
St. Lawrence Rehab Ctr.
Sirius XM Radio
Albridge Solutions
Quakerbridge Mall
MERCER COUNTY
Hightstown Bypass
Rider University
Cranbury Golf Club
Town Center Shopping Ctr.
Windsor Heights Shopping Ctr.
Slackwood
Village Rd
Mercer Oaks Golf Course
Mercer Lake
Hightstown
Newark Intl. Airport 35 miles
Lawrence Shopping Center
East Windsor Township
Mercer County Park
Mercer Co. Community College
Mercerville-Edinburg Rd
Windsor Edinburg Rd
Peddie School Golf Course
Canover Rd
Trenton Frwy
HAMILTON
TRENTON
Mercerville
Hutchinson Rd
Nottingham Way
New Jersey Tpke
Hamilton Township
NEWARK
JERSEY CITY
NEW YORK
Bayonne
Elizabeth
Plainfield
Somerville
New Brunswick
Edison
Sayreville
Old Bridge
Long Branch
Princeton
Plainsboro
Freehold
Asbury Park
PENNSYLVANIA
TRENTON
Hamilton Twp.
Levittown
NEW JERSEY
Toms River
PHILADELPHIA
Burlington
CAMDEN
Moorestown
Cherry Hill
Atlantic Ocean
Easton
Phillipsburg
Morristown
Doylestown
Hopewell
Horsham

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Novo Nordisk

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$73,300,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$73,300,000			Location:	Plainsboro, NJ
% of Initial Pool Balance:	9.7%			Size:	761,824 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$220.92
Borrower Name:	Princeton HD Owner LLC			Year Built/Renovated:	1985/2013
Sponsor:	Princeton HD Owner LLC			Title Vesting:	Fee
Mortgage Rate:	3.482%			Property Manager:	Ivy Realty Services, LLC
Note Date:	August 11, 2016			4th Most Recent Occupancy:	NAV
Anticipated Repayment Date:	September 5, 2021			3rd Most Recent Occupancy (As of):	69.4% (12/31/2013)
Maturity Date:	April 30, 2031			2nd Most Recent Occupancy (As of):	69.4% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	69.4% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of)(3):	78.0% (9/1/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	NAV
Call Protection:	L(25),D(32),O(3)			3rd Most Recent NOI (As of):	$14,476,650 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$14,399,114 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$14,687,857 (TTM 5/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues(4):	$29,605,904
				U/W Expenses(4):	$11,891,591
				U/W NOI(4):	$17,714,312
				U/W NCF(4):	$17,676,221
Escrows and Reserves(2):				U/W NOI DSCR(1)(4):	2.98x
				U/W NCF DSCR(1)(4):	2.97x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1)(4):	10.5%
Taxes	$931,323	$465,662	NAP	U/W NCF Debt Yield(1)(4):	10.5%
Insurance	$39,186	$19,593	NAP	As-Is Appraised Value(5):	$319,900,000
Replacement Reserves	$0	$3,656	NAP	As-Is Appraisal Valuation Date:	June 1, 2016
Expansion Space TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(1):	52.6%
Earnout Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	52.6%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding principal balance as of the Cut-off Date. Based on the maximum principal balance and the fully funded underwritting, the balance per square foot, loan-to-value ratio ratio and NCF debt yield would be $272.87, 60.7% and 10.6%, respectively. The minimal fully funded NCF debt service coverage ration is 2.71x.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Novo Nordisk Mortgage Loan”) is part of a Whole Loan (the “Novo Nordisk Whole Loan”) that is evidenced by 13 pari passu promissory notes (see “Note Summary” table below) secured by a first mortgage encumbering the fee interest in nine interconnected Class A office buildings totaling 761,824 square feet, known as Novo Nordisk North American Headquarters, located in Plainsboro, New Jersey (the “Novo Nordisk Property”). The Novo Nordisk Whole Loan was originated on August 11, 2016 by Natixis Real Estate Capital LLC. The Novo Nordisk Whole Loan had a maximum principal balance of $207,880,000 and an original principal balance of $168,300,000, has an outstanding principal balance as of the Cut-off Date of $168,300,000 and accrues interest at an interest rate of 3.482% per annum. Note A-2 is currently unfunded; however, the holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions (estimated to be $16,580,000) (“Expansion Space TI/LC Advance”) in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space (the “Expansion Space”) at the Novo Nordisk Property and (ii) earnout funds (estimated to be $23,000,000) (the “Earnout Advance”) (see “Escrows” section). The obligation to fund Note A-2 will be the sole responsibility of the holder of Note A-2 (currently Natixis Real Estate Capital LLC), and will not be the responsibility of the trust. The Novo Nordisk Whole Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is September 5, 2021 and the final maturity date is April 30, 2031. In the event that the Novo Nordisk Whole Loan is not repaid in full by the ARD, the interest rate will increase to an amount equal to the sum of (a) 3.482% and (b) 3.000% plus the amount (if any) by which the five-year treasury rate exceeds 2.500%. The borrower’s failure to repay the Novo Nordisk Whole Loan in full at least one month prior to the ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Novo Nordisk Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

The Novo Nordisk Mortgage Loan, evidenced by the non-controlling Notes A-3, A-4, A-5, A-11 and A-12 had an aggregate original principal balance of $73,300,000, have an aggregate outstanding principal balance of $73,300,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-NXS6 Trust. The non-controlling Note A-2 (unfunded as of the Cut-off Date) has a maximum principal balance of $39,580,000 and will be held by Natixis Real Estate Capital LLC. The controlling Note A-1 and non-controlling Notes A-6, A-7, A-8, A-9, A-10 and A-13 had an aggregate original principal balance of $95,000,000, are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to one or more future trusts. Each of the mortgage loans evidenced by Notes A-1, A-2, A-6, A-7, A-8, A-9, A-10 and A-13 are referred to herein as the “Novo Nordisk Companion Loans”. The lender provides no assurances that any non-securitized pari-passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans – the Novo Nordisk Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Funded	Note Holder	Controlling Interest
A-1	$20,000,000	Yes	Natixis Real Estate Capital LLC	Yes
A-2	$39,580,000	No	Natixis Real Estate Capital LLC	No
A-3	$20,000,000	Yes	WFCM 2016-NXS6	No
A-4	$20,000,000	Yes	WFCM 2016-NXS6	No
A-5	$20,000,000	Yes	WFCM 2016-NXS6	No
A-6	$20,000,000	Yes	Natixis Real Estate Capital LLC	No
A-7	$20,000,000	Yes	Natixis Real Estate Capital LLC	No
A-8	$10,000,000	Yes	Natixis Real Estate Capital LLC	No
A-9	$10,000,000	Yes	Natixis Real Estate Capital LLC	No
A-10	$10,000,000	Yes	Natixis Real Estate Capital LLC	No
A-11	$8,300,000	Yes	WFCM 2016-NXS6	No
A-12	$5,000,000	Yes	WFCM 2016-NXS6	No
A-13	$5,000,000	Yes	Natixis Real Estate Capital LLC	No
Total	$207,880,000

Following the lockout period, the borrower has the right to defease the Novo Nordisk Whole Loan in whole or in part on any date before July 5, 2021. In addition, the Novo Nordisk Whole Loan is prepayable without penalty on or after July 5, 2021. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 11, 2020.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$168,300,000	47.4%	Purchase price	$305,000,000	85.9%
Expansion Space TI/LC Advance	16,580,000	4.7	Expansion Space TI/LC Advance	16,580,000	4.7
Earnout Advance	23,000,000	6.5	Earnout Advance	23,000,000	6.5
Sponsor’s new cash contribution	147,128,537	41.4	Reserves	970,510	0.3
			Closing costs	9,458,027	2.7
Total Sources	$355,008,537	100.0%	Total Uses	$355,008,537	100.0%

The Property. The Novo Nordisk Property is comprised of nine interconnected Class A office buildings located in Plainsboro, New Jersey, totaling 761,824 square feet. The Novo Nordisk Property sits on a 58.6 acre parcel on Scudders Mill Road and just off State Route 1, a highway that averages more than 75,000 daily vehicles. Originally built in 1985, the Novo Nordisk Property was gut renovated in 2013 for approximately $215.0 million. The Novo Nordisk Property is LEED Silver certified and features state-of-the-art technology, super construction, energy efficient systems, and best-in-class amenities. The Novo Nordisk Property showcases Novo Nordisk’s contemporary style and commitment to a quality working environment. The new modern façade with 10 foot high windows offers ample natural light. The emphasis on light and views continues through the 30-foot high atrium lobby with floor-to-ceiling glass walls. Building amenities include a spacious, fully renovated 267-seat cafeteria, executive dining area, grab and go café, fully-equipped fitness center, 493 space covered parking garage (0.6 parking spaces per 1,000 square feet of rentable area), 4,000 square foot roof-top terrace with outdoor dining patios and a full-service concierge. The Novo Nordisk Property also features courtyards and landscaping that create a park-like ambience. As of September 1, 2016, the Novo Nordisk Property was 69.4% occupied and 78.0% leased by Novo Nordisk Inc. (“Novo”) and serves as its North American headquarters. Novo occupies 594,009 square feet including 30,720 square feet of storage space, under an initial lease dated July 29, 2011 and expiring in April 30, 2031, with one ten-year renewal option, provided that no more than 200,000 square feet is sublet. Novo initially leased 498,115 square feet and then occupied 528,835 square feet, including 30,720 square feet of storage space totaling 69.4% of net rentable area. Novo has no termination options and its lease includes 2.0% annual rent increases. Novo is the U.S. subsidiary of Novo Nordisk A/S (S&P: AA- / Moody’s A1), which guarantees the lease. The Novo Nordisk Property serves as the North American Headquarters for Novo Nordisk A/S, which employs approximately 1,300 people at the Novo Nordisk Property. Novo Nordisk A/S is a global pharmaceutical and healthcare company and a leader in the diabetes industry that markets products in 180 countries around the world. Novo Nordisk A/S, which is headquartered in Denmark, has offices or affiliates in 75 countries and employs over 40,000 people. In 2015, Novo Nordisk A/S reported net income of 32.9 billion DKK ($4.9 billion USD) on revenues of 107.9 DKK billion ($16.3 billion USD), which was a 21.5% increase year-over-year in local currency. Novo Nordisk’s North American business, of which the tenant comprises 90% of sales, generated 2015 revenue of $8.6 billion USD.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

The following table presents certain information relating to the tenancy at the Novo Nordisk Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Novo	NR/A1/AA-	563,289	73.9%	$31.45	$17,714,312	100.0%	4/30/2031(3)
Novo (Storage)	NR/A1/AA-	30,720	4.0%	$0.00	$0	0.0%	4/30/2031
Total Major Tenant		594,009	78.0%	$29.82	$17,714,312	100.0%

Occupied Collateral Total		594,009	78.0%	$29.82	$17,714,312	100.0%

Vacant Space		167,815	22.0%

Collateral Total		761,824	100.0%

(1)	Represents the rating of the parent company that guarantees each lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent averaging through September 5, 2021, totaling $973,363.

(3)	Novo has one 10-year extension option, provided that no more than 200,000 square feet is sublet.

The following table presents certain information relating to the lease rollover schedule at the Novo Nordisk Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Total % of Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	594,009	78.0%	594,009	78.0%	$17,714,312	100.0%	$29.82
Vacant	0	167,815	22.0%	761,824	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	761,824	100.0%			$17,714,312	100.0%	$29.82

(1)	Information obtained from the underwritten rent roll.

(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Novo Nordisk Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	9/1/2016(2)
69.4%	69.4%	69.4%	78.0%

(1)	Information obtained from the Novo lease.

(2)	Information obtained from the underwritten rent roll. As of September 1, 2016, the Novo Nordisk Property was 69.4% occupied and 78.0% leased by Novo.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Novo Nordisk Property:

Cash Flow Analysis

	2014	2015	TTM 5/31/2016	U/W(1)	Fully Funded U/W(1)	% of U/W Effective Gross Income(2)	U/W $ per SF(1)(2)
Base Rent	$14,133,182	$14,415,448	$14,722,897	$17,714,312	$23,033,680	59.8%	$23.25
Grossed Up Vacant Space	0	0	0	4,723,992	0	16.0	6.20
Total Reimbursables	10,544,056	10,146,706	9,876,451	11,891,591	12,023,580	40.2	15.61
Other Income	61,100	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(4,723,992)(3)	(1,051,718)(3)	(16.0)	(6.20)
Effective Gross Income	$24,738,338	$24,562,154	$24,599,348	$29,605,904	$34,005,542	100.0%	$38.86

Total Operating Expenses	$10,261,687	$10,163,040	$9,911,492	$11,891,591	$12,023,580	40.2%	$15.61
Net Operating Income	$14,476,650	$14,399,114	$14,687,857	$17,714,312	$21,981,962	59.8%	$23.25
TI/LC	0	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	38,091	38,091	0.1	0.05
Net Cash Flow	$14,476,650	$14,399,114	$14,687,857	$17,676,221	$21,943,871	59.7%	$23.20

NOI DSCR(4)	2.44x	2.42x	2.47x	2.98x	2.72x(5)
NCF DSCR(4)	2.44x	2.42x	2.47x	2.97x	2.71x(5)
NOI DY(4)	8.6%	8.6%	8.7%	10.5%	10.6%(5)
NCF DY(4)	8.6%	8.6%	8.7%	10.5%	10.6%(5)
(1)	Annual U/W Base Rent increases from TTM 5/31/2016 as it includes rent on the first mandatory expansion of 65,174 square feet, totaling $2,049,592 and rent averaging through September 5, 2021, totaling $973,363.
(2)	% of U/W Effective Gross Income and U/W $ per SF columns are reflective of the U/W column.
(3)	The underwritten economic vacancy is 13.8%. The Novo Nordisk Property is 78.0% leased and 69.4% occupied as of September 1, 2016.
(4)	Based on the Novo Nordisk Whole Loan as of the Cut-off Date.
(5)	Based on the fully funded balance and the maximum debt service.

Appraisal. As of the appraisal valuation date of June 1, 2016, the Novo Nordisk Property had an “as-is” appraised value of $319,900,000, an as expanded value of $342,500,000 and a “go dark” value of $210,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated August 10, 2016, there was no evidence of any recognized environmental condition at the Novo Nordisk Property.

Market Overview and Competition. The Novo Nordisk Property is located in Plainsboro, New Jersey, approximately 47.5 miles northeast of Center City Philadelphia and 51.0 miles southwest of New York City. The Novo Nordisk Property is situated directly off Route 1, in proximity to a network of highways that provide access to northern New Jersey, southern New Jersey, the New Jersey coastline and eastern Pennsylvania. The New Jersey Turnpike/Interstate-95 is located approximately 10 miles southwest from the Novo Nordisk Property. The Novo Nordisk Property is located approximately 10 minutes from the Princeton Junction Train Station that provides connections to Philadelphia, MetroPark (in Iselin), and New York City though NJ Transit service (Northeast Corridor Line) and Amtrak. The train station can be accessed by Novo employees through a shuttle service provided by Novo. The Novo Nordisk Property also benefits from a NJ Transit Bus Stop near the intersection of Scudders Mill Road and Novo Nordisk Way. Additionally, Newark Liberty International Airport is located less than 40 miles north of the Novo Nordisk Property. There is a wide range of lodging and retail options along Route 1, as well as the amenities in the 2,200-acre Princeton Forrestal Center Office Park and Princeton Forrestal Village. The Novo Nordisk Property has direct internal access to the adjacent 62-room Holiday Inn Express, which features a 250-seat auditorium and various meeting rooms, which are routinely utilized by Novo; as well as a connection to the 364-room Crowne Plaza Princeton Hotel and Conference Center in Princeton Forrestal Center via a connector bridge.

According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the Novo Nordisk Property was 2,771, 52,301, and 106,798, respectively, with an estimated 2015 average household income in the same radii of $196,127, $147,640 and $148,940, respectively. According to a third party market research report, the Novo Nordisk Property is located in the Class A Princeton submarket, which has been one of the strongest office submarkets in New Jersey over the past 20 years. As of the second quarter of 2016, the Class A Princeton submarket contained approximately 21.2 million square feet of office space, a vacancy rate of 10.8% and average asking rent of $26.69 per square foot on a full service gross basis. The Class A Princeton submarket is dominated by companies in the life sciences and financial services industries, including notable corporations such as Bristol-Myers Squibb, Bloomberg Financial Services, Sandoz, Otsuka, and Janssen Pharmaceutical. The largest lease signings occurring in 2016 in the northern New Jersey office market included the 334,835 square-foot renewal signed by Bank Of America at 101 Hudson St in the Hudson Waterfront market; the 301,800 square-foot deal signed by Daiichi Sankyo Pharma at 211 Mount Airy Rd in the Somerset/I-78 market; and the 130,246 square-foot lease signed by Quest Diagnostics at 500 Plaza Dr in the Meadowlands market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

The following table presents certain information relating to comparable office properties to the Novo Nordisk Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
14 Sylvan Way Parsippany, NJ	2013/NAV	3	203,000	100.0%	46.6 miles	Wyndham Worldwide	July 2014 / 15 Yrs	203,000	$25.36	NNN
45 Waterview Blvd. Parsippany, NJ	1997/2010	4	106,680	100.0%	48.9 miles	DSM Nutrional Products	Dec 2009 / 18 Yrs	106,680	$21.70	NNN
100 College Road West Princeton, NJ	2000/NAV	3	154,101	100.0%	3.2 miles	Sandoz	Oct 2014 / 12 Yrs	154,101	$26.01	NNN
22 Sylvan Way Parsippany, NJ	2000/NAV	3	249,409	100.0%	46.5 miles	Wyndham Worldwide	Sep 2011 / 15 Yrs	249,409	$23.27	NNN
2 Giralda Farms Madison, NJ	2000/NAV	3	146,366	100.0%	43.8 miles	Merck	April 2014 / 10 Yrs	146,366	$22.50	NNN
(1)	Information obtained from the appraisal and third party research report.

The Borrower. The borrower is Princeton HD Owner LLC, a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Novo Nordisk Whole Loan. The Novo Nordisk Whole Loan is not structured with a warm-body / warm-entity non-recourse carveout guarantor. The borrower is the sole party liable for any breach or violation of the non-recourse provisions in the loan documents. The borrower agreed to purchase a $15.0 million environmental insurance policy for a term of eight years, which is three years after the ARD.

The Sponsor. Princeton HD Owner LLC is indirectly owned by a joint venture between Hana Financial Investment (“Hana”) (33.3%), HMC Investment Securities (“HMC”) (27.8%), and Mirae Asset Daewoo (“Mirae”) (38.9%). Established in 2006, Hana is a wholly owned subsidiary of Hana Financial Group Inc. and was Korea’s first asset management company to specialize in real estate. With an operating size of $3.9 billion, Hana Asset Management has established a proactive risk management system to create a diverse investment portfolio and contribute to the development of the real estate fund and other alternative investment markets. Based in Seoul, South Korea, HMC provides securities services, including stock brokerage and advisory services. HMC has extensive experience in real estate and offers structured financing, asset securitization, portfolio management and real estate sales. HMC operates a network of 40 branches in South Korea and one branch internationally. HMC generated $472 million of operating income in 2015 and had $197 million in cash and deposits. Mirae is the product of a merger between South Korea’s Mirae Asset Securities and Daewoo Securities. Founded in 1999 and headquartered in Seoul, South Korea, Mirae provides a comprehensive range of services in wealth management, brokerage, investment banking, and overseas business. As of June 2016, Mirae had $92.7 billion of assets under management and is the largest stock brokerage and investment banking firm by market capitalization in South Korea.

Escrows. Note A-2 is currently unfunded; however, the holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions (estimated to be $16,580,000) (“Expansion Space TI/LC Advance”) in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space (the “Expansion Space”) at the Novo Nordisk Property and (ii) earnout funds (estimated to be $23,000,000) (the “Earnout Advance”). The Earnout Advance will be available to be drawn at such time as Novo Nordisk Inc. accepts the Expansion Space under its lease and commences paying rent for such space. Notwithstanding the foregoing, in the event that the Earnout Advances have not been fully drawn on or prior to October 5, 2019, then, on such date, $4,000,000 of the remaining Earnout Advance will be irrevocably waived. The Expansion Space TI/LC Advance will be available at any time prior to July 5, 2021 during the Novo Nordisk Whole Loan term.

The loan documents provide for upfront reserves in the amount of $931,323 for real estate taxes and $39,186 for insurance. The loan documents also provide for ongoing monthly deposits of $465,662 for real estate taxes, $19,593 for insurance premiums, and $3,656 for replacement reserves. The loan documents do not require monthly escrows for the insurance premiums that Novo pays directly pursuant to the Novo lease as long as (i) the Novo lease is in full force and effect and Novo is the sole tenant at the Novo Nordisk Property, (ii) Novo is obligated to pay the insurance premiums directly pursuant to the terms of the Novo lease and the insurance requirements and coverages set forth under the Novo lease have not been modified and are acceptable to administrative agent, (iii) there is no event of default existing under the Novo Nordisk Whole Loan beyond any applicable notice and cure period, (iv) there is no monetary default or material nonmonetary default under the Novo lease, (v) Novo Nordisk A/S maintains a long-term unsecured credit rating by a S&P or Moody’s of at least BBB- or the equivalent rating, and (vi) the borrower provides the administrative agent with evidence of timely payment of such insurance premiums. The borrower is required to provide the administrative agent with evidence reasonably satisfactory to the administrative agent that (i) all insurance that the borrower, as landlord under the Novo lease, is responsible to maintain, including but not limited to any expansion space, pursuant to the Novo lease, is in full force and effect and (ii) all insurance that the borrower, as tenant under the lease for the adjacent helipad (the “Helistop Lease”), is responsible to maintain, pursuant to the Helistop Lease, is in full force and effect. The rent on the Helistop Lease was a one-time payment in 2004 of $100 for an initial term of fifteen years, that extended through July 29, 2019. The borrower is now the tenant under the lease, but there is no further rent payment.

Lockbox and Cash Management. The Novo Nordisk Whole Loan is structured with a lender-controlled hard lockbox, which is already in place, and upfront cash management. The Novo Nordisk Whole Loan requires all rents to be transmitted directly by the tenant into a lockbox account controlled by the lender. Without in any way limiting the foregoing, all rents received by the borrower or manager will be deposited into the clearing account within one business day of receipt, including, but not limited to, any rental subsidy amount paid to the borrower pursuant to the Phase I Option Space Reserve Agreement (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

The “Phase I Option Space Reserve Agreement” is a deferred purchase price mechanism that requires the borrower to deposit any rent subsidy amount it receives into the locokbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Novo Nordisk Whole Loan documents. Upon the commencement of a Cash Sweep Period (as defined below), excess cash flow will be controlled by the lender. Additionally, from and after the ARD, all excess cash flow will be applied first to repay the outstanding principal of the Novo Nordisk Whole Loan and then to repay all accrued additional ARD interest.

A “Cash Sweep Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default, that is continuing beyond expiration of any applicable grace, notice and/or cure period; (ii) the occurrence of a Novo Cash Sweep Trigger Event (as defined below); (iii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x; or (iv) the failure by the borrower to repay the Novo Nordisk Whole Loan in full at least one month prior to the ARD. A Cash Sweep Period will end, with respect to clause (i) above, upon the cure of such event of default, provided no other event of default or other event or circumstance that would trigger a Cash Sweep Period has occurred and is continuing; with respect to clause (iii) above, if for six consecutive months since the commencement of the existing Cash Sweep Period (A) no event of default has occurred and is continuing, (B) no other event that would trigger another Cash Sweep Period has occurred and is continuing, and (C) the debt service coverage ratio is at least equal to 1.20x.

A “Novo Cash Sweep Trigger Event” will commence if (a) Novo or Novo Nordisk A/S becomes subject to a bankruptcy proceeding, (b) Novo goes “dark” or vacates all or substantially all of the Novo Nordisk Property, (c) Novo is in default beyond any applicable notice, grace and cure periods of any monetary or material non-monetary obligation under the Novo lease, or (d) the Novo lease or Novo guaranty terminates.

Property Management. The Novo Nordisk Property is managed by Ivy Realty Services, LLC.

Assumption. The borrower has the right to transfer the equity in the ownership structure of the Novo Nordisk Property provided that certain conditions are met, including, but not limited to, (i) the transferee must be a professional investor under Paragraph 1 of Article 249-2 of the Financial Investment Services and Capital Markets Act of Korea, (ii) the sole member of the borrower remains the sole member and owner of 100% of all interest in the borrower and (iii) if requested by the lender, rating agncy confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS6 certificates and similar confirmation from each rating agency rating any securities backed by the Novo Nordisk Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Novo Nordisk Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENTAR PLAZA

BJ's
WHOLESALE CLUB
JENNIFER

JENNIFER
CONVERTIBLES

Nathan's

SLEEPY'S
FREE BOX SPRING
SLEEPY'S OPEN
1/2 OFF

BJ's

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENTAR PLAZA

Rentar Plaza
66-26 Metropolitan Avenue
Middle Village, NY 11379
NEW YORK CITY
QUEENS
MANHATTAN
BROOKLYN
QUEENS COUNTY
KINGS COUNTY
East River
Randalls Island
TRIBORO BRIDGE
La Guardia Airport
Flushing Bay
College Point
Upper East Side
Astoria
East Elmhurst
Roosevelt Island
QUEENSBORO BRIDGE
Long Island City
QUEENS-MIDTOWN TUNNEL
Woodside
Jackson Heights
Elmhurst
Citi Field
Louis Armstrong Stadium
Arthur Ashe Stadium
Flushing Meadows Corona Park
New World Mall
Main St-Flushing
Greenpoint
CALVARY CEMETERY
Maspeth
Queens Center
Rego Center
Rego Park
Middle Village
ST. JOHNS CEMETERY
Forest Hills
Williamsburg
Ridgewood
Metropolitan Avenue
Kew Gardens
Forest Park
Glendale
Bedford-Stuyvesant
Ozone Park
Aqueduct Racetrack
East New York
New Lots
Gateway Center
Howard Beach
John F. Kennedy International Airport
Spring Creek Park
Jamaica Bay
Rockaway Park
Grand Central Pkwy.
Long Island Expwy.
Brooklyn-Queens Expwy.
Interboro Pkwy.
Whitestone Expwy.
Van Wyck Expwy.
Belt Pkwy.
Metropolitan Ave.
Myrtle Ave.
Jamaica Ave.
Atlantic Ave.
Liberty Ave.
Rockaway Blvd.
Queens Blvd.
Roosevelt Ave.
Northern Blvd.
Astoria Blvd.
Woodhaven Blvd.
Cooper Ave.
Fresh Pond Rd.
Grand Ave.
Eliot Ave.
Flushing Ave.
Broadway
Bushwick Ave.
Cross Bay Blvd.
Crossbay Blvd.
Linden Blvd.
Pennsylvania Ave.
Flatlands Ave.
Penn. Ave.
Lefferts Blvd.
Jewel Ave.
Booth Mem. Ave.
Kissena Blvd.
Northern Blvd.
Parsons Blvd.
20th Ave.
Ditmars Blvd.
21st St.
31st Ave.
34th Ave.
Steinway St.
Skillman Ave.
Greenpoint Ave.
58th St.
69th St.
82nd St.
108th St.
99th St.
Junction Blvd.
51st Ave.
McGuinness Blvd.
Kingsland Ave.
Vandervoort Ave.
Manhattan Ave.
Berry St.
Lee Ave.
Park Ave.
DeKalb Ave.
Lafayette Ave.
Cooper St.
Ave. D
FDR Drive
Vernon Blvd.
5th Ave.
Park Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
278
495
678
25
25A
27
Port Washington
Great Neck
Fort Lee
BRONX
NEW JERSEY
Secaucus
Union City
Hoboken
JERSEY CITY
Flushing
Jamaica
Elmont
Valley Stream
Woodmere
Lawrence
Far Rockaway
Rockaway Beach
Atlantic Ocean
Coney Island
Bensonhurst
Sheepshead Bay
Flatbush
Canarsie
Park Slope
Brooklyn Heights
Upper New York Bay
Queens Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Rentar Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Industrial/Retail/Office
Cut-off Date Balance(1):	$60,000,000			Location:	Middle Village, NY
% of Initial Pool Balance:	7.9%			Size:	1,567,208 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$84.23
Borrower Name:	Vertical Industrial Park Associates, a Limited Partnership			Year Built/Renovated:	1974/NAP
Sponsors:	Dennis Ratner; Felice Bassin			Title Vesting:	Fee
Mortgage Rate:	3.482%			Property Manager:	Self-managed
Note Date:	August 31, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	September 5, 2026			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (8/1/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$10,871,449 (12/31/2013)
Call Protection:	L(25),GRTR 1% or YM or D(91),O(4)			3rd Most Recent NOI (As of)(3):	$12,336,364 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$12,872,742 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$13,108,746 (TTM 6/30/2016)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$24,610,323
				U/W Expenses:	$11,992,475
				U/W NOI:	$12,617,848
				U/W NCF:	$12,069,325
Escrows and Reserves(2):				U/W NOI DSCR(1):	2.71x
				U/W NCF DSCR(1):	2.59x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.6%
Taxes	$1,311,902	$437,301	NAP	U/W NCF Debt Yield(1):	9.1%
Insurance	$230,316	Springing	NAP	As-Is Appraised Value:	$300,000,000
Replacement Reserves	$0	$13,060	NAP	As-Is Appraisal Valuation Date:	July 19, 2016
TI/LC	$0	$32,650	NAP	Cut-off Date LTV Ratio(1):	44.0%
Primary Tenant Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	44.0%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Rentar Plaza Whole Loan.

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Rentar Plaza Mortgage Loan”) is part of a whole loan (the “Rentar Plaza Whole Loan”) that is evidenced by five pari passu promissory notes (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5) secured by a first mortgage encumbering a mixed-use property located in Middle Village, New York (the “Rentar Plaza Property”). The Rentar Plaza Whole Loan was originated on August 31, 2016 by Natixis Real Estate Capital LLC. The Rentar Plaza Whole Loan had an original principal balance of $132,000,000, has an outstanding principal balance as of the Cut-off Date of $132,000,000 and accrues interest at an interest rate of 3.482% per annum. The Rentar Plaza Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and requires interest-only payments through the term of the Rentar Plaza Whole Loan. The Rentar Plaza Whole Loan matures on September 5, 2026.

The Rentar Plaza Mortgage Loan, evidenced by the non-controlling Note A-2 and Note A-3, which will be contributed to the WFCM 2016-NXS6 Trust, had an aggregate original principal balance of $60,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The controlling Note A-1 and the non-controlling Note A-4 and Note A-5, with an aggregate original principal balance of $72,000,000, are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to a future trust or trusts. Each of the mortgage loans evidenced by Note A-1, Note A-4 and Note A-5 are referred to herein as the “Rentar Plaza Companion Loans”. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Rentar Plaza Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$40,000,000	Natixis Real Estate Capital LLC	Yes
A-2	$30,000,000	WFCM 2016-NXS6	No
A-3	$30,000,000	WFCM 2016-NXS6	No
A-4	$22,000,000	Natixis Real Estate Capital LLC	No
A-5	$10,000,000	Natixis Real Estate Capital LLC	No
Total	$132,000,000

Following the lockout period, the borrower has the right to defease or prepay the Rentar Plaza Whole Loan in whole or in part, on any date before June 5, 2026, provided with regard to preypayment that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Rentar Plaza Whole Loan is prepayable without penalty on or after June 5, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 29, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$132,000,000	100.0%	Loan payoff(1)	$76,939,636	58.3%
			Reserves	1,542,218	1.2
			Closing costs(2)	18,907,751	14.3
			Return of equity	34,610,395	26.2
Total Sources	$132,000,000	100.0%	Total Uses	$132,000,000	100.0%

(1)	The Rentar Plaza Property was previously securitized in the WFRBS 2011-C2 transaction.

(2)	Closing costs include approximately $15.3 million of defeasance costs.

The Property. The Rentar Plaza Property is a 1,567,208 square foot mixed-use property (warehouse, retail and office) located on the south side of Metropolitan Avenue, east of Fresh Pond Road and west of 69th Street in the Middle Village neighborhood of Queens, New York. The Rentar Plaza Property was constructed in 1974, contains three stories, and was built with access ramps large enough to allow tractor-trailers to access the rooftop parking lot and grade-level loading docks. The first and second floors have 24 foot ceiling heights, while the lower level has 33 foot ceiling height. On the lower level and the first floor, the bay size is 26 feet by 28 feet, while on the second level the bays are 26 feet by 52 feet. There are 14 electronically-operated steel overhead doors with 28 interior truck bays in the front of the building, approximately 54 loading docks at the rear of the building and approximately 32 loading docks on the second level. The sponsor has spent over $2.7 million of capital improvements in the Rentar Plaza Property over the past five years and plans to spend an additional $2.5 million over the next three years. The Rentar Plaza Property is situated on approximately 22.0 acres and includes a total of 1,999 parking spots (1,017 at the rear and 982 on the roof of the building), reflecting an overall parking ratio of 1.3 spaces per 1,000 square feet of rentable area.

The Rentar Plaza Property features warehouse space (57.3% of net rentable area), big box retail (40.3% of net rentable area) and office (2.5% of net rentable area) and was 100.0% occupied by ten tenants, as of August 1, 2016. The industrial component is primarily occupied by the City of New York, while the retail element is leased to Raymour and Flanigan, BJ’s (sublease), Toys “R” Us and Kmart. The Rentar Plaza Property has been 100% occupied since 2004.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENTAR PLAZA

The following table presents certain information relating to the tenancies at the Rentar Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
City of New York- DS/BOE	AA/Aa2/AA	516,115	32.9%	$9.44	$4,873,093	28.8%	NAP	NAP	2/9/2021
Middle Village Associates(4)	NR/NR/NR	265,000	16.9%	$10.75	$2,848,750	16.9%	NAV	NAV	9/30/2024(5)
Raymour and Flanigan	NR/NR/NR	174,000	11.1%	$12.43	$2,162,000	12.8%	NAV	NAV	3/31/2024(6)
Kmart	NR/NR/NR	146,821	9.4%	$12.26	$1,800,000	10.7%	$155	12.2%	1/31/2019(7)
Total Anchor Tenants		1,101,936	70.3%	$10.60	$11,683,843	69.1%

Major Tenants
City of New York- DOT	AA/Aa2/AA	120,000	7.7%	$9.25	$1,110,000	6.6%	NAP	NAP	9/30/2018(8)
Metropolitan Museum of Art	NR/NR/NR	108,650	6.9%	$9.33	$1,013,705	6.0%	NAP	NAP	7/31/2020
Bloomberg L.P.	NR/NR/NR	66,000	4.2%	$12.50	$825,000	4.9%	NAP	NAP	3/31/2018(9)
ABCO Refrigeration Supply Corp	NR/NR/NR	86,500	5.5%	$9.50	$821,750	4.9%	NAP	NAP	12/31/2023(10)
Total Major Tenants		381,150	24.3%	$9.89	$3,770,455	22.3%

Non-Major Tenants		84,122	5.4%	$17.20	$1,446,528	8.6%

Occupied Collateral Total		1,567,208	100.0%	$10.78	$16,900,825	100.0%

Vacant Space		0	0.0%

Collateral Total		1,567,208	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	The U/W Base Rent includes contractual rent steps through August 31, 2017, totaling $491,029.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015.

(4)	Middle Village Associates space contains 230,609 square feet of sublease space that is 88.1% leased to 15 tenants, as of August 18, 2016, for a total annual base rent of $4,400,639 ($16.61 per square foot). The three largest sublease tenants are BJ’s Wholesale Club (135,254 square feet, $19.10 per square foot, expires September 30, 2024), Alfa Management Group (27,378 square feet, $17.97 per square foot, expires October 31, 2023) and Jennifer Convertibles (11,700 square feet, $23.00 per square foot, expires June 30, 2025).

(5)	Middle Village Associates has one 10-year lease renewal option.

(6)	Raymour and Flanigan has one 10-year lease renewal option.

(7)	Kmart has two five-year lease renewal options.

(8)	City of New York- DOT has the right to terminate their lease at any time upon 180 days prior written notice.

(9)	Bloomberg L.P. has two five-year lease renewal options.

(10)	ABCO Refrigeration Supply Corp has one five-year lease renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Rentar Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	3	224,478	14.3%	224,478	14.3%	$2,487,414	14.7%	$11.08
2019	1	146,821	9.4%	371,299	23.7%	$1,800,000	10.7%	$12.26
2020	1	108,650	6.9%	479,949	30.6%	$1,013,705	6.0%	$9.33
2021	1	516,115	32.9%	996,064	63.6%	$4,873,093	28.8%	$9.44
2022	0	0	0.0%	996,064	63.6%	$0	0.0%	$0.00
2023	2	132,144	8.4%	1,128,208	72.0%	$1,715,864	10.2%	$12.98
2024	2	439,000	28.0%	1,567,208	100.0%	$5,010,750	29.6%	$11.41
2025	0	0	0.0%	1,567,208	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	1,567,208	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	1,567,208	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	1,567,208	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	1,567,208	100.0%			$16,900,825	100.0%	$10.78

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Rentar Plaza Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Rentar Plaza Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$13,756,234	$15,147,954(1)	$15,568,805	$15,901,261	$16,900,825(2)	68.7%	$10.78
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	7,745,665	8,300,576	8,866,301	8,460,371	8,982,760	36.5	5.73
Other Income	17,740	18,043	18,307	22,019	22,019	0.1	0.01
Less Vacancy & Credit Loss	0	0	0	0	(1,295,280)(3)	(5.3)	(0.83)
Effective Gross Income	$21,519,639	$23,466,573	$24,453,413	$24,383,651	$24,610,323	100.0%	$15.70

Total Operating Expenses	$10,648,190	$11,130,209	$11,580,671	$11,274,905	$11,992,475	48.7%	$7.65

Net Operating Income	$10,871,449	$12,336,364(1)	$12,872,742	$13,108,746	$12,617,848	51.3%	$8.05
TI/LC	0	0	0	0	391,802	1.6	0.25
Capital Expenditures	0	0	0	0	156,721	0.6	0.10
Net Cash Flow	$10,871,449	$12,336,364	$12,872,742	$13,108,746	$12,069,325	49.0%	$7.70

NOI DSCR(4)	2.33x	2.65x	2.76x	2.81x	2.71x
NCF DSCR(4)	2.33x	2.65x	2.76x	2.81x	2.59x
NOI DY(4)	8.2%	9.3%	9.8%	9.9%	9.6%
NCF DY(4)	8.2%	9.3%	9.8%	9.9%	9.1%

(1)	The 2014 Base Rent and NOI increase is due to rent bumps. In particular Kmart rent increased by $588,665 and Raymour and Flanigan by $985,188.

(2)	U/W Base Rent includes contractual rent steps through August 31, 2017, totalling $491,029.

(3)	The underwritten economic vacancy is 5.0%. The Rentar Plaza Property was 100.0% occupied as of August 1, 2016.

(4)	The debt service coverage ratios and debt yields are based on the Rentar Plaza Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal. As of the appraisal valuation date of July 19, 2016, the Rentar Plaza Property had an “as-is” appraised value of $300,000,000 and a land value of $96,000,000.

Environmental Matters. According to a Phase I environmental assessment dated July 19, 2016, there was no evidence of any recognized environmental conditions at the Rentar Plaza Property. The report identified the historical use of three 20,000-gallon fuel oil underground storage tank (“UST”) systems and a 6,000-gallon diesel fuel UST system located under an asphalt parking lot on the north side of the main building. These USTs were taken out of service and sealed in 1998. In addition, the report identified a 5,000-gallon fuel oil UST system that had been located on the south side of the out-building and was removed in 2002. In lieu of additional subsurface investigation, the lender required the borrower to maintain a $10 million environmental liability policy. The pollution legal liability policy in place expires August 30, 2026, contains an optional three year extended reporting period tail and has a $50,000 deductible. The insurance provider is Steadfast Insurance Company, which has an A.M. Best rating of A+ XV and an S&P rating of “AA-”.

Market Overview and Competition. The Rentar Plaza Property is located in Middle Village, Queens County, New York, which is approximately 5.2 miles southeast of Midtown Manhattan. Middle Village is mostly comprised of residential developments that range from one and two-family homes to mid-rise multifamily developments. The Rentar Plaza Property is situated along Metropolitan Avenue, which is home to a mixture of retail and commercial properties. To the east and west of the Rentar Plaza Property are retail and commercial properties and directly across Metropolitan Avenue is a cemetery. The Rentar Plaza Property is accessible from Manhattan, Eastern Long Island and Brooklyn. By car, the subject is accessible by the Long Island Expressway and Woodhaven Boulevard. Bus service is provided along Metropolitan Avenue, and a subway stop is located one block east of the Rentar Plaza Property. LaGuardia Airport is also located to the north of the Rentar Plaza Property in Queens, and JFK International Airport is located to the southeast, also in Queens. According to the appraisal, the 2016 estimated population of Middle Village is 37,246, with an estimated average household income of $90,610.

According to a third party market research report, the Rentar Plaza Property is situated within the Central Queens industrial/retail submarket of the Long Island market. According to a third party market research report, as of mid-year 2016, the industrial submarket contained a total office inventory of approximately 20.4 million square feet, overall vacancy rate of 2.2% and average asking rent of $16.30 per square feet on a triple net basis. According to a third party market research report, as of mid-year 2016, the retail submarket contained a total retail inventory of approximately 13.7 million square feet, overall vacancy rate of 2.8% and average asking rent of $38.76 per square foot, on a triple net basis. The Rentar Plaza Property’s average underwritten rent for the big box retail tenants of $12.20 per square foot is below the appraiser’s concluded anchor rent for comparable properties of $35.00 per square foot on a triple net and modified gross basis. The Rentar Plaza Property’s average underwritten rent for the industrial tenants of $9.63 per square foot is below the appraiser’s concluded anchor rent for comparable properties which ranged from $16.00 to $23.00 per square foot on a triple net basis for large to small industrial spaces respectively.

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
58-94 54th Street, Flushing	1920	1	17,000	100%	1.8 miles	Continental Auto Parts	May 2016 / NAV	17,000	$20.00	NNN
200 Stewart Avenue, Brooklyn	1959	1	32,000	100%	2.1 miles	Guan Mushroom	Dec 2015 / NAV	32,000	$20.00	NNN
39-34 43rd Street, LIC	1972/1998	2	98,000	100%	3.6 miles	Neiman Marcus	Aug 2015 / NAV	53,000	$18.00	Modified Gross
30-30 47th Avenue, LIC	1926/1996	10	1,083,560	72%	3.8 miles	Listing	Listing	62,044	$26.00	Modified Gross
17-17 Troutman St., Ridgewood	1949	3	425,925	82%	1.8 miles	Listing	Listing	75,000	$18.00	Modified Gross
600 Flushing Avenue, Brookyln	1930/2004-2007	8	600,000	22%	3.4 miles	Listing	Listing	600,000	$24.00	NNN

(1)	Information obtained from the appraisal and other third party reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable retail properties for the Rentar Plaza Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
445 Albee Square Brooklyn, NY	2016 U/C	4	675,000	84% leased	5.7 miles	Century 21	Jul 2015 / NAV	108,885	$27.00	NNN
501 Gateway Drive, Brooklyn, NY	2014	1	602,064	100%	6.1 miles	Burlington Coat Factory	Jul 2015 / NAV	75,000	$35.00	NNN
501 Gateway Drive, Brooklyn, NY	2014	1	602,064	100%	6.1 miles	Shop Rite	Jul 2014 / NAV	90,000	$28.00	NNN
184 West 237th Street, Bronx, NY	2015	1	120,860	100%	15.4 miles	BJ’s Wholesale Club	Aug 2013 / NAV	120,860	$40.00	NNN
517 E 117th Street, New York, NY	2009	5	500,000	98%	9.4 miles	Listing	Listing	55,000	$40.00	Sublease
165-40 Baisley Blvd, Jamaica, NY	1962	2	255,978	56%	9.2 miles	Listing	Listing	60,000	$35.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Vertical Industrial Park Associates, a Limited Partnership, a New York limited partnership and single purpose entity, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rentar Plaza Whole Loan. Dennis Ratner and Felice Bassin, the indirect owners of the borrower, are the guarantors of certain nonrecourse carve-outs under the Rentar Plaza Whole Loan.

The Sponsors. The sponsors are Dennis Ratner and Felice Bassin, who are the Co-Presidents of Rentar Development Corporation (“RDC”), a fully integrated management and development company. Since the mid-1960s, RDC has developed and managed over three million square feet of industrial and retail space and over one million square feet of condominiums and high end single family homes, mainly in the New York City area. In addition to the Rentar Plaza Property, RDC’s commercial & industrial properties include the Flatlands Industrial Park, New York City’s first industrial park. The Flatlands Industrial Park was developed in stages on 100 acres of raw land in Brooklyn, New York. RDC’s current portfolio of Flatlands buildings includes approximately 1.2 million square feet of warehouse space.

Escrows. The loan documents provide for upfront reserves in the amount of $1,311,902 for real estate taxes and $230,316 for insurance premiums. The loan documents also require monthly deposits of $437,301 for real estate taxes, $13,060 for replacement reserves and $32,650 for TI/LC. The loan documents do not require monthly escrows for insurance provided that the borrower deposits and maintains an amount equal to four months’ worth of such deposits; and (i) no event of default has occurred and is continuing; (ii) insurance is provided via one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums. In addition, following the occurrence of a Primary Tenant Event (as defined below), the loan documents require monthly deposits of an amount equal to one-sixth of the annual base rent payable by the applicable Primary Tenant(s) (as defined below) until such time as either (i) a Primary Tenant Event Cure (as defined below) has occurred or (ii) an amount equal to the annual base rent for the applicable Primary Tenant(s) has been deposited.

A “Primary Tenant Event” will commence (i) upon the date that is 12 months prior to the expiration date of any Primary Tenant lease unless such Primary Tenant lease has been extended; (ii) upon the latest date on which a Primary Tenant must exercise any renewal option available under a Primary Tenant lease if such date is earlier than the date that is 12 months prior to the expiration of such Primary Tenant lease; (iii) if any Primary Tenant gives notice of its intention to terminate its lease; (iv) if a Primary Tenant becomes the subject of a bankruptcy action; (v) if Kmart “goes dark” at its demised space; or (vi) a monetary or material non-monetary default has occurred under a Primary Tenant lease but subject to applicable notice and grace periods; provided, however, the lender acknowledges that the current dispute between Kmart and the borrower concerning responsibility to fix damage to the vermaport is not a material non-monetary default under a Primary Tenant lease.

A “Primary Tenant Event Cure” of a Primary Tenant Event will occur if a Primary Tenant Replacement Event (as defined below) has occurred; and with respect to clause (i), (ii) or (iii), if the borrower has deposited an amount equal to one year of base rent under the applicable Primary Tenant lease; or with respect to clause (iv), if the bankruptcy action of the Primary Tenant is dismissed and the Primary Tenant lease is affirmed; with respect to clause (v), if the Primary Tenant re-opens for business for a continuous period of not less than three months; or with respect to clause (vi), if the default under the Primary Tenant lease is cured.

A “Primary Tenant Replacement Event” means the termination of any Primary Tenant lease and the borrower entering into one or more new leases for all or substantially all of such Primary Tenant premises with acceptable replacement tenants and upon such terms and conditions as are reasonably acceptable to the lender in all material respects.

A “Primary Tenant” means initially any of New York City Department of Transportation, New York City Office of General Services, Middle Village, Kmart, and, thereafter, any acceptable replacement tenant occupying all or substantially all of the respective Primary Tenant premises.

Lockbox and Cash Management. The Rentar Plaza Whole Loan requires a lender-controlled lockbox account, which is already in place, and springing cash management. The Rentar Plaza Whole Loan requires all rents to be deposited directly by tenants of the Rentar Plaza Property into the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the lockbox account will be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default under the loan documents which remains uncured after notice and the expiration of any applicable grace period, and (ii) the debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Management Period will end with respect to clause (ii) above, if for six consecutive months following the commencement of the existing Cash Management Period (a) no event of default has occurred; (b) no event that would trigger another Cash Management Period has occurred; and (c) the debt service coverage ratio is at least 1.15x.

Property Management. The Rentar Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower is permitted to transfer the Rentar Plaza Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from Fitch, Moody’s and Morningstar that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2016-NXS6 Certificates and similar ratings confirmations from each rating agency rating any securities backed by any Rentar Plaza Companion Loans with respect to the ratings of such securities.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Rentar Plaza Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

909 POYDRAS STREET

Floor
37 Vacant 5,999 SF 5,999
36 Kean Miller 13,875 SF 10/2028 13,875
35 Niles, Bourque & Fontana, LLC 12,866 SF 10/2017 12,866
34 Kean Miller 16,731 SF 10/2028 16,731
33 Stone Pigman Walther Wittmann 17,119 SF 10/2032 17,119
32 Stone Pigman Walther Wittmann 17,119 SF 10/2032 17,119
31 PricewaterhouseCoopers LLP 7,851 SF 4/2025 | Stone Pigman Walther Wittmann 8,510 SF 10/2032 16,361
30 Chartis Claims, Inc. 6,473 SF 12/2017 | Chartis Claims, Inc. 6,668 SF 12/2017 | Vacant 6,452 SF 19,593
29 KPMG, LLP 11,974 SF 5/2021 | Vacant 3,110 SF | Glago Law Firm / Klotz & Early 5,152 SF 7/2018 20,236
28 Sher Garner Cahill Richter 11,426 SF 12/2027 | Vacant 8,984 SF 20,410
27 Sher Garner Cahill Richter 20,766 SF 12/2027 20,766
26 Sullivan Stolier Knight LC 10,015 SF 7/2018 | Evangeline 2,684 SF 4/2020 | Vacant 2,026 SF | Alliant Insurance 3,877 SF 2/2022 | Vacant 1,251 SF 20,280
25 Stanley, Flanagan & Reuter, LLC 12,451 SF 4/2018 | Stanley, Flanagan & 4,116 SF 4/2018 | Iris Data 2,893 SF 1/2020 19,460
24 Barrasso Usdin Kupperman etal 18,377 SF 12/2019 | Barrass 1,400 SF 12/2019 20,042
23 Milling Benson Woodward, LLP 9,818 SF 2/2019 | Barrasso Usdin Kupperman etal 8,815 SF 12/2019 18,633
22 Marigny Capital Services 4,148 SF 10/2021 | Marigny Capital Services, LLC 7,088 SF 10/2021 | Vacant 3,341 SF | First 2,392 SF 4/2020 | John 1,866 SF 3/2020 | Mari 817 SF 10/2021 19,652
21 Vacant 2,302 SF | Vacant 1,327 SF | Moses Engineers, Inc. 9,839 SF 6/2017 | Building 2,370 SF 8/2016 | Goldenberg 1,963 SF 3/2018 | Vacant 629 SF | Morris Bart, 2,041 SF 10/2016 19,842
20 Vacant 20,263 SF 20,263
19 Blanchard and Company, Inc. 20,282 SF 9/2023 20,282
18 Garrison Yount Forte & 5,088 SF 8/2017 | Garriso 1,273 SF 8/2017 | Hertz - 1,856 SF 12/2050 | Vacant 4,041 SF | Bland & Partners, PLLC 5,424 SF 10/2021 | Vacant 1,444 SF 19,126
17 First Bank and Trust 13,117 SF 3/2026 | First Bank 2,015 SF 3/2026 | First Bank and 2,675 SF 3/2026 | First Bank and 2,422 SF 3/2026 20,229
16 Schonekas Evans McGoey McEachi 10,965 SF 2/2023 | BOI 1,013 SF 11/2020 | Alvendia, Kelly & Demarest, LLC 5,550 SF 6/2020 | Alven 1,008 SF 6/2020 | Tidewat 1,459 SF 1/2018 19,995
15 Breazeale, Sachase & Wilson, LLP 8,620 SF 8/2018 | Vacant 4,043 SF | Breazeale, Sachse & 3,389 SF 8/2018 | Coker & 2,019 SF 6/2018 | Breazeale, 1,974 SF 8/2018 20,045
14 Middleberg 10,479 SF 10/2021 | Resolvit, LLC 3,363 SF 9/2020 | Vacant 5,598 SF 19,440
13 Raymond James & Associates 13,036 SF 12/2019 | Vacant 1,250 SF | Vacant 2,446 SF | Vacant 3,0376 SF 19,769
12 Jacobs Engineering Group, Inc. 13,115 SF 11/2016 | Vacant 3,211 SF | CSRS, 1,437 SF 11/2016 | Weiler & Rees, 2,519 SF 2/2017 20,282
11 Varadi Hair & Checki LLC 5,523 SF 10/2023 | Vacant 4,388 SF | Vacant 3,475 SF | Robert Half International, 4,701 SF 5/2021 | Vacant 1,776 SF | Vanir 1,815 SF 11/2018 | Vacant 1,000 SF 19,203
10 McCranie Sistrunk Anzelmo etal 14,490 SF 7/2024 | Vacant 4,854 SF | Vacant 888 SF 20,232
01 Blanc 1,071 SF 9/2023 24,149
01 First Bank and Trust 10,188 SF 3/2026 | City Greens 2,130 SF 8/2019 | Blanch 1,191 SF 9/2023 | Blanchard and 3,310 SF 9/2023 | Vacant 9,337 SF 26,236
Vacant
Building
2016 – 2017
2018 – 2019
2020 – 2021
2022+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

Louis Armstrong New Orleans Intl. Airport 13 miles
10
Mid-City
Bolivar
Gravier
S. Roman
S. Derbigny
Palmyra
Cleveland
Canal
N. Roman
Iberville
Bienville
N. Derbigny
S. Claiborne
N. Claiborne
Earhart Blvd
STREETCAR LINE
Conti
Robertson
Iberville
Villere
Clara
NOPSI
LOUISIANA STATE UNIV. SCHOOL OF MEDICINE
VA New Orleans Medical Center
1615 Poydras
S. Robertson
1555 Poydras
Freret
Tulane University Medical Center
Marais
Mercedes-Benz Superdome
Smoothie King Center
1515 Poydras
LaSalle
Holiday Inn New Orleans
1430 Tulane
Tulane
Tulane Cancer Center
Treme
Tulane School of Social Work
Hotel 504
Crozat
Storyville
Poydras
Perdido
DUNCAN PLAZA
Gravier
New Orleans Public Library
Tulane Deming Pavilion
Joy Theater
Basin
LaSalle
CNG Tower
CHAMPIONS SQUARE
New Orleans Center
AMOCO
1340 Poydras
City Hall
Saenger Theatre
Loyola
Rampart
Holiday Inn
Hyatt Regency New Orleans
Wells Fargo
NEW ORLEANS
1010 Common
University Pl.
Girod
US Post Office Main Branch
One Poydras Plaza
925 Common
Fairmont Hotel
Burgundy
STREETCAR LINE
Energy Centre
Aloft New Orleans
225 Baronne
The Ritz-Carlton
Holiday Inn French Quarter-Chateau Lemoyne
Union Station
Rampart
305 Baronne
FNBC Bldg.
Prince Conti Hotel
Dauphine
Loyola
Homestead Savings
Cotton Exchange
Hyatt French Quarter
Conti
O'Keefe
Penn
909 Poydras
909 Poydras Street
New Orleans, LA 70112
Le Pavillon Hotel
L&B Bldg.
Royal Sonesta New Orleans
Bourbon
Baronne
Factors Row
Bank One Center
Crowne Plaza New Orleans
Old Absinthe House
Court of Appeals and State Supreme Court
Central Business District
South Center Bell Bldg.
Regions Bank
Royal
Carondelet
Wyndham New Orleans French Qtr.
Exchange Place
Clio
90
One Shell Square
321 St. Charles Bldg.
Whitney Bank
JW Marriott
Quarter House
Baronne
STREETCAR LINE
Gallier Hall
International House Hotel
Charters
Napoleon House
Inter Continental Hotel
Sheraton Hotel
Marriott Hotel
French Quarter
St. Charles
Girod
Howard
Carondelet
Julia
Poydras Center
Pan American Life Center
Common
Decatur
House of Blues New Orleans
Lafayette Square
Gravier
Camp
U.S. Court House
Best Western St. Christopher
Audubon Butterfly Garden and Insectarium
Jackson Square
N. Peters
500 Poydras
Magazine
St. Patrick's Church
Hale Boggs Fed. Bldg.
St. James Hotel
The Shops at Canal Place
5th Circuit Court of Appeals
Texaco Center
Double Tree Hotel
Poydras
Windsor Court Hotel
Woldenberg Riverfront Park
Tchoupitoulas
Le Méridien New Orleans
Harrah's Casino
Canal
Piazza d'Italia
S. Peters
512 S. Peters
Audubon Aquarium of the Americas
Girod
World Trade Center
Notre Dame
Fulton
Canal Street Wharf
Spanish Plaza
CANAL STREET FERRY
Julia
Hilton Hotel
S. Peters
Convention Ctr. Blvd.
STREETCAR LINE
Mississippi River
Riverwalk Marketplace
Fulton
Riverwalk, Convention Ctr.
Lake Pontchartrain
NEW ORLEANS
Kenner
Metairie
Lakeview
Gentilly
Little Woods
River Ridge
Shrewsbury
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Uptown
Garden District
Downtown
French Quarter
Bywater
Arabi
Chalmette
Algiers
Gretna
Terrytown
Harvey
Marrero
Timberlane
Belle Chasse
Estelle
Woodmere
Lake Cataouatche
Mississippi River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – 909 Poydras

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$45,500,000			Specific Property Type:	CBD
Cut-off Date Balance:	$45,446,730			Location:	New Orleans, LA
% of Initial Pool Balance:	6.0%			Size:	545,157 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(2):	$83.36
Borrower Name:	Hertz 909 Poydras, LLC			Year Built/Renovated:	1986/2015
Sponsors:	William Z. Hertz; Isaac Hertz; Sarah Rachel Gordon			Title Vesting:	Fee
Mortgage Rate:	4.4615%			Property Manager:	Self-managed
Note Date:	August 23, 2016			4th Most Recent Occupancy (As of):	77.4% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	81.5% (12/31/2013)
Maturity Date:	September 5, 2026			2nd Most Recent Occupancy (As of):	81.4% (12/31/2014)
IO Period:	0 month			Most Recent Occupancy (As of):	79.9% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	80.8% (8/29/2016)
Seasoning:	1 months
Amortization Term (Original)(1):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,605,464 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$3,871,590 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$4,423,556 (12/31/2015)
Additional Debt(2):	Yes			Most Recent NOI (As of):	$4,217,349 (TTM 5/31/2016)
Additional Debt Type(2):	Mezzanine
				U/W Revenues:	$9,061,816
				U/W Expenses:	$4,372,519
				U/W NOI:	$4,689,297
Escrows and Reserves(3):				U/W NCF:	$4,062,366
				U/W NOI DSCR(1)(2):	1.76x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1)(2):	1.52x
Taxes	$661,595	$73,511	NAP	U/W NOI Debt Yield(2):	10.3%
Insurance	$205,370	$41,074	NAP	U/W NCF Debt Yield(2):	8.9%
Replacement Reserves	$1,428,000	$6,814	NAP	As-Is Appraised Value(4):	$74,300,000
TI/LC Reserve	$2,000,000	Springing	NAP	As-Is Appraisal Valuation Date:	July 27,2016
Specific TI/LC Reserve	$4,820,339	NAP	NAP	Cut-off Date LTV Ratio(2):	61.2%
Free Rent Reserve	$1,182,407	NAP	NAP	LTV Ratio at Maturity or ARD(2):	50.6%

(1)	The 909 Poydras Mortgage Loan amortizes based on a specific amortization schedule provided in Annex A-[] of the Preliminary Prospectus.

(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $4,500,000. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the 909 Poydras Mortgage Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the 909 Poydras Mortgage Loan and the mezzanine indebtedness were $91.61, 1.24x, 8.1%, 67.2% and 55.6%, respectively.

(3)	See “Escrows” section.

(4)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “909 Poydras Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a class A office tower located in New Orleans, Louisiana (the “909 Poydras Property”). The 909 Poydras Mortgage Loan was originated on August 23, 2016 by Natixis Real Estate Capital LLC. The 909 Poydras Mortgage Loan had an original principal balance of $45,500,000, has an outstanding principal balance as of the Cut-off Date of $45,446,730 and accrues interest at an interest rate of 4.4615% per annum. The 909 Poydras Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and requires payments of principal and interest based on a specific amortization schedule provided in Annex A-[] of the Preliminary Prospectus. The 909 Poydras Mortgage Loan matures on September 5, 2026.

Following the lockout period, the borrower has the right to defease the 909 Poydras Mortgage Loan in whole or in part on any date before June 5, 2026. In addition, the 909 Poydras Mortgage Loan is prepayable without penalty on or after June 5, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

Sources and Uses

Sources			Uses
Original loan amount	$45,500,000	91.0%	Loan payoff(1)	$34,165,676	68.3%
Mezzanine loan	$4,500,000	9.0	Reserves	10,297,712	20.6
			Closing costs	678,093	1.4
			Return of equity	4,858,519	9.7
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

(1)	The 909 Poydras Property was previously securitized in the CGCMT 2006-C5 transaction.

The Property. The 909 Poydras Property is a 545,157 square foot, 36-story, class A, multi-tenant office tower located on 0.7 acres in the central business district of New Orleans, Louisiana. The 909 Poydras Property is known as the First Bank and Trust Tower in the New Orleans market. Built in 1986, most of the 909 Poydras Property was renovated in 2014 and 2015 including lobby renovations and partial elevator upgrades. At origination, the borrower deposited $1,428,000 in the replacement reserve to finish the elevator upgrades. The property offers panoramic views of the Mississippi River, French Quarter and New Orleans skyline. The 909 Poydras Property contains a 520 space parking garage on the 2nd through 9th floors, accessible via elevator to the ground floor lobby, resulting in a parking ratio of approximately 1.0 spaces per 1,000 square feet of rentable area. Other building amenities include 24-hour security, on-site management office, on-site banking, sundry store, large building conference facility and on-site restaurant - City Greens.

As of August 29, 2016, the 909 Poydras Property was 80.8% leased to 45 tenants and 73.0% occupied. Major tenants include: Stone Pigman Walther Wittmann LLC, which recently executed a lease for 42,748 square feet (7.8% of net rentable area); is expected to take occupancy by August 1, 2017; and commence paying rent on November 1, 2017. Approximately 40.0% of the tenants have been in occupancy at the 909 Poydras Property since 2007.

The following table presents certain information relating to the tenancies at the 909 Poydras Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent(1)	Lease Expiration Date

Major Tenants
Stone Pigman Walther Wittmann LLC(2)	NR/NR/NR	42,748	7.8%	$19.00	$812,212	10.2%	10/31/2032(3)(4)
Sher Garner Cahill Richter Klain McAlister & Hilbert LLC	NR/NR/NR	32,192	5.9%	$16.03	$516,002	6.5%	12/31/2027
Kean Miller LLP	NR/NR/NR	30,606	5.6%	$20.00	$612,120	7.7%	10/31/2028(5)
First Bank and Trust	NR/NR/NR	30,417	5.6%	$16.75	$509,485	6.4%	3/31/2026(6)
Barrasso, Usdin, Kupperman, Freeman & Sarver LLC	NR/NR/NR	28,592	5.2%	$18.45	$527,425	6.7%	12/31/2019(7)
Total Anchor Tenants		164,555	30.2%	$18.09	$2,977,244	37.5%

Non-Major Tenants		276,012	50.6%	$17.95	$4,953,912	62.5%

Occupied Collateral Total		440,567	80.8%	$18.00	$7,931,156	100.0%

Vacant Space		104,590	19.2%

Collateral Total		545,157	100.0%

(1)	The U/W Base Rent includes contractual rent steps through August 31, 2017, totaling $297,882.

(2)	Stone Pigman Walther Wittmann LLC recently executed a lease for 42,748 square feet (7.8% of net rentable area) and is expected to take occupancy by August 1, 2017. At origination, the borrower deposited $3,752,817 for TI/LC and $1,061,761 for rent concessions for Stone Pigman Walther Wittmann LLC.

(3)	Stone Pigman Walther Wittmann LLC allows either two five-year lease renewal options or one 10-year lease renewal option.

(4)	Stone, Pigman, Walther Wittmann LLC has a one-time option to terminate up to 20.0% of its space, as of February 28, 2025, upon six months written notice and the payment of a termination fee.

(5)	Kean Miller LLP has two five-year lease renewal options.

(6)	First Bank and Trust has one five-year lease renewal option.

(7)	Barrasso, Usdin, Kupperman, Freeman & Sarver LLC has two five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

The following table presents certain information relating to the lease rollover schedule at the 909 Poydras Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	2	14,552	2.7%	14,552	2.7%	$269,212	3.4%	$18.50
2017	7	44,726	8.2%	59,278	10.9%	$757,200	9.5%	$16.93
2018	11	52,973	9.7%	112,251	20.6%	$970,563	12.2%	$18.32
2019	7	53,841	9.9%	166,092	30.5%	$1,008,909	12.7%	$18.74
2020	9	20,849	3.8%	186,941	34.3%	$385,629	4.9%	$18.50
2021	8	48,754	8.9%	235,695	43.2%	$892,385	11.3%	$18.30
2022	0	0	0.0%	235,695	43.2%	$0	0.0%	$0.00
2023	6	42,342	7.8%	278,037	51.0%	$708,215	8.9%	$16.73
2024	1	14,490	2.7%	292,527	53.7%	$246,330	3.1%	$17.00
2025	1	7,851	1.4%	300,378	55.1%	$143,281	1.8%	$18.25
2026	5	30,417	5.6%	330,795	60.7%	$509,485	6.4%	$16.75
Thereafter	9	109,772	20.1%	440,567	80.8%	$2,039,946	25.7%	$18.58
Vacant	0	104,590	19.2%	545,157	100.0%	$0	0.0%	$0.00
Total/Weighted Average	66(4)	545,157	100.0%			$7,931,156	100.0%	$18.00

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Multiple tenants operate under more than one lease. There are 45 tenants subject to 66 leases.

The following table presents historical occupancy percentages at the 909 Poydras Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/29/2016(2)
77.4%	81.5%	81.4%	79.9%	80.8%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll. As of August 29, 2016, the 909 Poydras Property was 80.8% leased and 73.0% occupied. Stone Pigman Walther Wittmann LLC recently executed a lease for 42,748 square feet (7.8% of net rentable area) is expected to take occupancy by August 1, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 909 Poydras Property:

Cash Flow Analysis

	2013	2014	2015	TTM 5/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$7,213,771	$7,543,189	$7,579,407	$7,528,294	$7,931,156 (1)	87.5%	$14.55
Grossed Up Vacant Space	0	0	0	0	1,909,879	21.1	3.50
Total Reimbursables	1,002,484	1,109,453	1,313,773	1,201,072	1,060,657	11.7	1.95
Other Income	171,061	112,625	65,659	73,507	70,003	0.8	0.13
Less Free Rent	(564,569)	(396,775)	(170,146)	(151,422)	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(1,909,879)(2)	(21.1)	(3.50)
Effective Gross Income	$7,822,747	$8,368,492	$8,788,693	$8,651,451	$9,061,816	100.0%	$16.62

Total Operating Expenses	$4,217,283	$4,496,902	$4,365,137	$4,434,102	$4,372,519	48.3%	$8.02

Net Operating Income	$3,605,464	$3,871,590	$4,423,556	$4,217,349	$4,689,296	51.7%	$8.60
TI/LC	0	0	0	0	545,157	6.0	1.00
Capital Expenditures	0	0	0	0	81,774	0.9	0.15
Net Cash Flow	$3,605,464	$3,871,590	$4,423,556	$4,217,349	$4,062,366	44.8%	$7.45

NOI DSCR	1.35x	1.45x	1.66x	1.58x	1.76x
NCF DSCR	1.35x	1.45x	1.66x	1.58x	1.52x
NOI DY	7.9%	8.5%	9.7%	9.3%	10.3%
NCF DY	7.9%	8.5%	9.7%	9.3%	8.9%

(1)	U/W Base Rent includes contractual rent steps through August 31, 2017, totalling $297,882.

(2)	The underwritten economic vacancy is 17.4%. The 909 Poydras Property was 80.8% leased and 73.0% occupied as of August 29, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

Appraisal. As of the appraisal valuation date of July 27, 2016, the 909 Poydras Property had an “as-is” appraised value of $73,100,000, a hypothetical value of $74,300,000 assuming the Stone Pigman Walther Wittman LLC lease is in place and an as-stabilized value of $79,600,000 assuming a stabilized occupancy of 90.0%, as of July 27, 2018. The Cut-off Date LTV Ratio using the “as-is” value is 62.2%.

Environmental Matters. According to a Phase I environmental site assessment dated August 1, 2016, there was no evidence of any recognized environmental conditions at the 909 Poydras Property.

Market Overview and Competition. The 909 Poydras Property is located in the New Orleans central business district, within walking distance of many demand drivers, including the French Quarter, Mercedes-Benz Superdome, Smoothie King Center (the NBA’s New Orleans Pelicans home court), the Port of New Orleans and four casinos. Additionally, the property is in close proximity to the Federal Court House, the Circuit Court of Appeals, New Orleans City Hall, the Orleans Parish Civil Court and Lafayette Square. Access to the 909 Poydras Property is provided by Poydras Street, O’Keefe Avenue and Penn Street. US Highway 90 is located approximately 0.7 miles south of the 909 Poydras Property and provides regional access, as well as direct access to Interstate 10. The property is also in close proximity to major public transportation lines (bus and street car) including the St. Charles at Poydras Station and Poydras Station, which are located three blocks and nine blocks east, respectively. Additionally, the 909 Poydras Property is located approximately 15.8 miles east of Louis Armstrong New Orleans International Airport and approximately 3.8 miles east of Tulane University.

According to the appraisal, the 909 Poydras Property is located in the New Orleans/Metairie/Kenner office market, located along the bank of the Mississippi River, and home to several multi-national companies, including those related to energy, healthcare, education, leisure and government services industries. Top employers in the New Orleans/Metairie/Kenner office market include the Naval Air Station Joint Reserve Base New Orleans, Louisiana State University Health, Northrop Grumman, Ochsner Clinic Foundation, Charity Hospital of Louisiana, Medical Center – Louisiana New Orleans, University Hospital, and Tulane University. According to the appraisal, as of the second quarter of 2016, the New Orleans/Metairie/Kenner class A office market contained a total inventory of approximately 12.2 million square feet, overall vacancy rate of 8.6% and average asking rent of $18.96 per square foot on a gross basis. In addition, the New Orleans/Metairie/Kenner class A office market experienced net absorption of approximately negative 1,700 square feet in the second quarter 2016.

The following table presents certain information relating to comparable office properties for the 909 Poydras Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Freeport McMoRan Building, 1615 Poydras Street, New Orleans, LA	1984/2006	23	507,737	96.0%	0.5 miles	Chapterspot	April 2015 / 5 Yrs	4,154	$17.00	Full Service
1555 Poydras Street, New Orleans, LA	1981/NAV	22	467,671	79.0%	0.4 miles	AECOM	March 2013 / 5 Yrs	3,833	$17.94	Full Service
Poydras Center, 650 Poydras Street, New Orleans, LA	1983/NAV	28	453,255	90.0%	0.3 miles	Wilson Eisner	July 2016 / 5 Yrs	3,988	$18.50	Full Service
400 Poydras Tower, 400 Poydras Street, New Orleans, LA	1983/NAV	33	599,406	82.0%	0.3 miles	Lewis Brisbois Bisgaard	May 2015 / 5 Yrs	5,023	$18.83	Full Service
1250 Poydras and 639 Loyola Office Towers, 1250 Poydras Street and 639 Loyola Avenue, New Orleans, LA	1978/2007	24	946,340	96.0%	0.2 miles	Confidential	Jan2016 / 3 Yrs	969	$19.50	Base Year Stop
1515 Poydras Street, New Orleans, LA	1983/NAV	27	529,474	80.0%	0.4 miles	Undisclosed	May 2016 / 1 Yr	2,309	$17.50	Full Service
Energy Centre, 1100 Poydras Street, New Orleans, LA	1984/NAV	39	757,275	91.0%	0.1 miles	Undisclosed	June 2016 / 5 Yrs	3,124	$19.50	Full Service
One Shell Square, 701 Poydras Street, New Orleans, LA	1972/2015	51	1,249,500	97.0%	0.1 miles	Undisclosed	July 2015 / 3 Yrs	2,085	$19.75	Full Service

(1)	Information obtained from the appraisal

The Borrower. The borrower is Hertz 909 Poydras, LLC, a Delaware limited liability company and single purpose entity, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 909 Poydras Mortgage Loan. William Z. Hertz, Isaac Hertz and Sarah Rachel Gordon, the direct owners of the borrower, are the guarantors of certain nonrecourse carve-outs under the 909 Poydras Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

The Sponsors. The sponsors are William Z. Hertz, Isaac Hertz and Sarah Rachel Gordon of the Hertz Investment Group. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals. Since its founding in 1977 by Judah Hertz, the company has grown to own and manage approximately 21.6 million square feet of commercial real estate. In addition to the 909 Poydras Property, the Hertz Investment Group currently owns four other assets on Poydras Street in New Orleans (650 Poydras, 400 Poydras, 1100 Poydras and 701 Poydras). The five assets total approximately 3.6 million square feet within the New Orleans central business district. The sponsors have previously been involved in eight defaulted loans that were resolved via discounted pay off, deed-in-lieu of foreclosure, friendly foreclosure or currently being worked out. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of: $661,595 for real estate taxes; $205,370 for insurance premiums; $1,428,000 for replacement reserves related to elevators upgrades; $2,000,000 for TI/LC; $4,820,339 for specific tenant TI/LC ($3,752,817 for Stone Pigman Walther Wittmann LLC); and $1,182,407 for free rent ($1,061,761 for Stone Pigman Walther Wittmann LLC). Additionally, the loan documents require monthly deposits of $73,511 for real estate taxes, $41,074 for insurance premiums and $6,814 for replacement reserves. If, at any time during the 909 Poydras Mortgage Loan term, the balance of the TI/LC reserve falls below $1,000,000, the loan documents require monthly deposits of $45,430.

Lockbox and Cash Management. The 909 Poydras Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Following the occurrence of a Cash Trap Period (as defined below), excess cash will be held as additional collateral for the 909 Poydras Mortgage Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Trap Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the borrower.

A “Cash Trap Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the combined debt service coverage ratio falling below 1.05x at the end of any calendar quarter; or (iii) the occurrence of a 909 Poydras Mezzanine Loan default. A Cash Trap Period will end with respect to the clause (i) above, if the lender accepts a cure of the event of default giving rise to such Cash Trap Period (and no other Cash Trap Period is then continuing); with respect to clause (ii) above, if for six consecutive months since the commencement of the existing Cash Trap Period (A) no event of default has occurred, (B) no event that would trigger another Cash Trap Period has occurred, and (C) the combined debt service coverage ratio is at least equal to 1.05x; or with respect to the clause (iii) above, upon receipt of a 909 Poydras Mezzanine Loan default revocation notice.

Property Management. The 909 Poydras Property is managed by an affiliate of the borrower.

Assumption. The borrower is permitted to transfer the 909 Poydras Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received rating agency confirmation from Fitch, Moody’s and Morningstar that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2016-NXS6 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Natixis Real Estate Capital LLC (in such capacity, the “909 Poydras Mezzanine Lender”) has originated a $4,500,000 mezzanine loan (the “909 Poydras Mezzanine Loan”) to an affiliate of the borrower. The 909 Poydras Mezzanine Loan is subject to an intercreditor agreement between the lender and the 909 Poydras Mezzanine Lender. The 909 Poydras Mezzanine Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 119 months. The 909 Poydras Mezzanine Loan accrues interest at an interest rate of 12.000% per annum and requires payments of principal and interest based on a specific amortization schedule provided in Annex A-[] of the Preliminary Prospectus. The 909 Poydras Mezzanine Lender has the right to transfer its interest in the 909 Poydras Mezzanine Loan at its discretion.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 909 Poydras Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full insurable value of the 909 Poydras Property during the loan term. At the time of closing, the 909 Poydras Property has windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

THE FALLS
SHOPPING CENTER

bloomingdales

American Girl
American Girl

macys

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

SW 92nd AVE.
THE FALLS
Macy's
Regal Cinemas
P.F. Chang's
Red Robin
American Girl
Bloomingdale's
TGI Friday's
BJ's Restaurant & Brewhouse
BRIO Tuscan Grille
Corner Bakery Cafe
SW 136th ST. / HOWARD DR.
The Fresh Market
US 1 / DIXIE HWY.
N

bloomingdale's

MICHAEL KORS
MICHAEL KORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

The Falls
8888 Southwest 136th Street
Miami, FL 33176
Doral
Miami International Airport
Downtown Miami 3 miles
Dolphin Mall
Miami Intl. Mall
Dolphin Expwy
NW 12th St
NW 7th St
Fontainebleau Golf Course
Flagler Corporate Center
Mall of the Americas
Flagler Park Plaza
Flagler Dog Track
Flagami
Little Havana
MIAMI
W Flagler St
SW 8th St
Florida International University
Tamiami
Tamiami Park
Fair & Expo Center
Coral Way
SW 32nd St
SW 40th St
SW 42nd St
SW 48th St
SW 56th St
Westchester
Westchester General Hospital
West Miami
Miami Children's Hospital
Coral Gables
Shenandoah
Miracle Center
Biltmore Golf Course
Village of Merrick Park
Coconut Grove
Coco Walk
Doctors Hospital
University of Miami
Bird Rd
Blue Rd
SW 16th St
SW 24th St
Palmetto Expwy
Florida's Turnpike
Miami-Dade County Tropical Park
MIAMI-DADE COUNTY
Miccosukee Golf and Country Club
South Miami
South Miami Hospital
The Shops at Sunset Place
METRORAIL
UNIVERSITY
DOUGLAS ROAD
COCONUT GROVE
SOUTH MIAMI
DADELAND NORTH
DADELAND SOUTH
Dadeland Mall
Dadeland Plaza
Sunset Dr
SW 72nd St
SW 80th St
SW 88th St
SW 104th St
SW 112th St
SW 120th St
SW 128th St
SW 136th St
SW 144th St
SW 152nd St
SW 168th St
SW 184th St
SW 216th St
SW 232nd St
Kendale Lakes
Kendall Village Center
Palms At Town & Country
Don Shula Expwy
Baptist Hospital of Miami
Calusa Country Club
Shops of Kendall
Miami Dade College-Kendall Campus
Killian Dr
Killian Greens Golf Club
Kendall
Pinecrest
Matheson Hammock Park
Florida State Preservation Area
Biscayne Bay
Fairchild Tropical Garden
Chapman Field Park
Deering Bay Country Club
Deering Estate
Kendall-Tamiami Airport
Kendall Breeze Shopping Center
Deerwood Town Center
Palmetto Golf Course
Richmond Hts.
Palmetto Bay
Univ. of Miami South Campus
Zoo Miami
S Dixie Hwy
Old Cutler Rd
South Miami Heights
Caribbean Blvd
Quail Roost Dr
Cutler Bay
Southland Mall
Goulds
Princeton
Black Point Park
Lindgren Rd
SW 117th Ave
SW 107th Ave
SW 97th Ave
SW 87th Ave
SW 67th Ave
SW 57th Ave
Miramar
Miami Lakes
Miami Gardens
Opa-Locka
North Miami
North Miami Beach
Aventura
Bal Harbour
Hialeah
Hialeah Gardens
Medley
MIAMI BEACH
Atlantic Ocean
Key Biscayne
Virginia Key
Westchester
Coral Gables
Biscayne Bay
Kendall
Pinecrest
Richmond Heights
Palmetto Bay
Cutler Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – The Falls

Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/ Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$34,500,000			Specific Property Type:	Regional Lifestyle Center
Cut-off Date Balance(1):	$34,500,000			Location:	Miami, FL
% of Initial Pool Balance:	4.6%			Size:	839,507 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$178.68
Borrower Name:	The Falls Shopping Center Associates LLC			Year Built/Renovated:	1980/1996
Sponsor:	Simon Property Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.450%			Property Manager:	Self-managed
Note Date:	August 15, 2016			4th Most Recent Occupancy (As of):	97.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	98.0% (12/31/2013)
Maturity Date:	September 1, 2026			2nd Most Recent Occupancy (As of):	96.9% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	96.8% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	97.5% (6/30/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$18,042,239 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$18,192,092 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$18,760,813 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$18,892,960 (TTM 5/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$26,057,960
				U/W Expenses:	$7,632,172
				U/W NOI:	$18,425,787
				U/W NCF:	$17,630,606
				U/W NOI DSCR(1):	3.51x
Escrows and Reserves(2):				U/W NCF DSCR(1):	3.36x
				U/W NOI Debt Yield(1):	12.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$305,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 14, 2016
Replacement Reserves	$0	Springing	$335,803	Cut-off Date LTV Ratio(1):	49.2%
TI/LC Reserve	$0	Springing	$2,098,768	LTV Ratio at Maturity or ARD(1):	49.2%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on The Falls Whole Loan.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (“The Falls Mortgage Loan”) is part of a whole loan (“The Falls Whole Loan”) evidenced by four promissory notes (Note A-1, Note A-2, Note A-3 and Note A-4) secured by a first mortgage encumbering a regional lifestyle center located in Miami, Florida (“The Falls Property”). The Falls Whole Loan was co-originated on August 15, 2016 by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York 10019 (“UBS AG, 1285 Branch”) and Goldman Sachs Mortgage Company. The Falls Whole Loan had an original principal balance of $150,000,000, has an outstanding principal balance as of the Cut-off Date of $150,000,000 and accrues interest at an interest rate of 3.450% per annum. The Falls Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of The Falls Whole Loan. The Falls Whole Loan matures on September 1, 2026.

The Falls Mortgage Loan, evidenced by the non-controlling Note A-2 and Note A-3, which will be contributed to the WFCM 2016-NXS6 Trust, had an aggregate original principal balance of $34,500,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $34,500,000. The controlling Note A-1 had an original principal balance of $45,500,000 and is currently held by UBS AG, 1285 Branch. The remaining non-controlling Note A-4 (together with Note A-1, “The Falls Companion Loans”) had an original principal balance of $70,000,000 and is currently held by Goldman Sachs Mortgage Company (see “Note Summary” below). The Falls Companion Loans are expected to be contributed to one or more future trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Falls Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$45,500,000	UBS AG, 1285 Branch	Yes
A-2	$19,500,000	WFCM 2016-NXS6	No
A-3	$15,000,000	WFCM 2016-NXS6	No
A-4	$70,000,000	Goldman Sachs Mortgage Company	No
Total	$150,000,000

Following the lockout period, the borrower has the right to defease The Falls Whole Loan in whole, but not in part, on any date on or before February 1, 2026. In addition, The Falls Whole Loan is prepayable without penalty after February 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 1, 2019.

Sources and Uses

Sources			Uses
Original whole loan amount	$150,000,000	100.0%	Loan payoff	$102,791,929	68.5%
			Closing costs	983,418	0.7
			Return of equity	46,224,653	30.8
Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

The Property. The Falls Property consists of the fee interest in an open-air, single-story, regional lifestyle center situated on a 61.6-acre site located in Miami, Florida. The Falls Property is located off US Highway 1 (Dixie Highway), approximately 2.8 miles east of the Florida Turnpike and approximately 13.0 miles southwest of the Miami central business district. Built in 1980, The Falls Property contains approximately 839,507 square feet of retail space and is considered one of the largest open-air shopping centers in the United States. The Falls Property contains covered walkways surrounded by a million-gallon waterscape and lush tropical foliage. Amenities at The Falls Property include mobile device charging stations, a Ticketmaster booth at guest services, valet parking and free Wi-Fi.

Anchor tenants at The Falls Property include Macy’s (230,000 square feet), Bloomingdale’s (225,000 square feet) and Regal Cinemas (12 screens). The collateral includes three ground lease outparcels, which are leased to The Fresh Market (21,720 square feet), Red Robin Gourmet Burgers (6,223 square feet), and Sun Bank of Miami, which represents one square foot of the net rentable area. The Falls Property features approximately 94 tenants, including a diverse mix of nationally recognized retailers such as American Girl, Love Culture, The Gap/Gap Kids, Apple Store, Express, Victoria’s Secret, Brooks Brothers, Hollister Co., Abercrombie & Fitch, American Eagle Outfitters, and Williams-Sonoma as well as several restaurants including BJ’s Restaurant and Brewhouse, P.F. Chang’s China Bistro, BRIO Tuscan Grille, and T.G.I. Fridays.

As of the trailing 12-month period ending June 2016, total reported sales were approximately $208.0 million. The Falls Property’s comparable inline sales (<10,000 square feet) are $617 per square foot, with an occupancy cost of 12.8%. As of the trailing 12-month period ending June 2016, Apple Store reported $4,432 sales per square foot and total sales of approximately $37.0 million. Excluding Apple Store, The Falls Property generated comparable inline sales of $460 per square foot, with occupancy costs of 17.3%.

The Falls Property has added nine new tenants in 2016 totaling 34,234 square feet, including Charming Charlie (3,974 square feet), Hanna Andersson (1,905 square feet) and Motherhood Maternity (1,633 square feet) that have executed leases, but have not yet opened for business or begun paying rent and A’Gaci (7,559 square feet), which has a lease out for signature. As of June 30, 2016, The Falls Property was approximately 97.5% leased including all anchor tenants, temporary tenants and tenants with executed leases or lease out for signature that are not yet open and operating. Excluding tenants that are not yet open for business, The Falls Property is 95.7% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

The following table presents certain information relating to the tenancy at The Falls Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Regal Cinemas	B+/B1/B+	39,746	4.7%	$13.96	$554,854	3.4%	$495,336(4)	15.0%	1/31/2019(5)
Macy’s	NR/Baa2/BBB	230,000	27.4%	$2.28	$525,000	3.2%	$140	2.5%	7/31/2027(6)
Bloomingdale’s	NR/Baa2/BBB	225,000	26.8%	$0.00(7)	$0(7)	0.0%(7)	$92	1.2%	1/28/2022(8)
Total Anchor Tenants		494,746	58.9%	$2.18	$1,079,854	6.6%

Major Tenants (> 10,000 square feet)
American Girl	BBB+/Baa1/BBB	15,840	1.9%	$56.28	$891,475	5.5%	$455	12.0%	2/28/2023(9)
The Gap/Gap Kids	BB+/Baa2/BB+	11,365	1.4%	$45.00	$511,425	3.1%	$283	25.8%	1/31/2018
Love Culture	NR/NR/NR	12,152	1.4%	$26.41	$320,972	2.0%	$105	25.2%	6/30/2022
Total Major Tenants		39,357	4.7%	$43.80	$1,723,872	10.6%

Outparcel / Ground Lease / Non-Major Tenants(10)(11)		284,330	33.9%	$46.81	$13,487,118	82.8%

Occupied Collateral Total(10)		818,433	97.5%	$19.69	$16,290,844	100.0%

Vacant Space		21,074	2.5%

Collateral Total		839,507	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes base rent and contractual rent steps through April 2017 for non-investment grade tenants and August 2017 for investment-grade tenants totaling $217,973.

(3)	Sales PSF and Occupancy Cost are based on the trailing 12-month period ending June 30, 2016.

(4)	Regal Cinemas has 12 screens at The Falls Property, which results in sales of $495,336 per screen.

(5)	Regal Cinemas has one, five-year renewal option.

(6)	Macy’s has five, 10-year renewal options.

(7)	Bloomingdale’s pays percentage rent at 2.7% of sales, but only for sales above a $30.0 million breakpoint. Bloomingdale’s 2015 sales were $23,100,750.

(8)	Bloomingdale’s has the right to terminate its lease at any time with 18 months’ notice; provided, however, if the termination date falls within the period of October 1 of any year through February 1 of the following year, and Bloomingdale’s is open and operating on the foregoing October 1, then the termination date shall be extended to February 1 of such following year. Further, upon the date Bloomingdale’s exercises its right to terminate, it shall be released from the operating covenant and shall no longer be required to continuously operate all or any part of its premises. If Bloomingdale’s is no longer continuously operating, from the date of such closure and for the balance of the term, Bloomingdale’s is obligated to pay annual base rent ($300,000 annually prorated through the termination date) if they discontinue operations after giving notice of exercising its termination right.

(9)	American Girl has one, five-year renewal option.

(10)	Outparcel / Ground Lease / Non-Major Tenants Annual U/W Base Rent PSF and Occupied Collateral Total Annual U/W Base Rent PSF excludes Sun Bank of Miami, which is subject to a ground lease; however, its rent and square footage is included in the Annual U/W Base Rent and Tenant NRSF. Sun Bank of Miami represents 1 square foot of the Tenant NRSF and Annual U/W Base Rent of $177,100.

(11)	Non-Major Tenants includes three tenants totaling 7,512 square feet (Charming Charlie: 3,974 square feet, Hanna Andersson: 1,905 square feet and Motherhood Maternity: 1,633 square feet) that have executed leases, but have not opened for business or begun paying rent and one tenant (A’Gaci: 7,559 square feet), which has a lease out for signature. We cannot assure you that these four tenants will take occupancy or begin paying rent as anticipated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

The following table presents certain information relating to the historical sales and occupancy costs at The Falls Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)(3)

Tenant	2013	2014	2015	TTM June 2016	TTM June 2016 Occupancy Cost

Anchors
Macy’s	$153	$146	$142	$140	2.5%
Bloomingdale’s	$129	$115	$103	$92	1.2%
Regal Cinemas(4)	$499,149	$469,077	$505,116	$495,336	15.0%

Top 15 Non-Anchor Tenants
American Girl	$803	$675	$526	$455	12.4%
Love Culture	$189	$130	$108	$105	25.2%
The Gap/Gap Kids	$408	$344	$290	$283	25.8%
Express	$359	$277	$276	$268	22.3%
Victoria’s Secret	$853	$772	$745	$723	12.9%
Brooks Brothers	$431	$416	$337	$290	20.5%
BJ’s Restaurant and Brewhouse	$642	$535	$558	$571	8.0%
Apple Store(5)	$5,361	$5,013	$4,553	$4,432	1.6%
P.F. Chang’s China Bistro	$836	$767	$781	$769	8.0%
BRIO Tuscan Grille	$705	$587	$592	$587	8.3%
T.G.I. Fridays	$506	$478	$475	$464	10.7%
Hollister Co.	$529	$434	$317	$276	25.5%
Abercrombie & Fitch	$591	$419	$317	$303	29.7%
American Eagle Outfitters(6)	NAV	$225	$265	$267	27.6%
Williams-Sonoma	$296	$295	$277	$276	23.4%

Total Comparable Inline	$700(7)	$666	$631	$617	12.8%

Total Comparable Inline (Excluding Apple)	$508(7)	$487	$469	$460	17.3%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.

(2)	Historical Sales (PSF) are based on leased square footage during each given period as some tenants listed may have expanded or contracted their leased square footage during such given time period.

(3)	Historical Sales (PSF) and Occupancy Costs reflect those tenants who reported sales for three consecutive years.

(4)	Historical Sales (PSF) for Regal Cinemas reflect the sales per screen based on 12 screens.

(5)	A possible contributing factor to the drop in Sales PSF between 2014 to 2015 and 2015 to TTM June 2016 is a result of Apple Store amending its sales accounting methodology. Apple amended the way in which the company accounted for bulk purchases to resellers and ceased to report these bulk sales.

(6)	American Eagle Outfitters took occupancy of its space in 2014.

(7)	2013 Sales (PSF) excludes American Eagle Outfitters, Kay Jewelers and L’OCCITANE as they took occupancy of their space in 2014.

The following table presents certain information relating to the lease rollover schedule at The Falls Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	3	4,795	0.6%	4,795	0.6%	$317,249	1.9%	$66.16
2017	11	39,576	4.7%	44,371	5.3%	$2,020,023	12.4%	$51.04
2018	9	30,338	3.6%	74,709	8.9%	$1,627,043	10.0%	$53.63
2019	14	66,092	7.9%	140,801	16.8%	$1,923,999	11.8%	$29.11
2020	8	18,673	2.2%	159,474	19.0%	$1,116,523	6.9%	$50.31(5)
2021	2	2,386	0.3%	161,860	19.3%	$97,191	0.6%	$40.73
2022	15	294,276	35.1%	456,136	54.3%	$2,292,456	14.1%	$7.79
2023	11	48,381	5.8%	504,517	60.1%	$2,418,071	14.8%	$49.98
2024	8	29,682	3.5%	534,199	63.6%	$1,459,860	9.0%	$49.18
2025	3	10,921	1.3%	545,120	64.9%	$641,085	3.9%	$58.70
2026	3	10,366	1.2%	555,486	66.2%	$443,248	2.7%	$42.76
Thereafter	7	262,947	31.3%	818,433	97.5%	$1,934,096	11.9%	$7.36
Vacant	0	21,074	2.5%	839,507	100.0%	$0	0.0%	$0.00
Total/Weighted Average	94	839,507	100.0%			$16,290,844	100.0%	$19.69

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes executed leases or lease out for signature that have not yet commenced as of June 30, 2016.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(5)	Annual U/W Base Rent PSF excludes Sun Bank of Miami, which is subject to a ground lease; however, its rent is included in the Annual U/W Base Rent. Sun Bank of Miami represents 1 square foot of the Expiring NRSF and Annual U/W Base Rent of $177,100.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

The following table presents historical occupancy percentages at The Falls Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/30/2016(2)(3)
97.9%	98.0%	96.9%	96.8%	97.5%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	6/30/2016 includes three tenants totaling 7,512 square feet (Charming Charlie: 3,974 square feet, Hanna Andersson: 1,905 square feet and Motherhood Maternity: 1,633 square feet) that have executed leases, but have not opened for business or begun paying rent and one tenant (A’Gaci: 7,559 square feet) with a lease out for signature. We cannot assure you that these four tenants will take occupancy or begin paying rent as anticipated. Occupancy excluding these four tenants is 95.7%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Falls Property:

Cash Flow Analysis

	2013	2014	2015	TTM 5/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$15,706,373	$15,680,772	$15,869,567	$16,137,986	$16,290,844	62.5%	$19.41
Grossed up Vacant Space	0	0	0	0	966,050	3.7	1.15
Straight Line Rent(2)	0	0	0	0	118,299	0.5	0.14
Percentage Rent(3)	639,974	574,971	528,048	409,738	133,861	0.5	0.16
Total Reimbursables	8,160,975	8,865,228	9,080,068	8,919,103	8,845,637	33.9	10.54
Other Income(4)	1,111,114	1,200,768	1,135,747	1,083,681	1,021,003	3.9	1.22
Less Vacancy & Credit Loss(5)	(4,771)	(15,498)	(21,281)	(172,862)	(1,317,735)	(5.1)	(1.57)
Effective Gross Income	$25,613,665	$26,306,241	$26,592,149	$26,377,646	$26,057,960	100.0%	$31.04

Total Operating Expenses	$7,571,426	$8,114,149	$7,831,336	$7,484,686	$7,632,172	29.3%	$9.09

Net Operating Income	$18,042,239	$18,192,092	$18,760,813	$18,892,960	$18,425,787	70.7%	$21.95
TI/LC	0	0	0	0	618,885	2.4	0.74
Capital Expenditures	0	0	0	0	176,296	0.7	0.21
Net Cash Flow	$18,042,239	$18,192,092	$18,760,813	$18,892,960	$17,630,606	67.7%	$21.00

NOI DSCR(6)	3.44x	3.47x	3.58x	3.60x	3.51x
NCF DSCR(6)	3.44x	3.47x	3.58x	3.60x	3.36x
NOI DY(6)	12.0%	12.1%	12.5%	12.6%	12.3%
NCF DY(6)	12.0%	12.1%	12.5%	12.6%	11.8%

(1)	U/W Base Rent includes rent steps through April 2017 for non-investment grade tenants and August 2017 for investment grade tenants totaling $217,973.

(2)	Straight Line Rent includes the present value of contractual rent steps for investment-grade tenants including American Girl ($72,533), AT&T Mobility ($6,757), Coach ($2,394), Haagen Dazs ($14,982), Origins ($12,656), Teavana ($2,054) and Starbucks Coffee Company ($6,924).

(3)	Percentage Rent was underwritten to in-place breakpoints and percentage rents based on sales for the trailing 12-month period ending June 2016.

(4)	Historical and TTM 5/31/2016 Other Income includes income from temporary tenant, storage, sponsorships, participation/media-Simon Ad Panels marketing, parking/valet and additional rent for Teavana.

(5)	The U/W economic vacancy is 5.0%, however, The Falls Property was 97.5% leased and 95.7% occupied as of June 30, 2016.

(6)	The debt service coverage ratios and debt yields are based on The Falls Whole Loan.

Appraisal. As of the appraisal valuation date of July 14, 2016, The Falls Property had an “as-is” appraised value of $305,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 22, 2016, there was no evidence of any recognized environmental conditions at The Falls Property.

Market Overview and Competition. The Falls Property is located in Miami-Dade County, within the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (“South Florida MSA”). The Falls Property is approximately 13.7 miles southwest of downtown Miami, 15.1 miles south of Miami International Airport, and 43.8 miles southwest of Fort Lauderdale. The South Florida MSA spans across the southeastern portion of Florida and encompasses the Palm Beach, Broward, and Miami-Dade counties. With a current population of more than 6.0 million, the South Florida MSA accounts for roughly 30.0% of Florida’s population. The South Florida MSA population grew at a compounded annual rate of 1.9% between 2005 and 2015. According to a third party research firm, the 2016 estimated population within a one-, three-, and five-mile radius of The Falls Property is 11,202, 100,367 and 279,212, respectively, with projected annual increases from 2016 to 2021 of 1.19%, 0.85%, and 1.07%, respectively. According to the US Bureau of Labor Statistics, unemployment in the South Florida MSA was reported at 4.8% as of April 2016, which was lower than the national unemployment rate of 5.0% at the time. According to the appraisal, the largest employment sectors within the South Florida MSA are trade, transportation, and utilities. The South Florida MSA is home to six Fortune 500 companies, spanning the healthcare, retail, and technology industries.

The Falls Property is located at the intersection of US Highway 1 and SW 136th Street. The Falls Property is positioned to serve some of Miami’s most affluent communities including Pinecrest, Palmetto Bay, Coral Gables, and South Miami. According to a third party research firm, the average annual household income within a one-, three-, and five-mile radius of The Falls Property is $101,985, $108,152, and $93,906, respectively. The Falls Property benefits from high traffic counts on US Highway 1 at its intersection with SW 136th Street of 93,223 vehicles per day. There are numerous retail centers along US Highway 1 drawing shoppers to the area,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

including Dadeland Mall, which is also owned by the sponsor. The Falls Property’s trade area has a population of 868,493 residents, 284,585 households, and average annual household income of $81,263 according to the sponsor.

According to the appraisal, The Falls Property’s primary competitors include Dadeland Mall, The Village at Merrick Park, and Southland Mall. Dadeland Mall is located 3.6 miles northeast of The Falls Property and was built, expanded, and renovated in 1962, 2004, and 2014, respectively. Anchored by JC Penney, Macy’s, and Nordstrom, Dadeland Mall is also owned and leased by the sponsor, which allows for cross-shopping promotion at the two shopping centers.

Anchored by Nordstrom and Neiman Marcus, The Village at Merrick Park, is located approximately 8.3 miles northeast of The Falls Property and was built in 2002 and renovated in 2008. Similar to The Falls Property, The Village at Merrick Park is an open-air shopping center focused on upscale niche markets. Anchored by Nordstrom and Neiman Marcus, The Village at Merrick Park is a three-level mall, which is generally less desirable in the Florida market according to the appraisal.

Southland Mall is a super-regional mall located approximately 5.0 miles southwest of The Falls Property, and the only major shopping center located south of The Falls Property. Anchored by JC Penney, Macy’s, Sears, and Regal Cinemas, Southland Mall’s tenant mix focuses on moderate or discount retailers. At 79.0% occupancy, a high percentage of tenants lease space at Southland Mall under the specialty leasing program and not on long-term leases. According to the appraisal, average mall shop sales at Southland Mall are the lowest in the Miami-Dade county.

The following table presents certain information relating to comparable retail properties for The Falls Property:

Competitive Set(1)

	The Falls (Subject)	Dadeland Mall	The Village at Merrick Park	Southland Mall
Location	Miami, FL	Kendall, FL	Coral Gables, FL	Miami, FL
Distance from Subject	--	3.6 miles	8.3 miles	5.0 miles
Property Type	Regional Lifestyle Center	Super Regional Mall	Regional Mall	Super Regional Mall
Year Built/Renovated	1980/1996	1962/2014	2002/2008	1972/2005

Anchors	Macy’s, Bloomingdale’s, Regal Cinemas	JCPenney, Macy’s, Nordstrom, Saks Fifth Avenue	Nordstrom, Neiman Marcus	JCPenney, Macy’s, Sears, Regal Cinemas
Total GLA	839,507 SF	1,488,000 SF	858,000 SF	985,000 SF
Inline Sales PSF	$611(2)	$1,500	$600	$425
Total Occupancy	97.5%	94.0%	93.0%	79.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Inline Sales PSF include Apple sales. Excluding Apple, Inline Sales PSF for the trailing 12-month period ending June 2016 at The Falls Property was $454.

The Borrower. The borrowing entity, The Falls Shopping Center Associates LLC, is a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Falls Whole Loan. Simon Property Group, L.P. (“Simon”) is the guarantor of certain nonrecourse carveouts under The Falls Whole Loan. The liability of the guarantor under the nonrecourse carve-out provisions in the loan documents is capped at $30,000,000. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in the Preliminary Prospectus.

The Sponsor. The sponsor of The Falls Mortgage Loan is Simon. Simon, the operating partnership of Simon Property Group, Inc., is a publicly traded (S&P 100; NYSE: SPG) real estate investment trust headquartered in Indianapolis, Indiana focused on retail real estate ownership, management and development. As of June 30, 2016, Simon owned or held an interest in 207 properties in the United States, including 108 malls, 71 premium outlets, 14 mills, four lifestyle centers, and 10 other retail properties within 37 states and Puerto Rico. Internationally, as of June 30, 2016, Simon has ownership interests in nine Premium Outlets in Japan, three Premium Outlets in South Korea, two Premium Outlets in Canada, one Premium Outlet in Mexico, and one Premium Outlet in Malaysia. According to Simon’s 2015 Annual Report, Simon reported total assets of approximately $30.7 billion, equity of approximately $5.2 billion and liquidity of approximately $701.1 million. Simon has an investment grade credit rating of A/A3/A by Fitch, Moody’s, and S&P Global Rating Services, respectively. Simon has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. No upfront escrows were collected at origination.

Ongoing monthly escrows for real estate taxes, insurance premiums (provided insurance is being maintained under a blanket policy), capital expenditures, and tenant improvements and leasing commissions are not required prior to (i) event of default or (ii) a Cash Sweep Period (as defined below).

Following the occurrence and during the continuance of a Cash Sweep Period or an event of default under The Falls Whole Loan documents, the borrower is required to escrow on each payment date: (i) real estate taxes; (ii) insurance premiums (unless insurance is maintained under a blanket policy); (iii) $13,992 (approximately $0.20 per square foot annually) for replacement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

reserves and subject to a cap of $335,803 (24 monthly payments); and (iv) $87,449 (approximately $1.25 per square foot annually) for tenant improvements and leasing commissions and subject to a cap of $2,098,768 (24 monthly payments).

A “Cash Sweep Period” will commence upon (i) an event of default; (ii) any bankruptcy action of the guarantor or the property manager and provided the guarantor or the property manager is not replaced within 60 days with a replacement guarantor or a qualified manager; or (iii) the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.40x for two consecutive quarters. A Cash Sweep Period will end, with respect to clause (i), upon the lender accepting the cure of such event of default; with respect to clause (ii), when the borrower replaces the guarantor with a replacement guarantor or the property manager with an acceptable replacement property manager within 60 days; or with respect to clause (iii), when the debt service coverage ratio for the immediately preceding four calendar quarters is at least equal to 1.40x for two consecutive quarters.

Lockbox and Cash Management. The Falls Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two days of receipt. So long as no Cash Sweep Period has occurred and is continuing, the borrower will have access to the funds deposited into the deposit account and may utilize the deposit account as its operating account. Upon the occurrence and continuance of a Cash Sweep Period, all cash flow is swept to a lender-controlled cash management account.

Property Management. The Falls Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer The Falls Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the identity, experience (demonstrated expertise in owning and operating properties in size, class and operation to The Falls Property), financial condition and credit worthiness of transferee and guarantor, as evidenced by financial statement and other information is satisfactory to lender, (iii) rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS6 Certificates and similar ratings confirmations from each rating agency rating any securities backed by any of The Falls Companion Loans with respect to the ratings of such securities.

Partial Release. The borrower without the consent of the lender may (a) make transfers of immaterial or non-income producing portions of The Falls Property; (b) make transfers of non-income producing portions of The Falls Property, including portions of The Falls Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower, including, owners of outparcels and department store pads, pads for office buildings, hotels or other properties; and (c) dedicate portions of The Falls Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business. As a condition to the release of the lien of the mortgage from a portion of The Falls Property, if immediately following the release of such portion of The Falls Property, the ratio of the unpaid principal balance of The Falls Whole Loan to the value of the remaining The Falls Property is greater than 125%, the borrower shall pay down The Falls Whole Loan by a “qualified amount” pursuant to Revenue Procedure 2010-30, as the same may be amended or superseded, without any prepayment premium or penalty.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Falls Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Falls Property, or if the terrorism risk insurance program reauthorization act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will be required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, (A) in such event the borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below) in order to obtain the terrorism coverage, and (B) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to The Falls Property and reasonable for the geographic region where The Falls Property is located, so long as in no event may such deductible exceed $5,000,000.

“Terrorism Cap” means an amount equal to two times the then-current annual insurance premiums payable by the borrower for the policies insuring only The Falls Property (excluding the wind and flood components of such insurance premiums) on a stand-alone basis.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of The Falls Property during the loan term. At the time of closing, The Falls Property has windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

Cassa Times Square Mixed-Use
515 Ninth Avenue
New York, NY 10018
MANHATTAN
Midtown West
Theatre District
Chelsea
Lincoln Tunnel
495
Port Authority Bus Terminal
General Post Office
Madison Square Garden
Hudson Yards Redevelopment Project
The High Line Elevated Park
Bryant Park
Matthews Palmer Playground
Jacob Javits Convention Center
Macy's
W. 45th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 31st St.
W. 30th St.
W. 29th St.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
Broadway
TIMES SQUARE
42ND ST./ PORT AUTHORITY
42ND ST./ BRYANT PARK
34TH ST./ PENN STATION
HUDSON YARDS/34TH ST
HERALD SQUARE
PENN STATION
ROCKEFELLER CTR.
QUEENS
BROOKLYN
JERSEY CITY
NEW JERSEY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Cassa Times Square Mixed-Use

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$34,200,000			Specific Property Type:	Hospitality/Retail/Parking Garage
Cut-off Date Balance(1):	$34,200,000			Location:	New York, NY
% of Initial Pool Balance(1):	4.5%			Size(1):	59,554 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$574.27
Borrower Name:	9th Ave Hotel Property Holding LLC			Year Built/Renovated:	2014/NAP
Sponsors:	Salim Assa; Ezak Assa			Title Vesting:	Fee
Mortgage Rate:	5.2782%			Property Manager:	Self-managed
Note Date:	July 5, 2016			4th Most Recent Occupancy(3):	NAP
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(3):	NAP
Maturity Date:	April 5, 2026			2nd Most Recent Occupancy(3):	NAP
IO Period:	117 months			Most Recent Occupancy (As of)(3):	93.1% Hotel (TTM 12/31/2015)
Loan Term (Original):	117 months			Current Occupancy (As of)(3):	95.2% Hotel (TTM 6/30/2016) 76.2% Retail (9/8/2016)
Seasoning:	3 months
Amortization Term (Original):	None
Loan Amortization Type:	Interest-only, Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(27),D(86),O(4)			4th Most Recent NOI(3):	NAP
Lockbox Type:	Hard/Upfront Cash Management			3rd Most Recent NOI(3):	NAP
Additional Debt(1):	Yes			2nd Most Recent NOI(3):	NAP
Additional Debt Type(1):	Mezzanine			Most Recent NOI(3):	NAP
				U/W Revenues(4):	$7,488,161
Escrows and Reserves(2):				U/W Expenses(4):	$3,782,991
				U/W NOI(4):	$3,705,170
Type:	Initial	Monthly	Cap (If Any)	U/W NCF(4):	$3,465,758
Taxes	$314,664	$78,666	NAP	U/W NOI DSCR(4):	2.02x
Insurance	$55,834	$5,583	NAP	U/W NCF DSCR(1)(4):	1.89x
Replacement Reserve	$0	$265	NAP	U/W NOI Debt Yield(4):	10.8%
FF&E Reserve	$0	Springing	NAP	U/W NCF Debt Yield(1)(4):	10.1%
TI/LC Reserve	$0	$965	NAP	As-Is Appraised Value(5):	$68,900,000
Rent Abatement Reserve	$249,000	$0	NAP	As-Is Appraisal Valuation Dates(5):	Various
Leasing Reserve	$500,000	$0	NAP	Cut-off Date LTV Ratio(1):	49.6%
Buildout Reserve	$33,115	$0	NAP	LTV Ratio at Maturity or ARD(1):	49.6%

(1)	See “Subordinate and Mezzanine Indebtedness” section. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Cassa Times Square Mixed-Use Mortgage Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity and ARD based on the Cassa Times Square Mixed-Use Mortgage Loan and the mezzanine indebtedness were $631.9, 1.56x, 9.2%, 54.6% and 54.4%, respectively.

(2)	See “Escrows” section.

(3)	Historical occupancy and financials are not available as the Cassa Times Square Mixed-Use Property was opened in October 2014 and the Retail Unit 2 component (as defined below) was not leased up until November 2015.

(4)	See “Operating History and Underwritten Net Cash Flow” section.

(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Cassa Times Square Mixed-Use Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed used hospitality/retail/parking garage building comprising 59,554 square feet and located in New York, New York (the “Cassa Times Square Mixed-Use Property”). The Cassa Times Square Mixed-Use Mortgage Loan was originated on July 5, 2016, by Natixis Real Estate Capital LLC. The Cassa Times Square Mixed-Use Mortgage Loan had an original principal balance of $34,200,000, has an outstanding principal balance as of Cut-off Date of $34,200,000 and accrues interest at an interest rate of 5.2782% per annum. The Cassa Times Square Mixed-Use Mortgage Loan had an initial term of 117 months, has a remaining term of 114 months as of the Cut-off Date and requires interest-only payments through the term of the Cassa Times Square Mixed-Use Mortgage Loan. The Cassa Times Square Mixed-Use Mortgage Loan matures on April 5, 2026.

Following the lockout period, the borrower has the right to defease the Cassa Times Square Mixed-Use Mortgage Loan in whole but not in part on any date before January 5, 2026. In addition, the Cassa Times Square Mixed-Use Mortgage Loan is prepayable without penalty on or after January 5, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

 Sources and Uses

Sources			Uses
Senior Loan Amount	$34,200,000(1)	90.7%	Loan payoff	$36,289,048	96.2%
Mezzanine Loan Amount	3,432,063	9.1	Reserves	1,034,677	2.7
Borrower Equity	90,074	0.2	Closing costs	398,412	1.1
Total Sources	$37,722,137	100.0%	Total Uses	$37,722,137	100.0%

(1)	The proceeds of the mezzanine loan were used to pay down part of the Cassa Times Square Mixed-Use Mortgage Loan

The Property. The Cassa Times Square Mixed-Use Property consists of the fee interest in three condominiums units consisting of an 86-room boutique hotel (“Cassa Times Square Hotel”), an 11,581 square foot retail unit (“Retail Unit 2”), and a 9,588 square foot parking garage unit (the “Parking Garage Unit”) (collectively, the “Cassa Times Square Mixed-Use Property”) of a 12-story building located at the corner of 39th Street and Ninth Avenue in Midtown West Manhattan (the “Cassa Times Square Hotel and Residences”). The Cassa Times Square Hotel and Residences consists of six separate condominium units: (i) the 515 9th Avenue - hotel component (the Cassa Times Square Hotel component of the Cassa Times Square Mixed-Use Property), (ii) the 515 9th Ave - residential component; (iii) the 515 9th Ave – retail component 1; (iv) the 515 9th Ave – retail component 2 (the “Retail Unit 2”); (v) 515 9th Ave – parking garage component (the Parking Garage Unit component of the Cassa Times square Mixed-Use Property) and (vi) the 515 9th Ave – community facility component.

The borrower acquired the 0.3-acre site and air rights from adjacent sites for a total of $37.3 million in 2006. The borrower proceeded with plans to construct the Cassa Times Square Hotel and Residences, which was designed by Goldstein, Hill & West Architects, LLP, a New York City based architectural firm. However, due to the market downturn, the borrower halted construction after completing the foundation work. In 2011, the borrower recapitalized the project and resumed the construction, which was completed in September 2014.

The Cassa Times Square Hotel occupies floors one through four of the Cassa Times Square Hotel and Residences plus a portion of the cellar and sub-cellar. The Cassa Times Square Hotel’s guestroom mix consists of: King (47 rooms), Queen/Queen (11 rooms), Double/Double (22 rooms), Junior Suite (5 rooms) and One Bedroom ADA Suite (1 room). The standard guestrooms average approximately 350 square feet in size. In-room amenities include a 48” flat-screen HD TV, high-speed internet, fully-stocked mini bar, workstation with dual-line telephone and voicemail and an iPad (available for on-property services). Located on the ground floor is the Cassa Times Square Hotel lobby, which is for the Cassa Times Square Hotel guests only and is not shared with the residential tenants. Two passenger elevators service the hotel floors, which also provide access to the 13th floor rooftop space which features a hot tub and rooftop garden. The cellar level contains a fitness center, which is shared with residential tenants as well as back-of-the-house space.

The Retail Unit 2 component of the Cassa Times Square Mixed-Use Property is spread among three levels (ground, cellar and mezzanine) and was 76.2% leased to two tenants as of September 8, 2016. Omoiyari Inc. (“Maple”) has leased and is expected to occupy 5,135 square feet of space on the ground level by November 15, 2016. Maple offers a new meal delivery concept that features high-quality ingredients and rotating daily menus. In March 2015, Maple received a $25.0 million equity investment in a Series A offering. Greenoaks Capital led the funding, with other investors including Thrive Capital, Primary Ventures, David Chang of the Momofuku Empire, and the CEO and founder of Bonobos. Ronnybrook Farm Hospitality Group Inc. (“Ronnybrook”) occupies a total of 3,692 square feet with 1,032 square feet on the ground level and 2,660 square feet on the mezzanine level. Based in Acramdale, NY, Ronnybrook is a third-generation family dairy in New York’s Hudson Valley offering a full line of dairy products made in small batches and delivered at peak freshness.

The Parking Garage Unit component of the Cassa Times Square Mixed-Use Property is a 9,588 square foot parking garage containing 32 spaces and located on the sub-cellar level. The access to the Parking Garage Unit is located on West 39th Street via a car lift. The parking garage is 100.0% leased to 515 Ninth Avenue Parking Corp, an affiliate of Imperial Parking Systems, a family owned parking operator with 60 years of experience and over 100 parking facilities in New York.

The following table presents certain information relating to the Cassa Times Square Mixed-Use Property:

Unit	Hypothetical Allocated Cut-off Date Balance(1)	Year Built/ Renovated	Gross Rentable Area (SF)	Rooms, Units or Spaces	Cut-off Date Balance Per SF	Cut-off Date Principal Balance Per Room	Occupancy(1)	Appraised Value(1)
Cassa Times Square Hotel	$23,478,374	2014/NAP	38,385	86	$611.65	$273,004	95.2%	$47,300,000
Retail Unit 2	$8,190,131	2014/NAP	11,581	1	$707.20	NAP	76.2%	$16,500,000
Parking Garage Unit	$2,531,495	2014/NAP	9,588	32	$264.03	NAP	100.0%	$5,100,000
Total/Weighted Average	$34,200,000		59,554		$574.27			$68,900,000

(1)	There are not any release provisions associated with the three components of the Cassa Times Square Mixed-Use Property. Accordingly, there are not any allocated loan amounts associated with the hotel/retail/parking components of the property. The hypothetical allocated loan amounts were assigned based on each of the three components’ pro rata share of the total appraised value.

(2)	The Cassa Times Square Hotel was 95.2% occupied as of the trailing 12-month period ending June 30, 2016. The Retail Unit 2 was 76.2% leased as of September 8, 2016. Ronnybrook is currently in occupancy and Maple is expected to take occupancy by mid-November, 2016. The Parking Garage Unit is 100.0% leased to 515 Ninth Avenue Parking Corp., an affiliate of Imperial Parking Systems.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

The following table presents certain information relating to the tenancy of the retail tenants at the Cassa Times Square Mixed-Use Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Maple(2)	NR/NR/NR	5,135	44.3%	$89.06	$457,320	55.9%	4/30/2026
Ronnybrook(3)	NR/NR/NR	3,692	31.9%	$97.64	$360,500	44.1%	3/20/2026
Total Major Tenants		8,827	76.2%	$92.65	$817,820	100.0%

Retail Vacant Space		2,754	23.8%

Retail Collateral Total		11,581	100%

Parking Tenant
515 Ninth Avenue Parking Corp.	NR/NR/NR	9,588	100%	$31.91	$306,000	100.0%	11/16/2029
Parking Occupied Collateral Total		9,588	100.0%	$31.91	$306,000	100.0%

Parking Vacant Space		0	0.0%

Collateral Total		21,169	100.0%

(1)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through April 2017, totaling $23,820.

(2)	Maple signed a lease in November 2015 and is expected to take occupancy by mid-November 2016.

(3)	Ronnybrook is currently in a rent abatement period that will end in November, 2016.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cassa Times Square Mixed-Use Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF

Room Revenue	$6,402,471	85.5%	$107.51
Retail Condo Revenue	777,623	10.4	13.06
Garage Condo Revenue	291,798	3.9	4.90
Other Income	16,269	0.2	0.27
Effective Gross Income	7,488,161	100.0%	$125.74

Total Operating Expenses	$3,782,991	(50.5%)	$63.52

Net Operating Income	$3,705,170	49.5%	$62.22

FF&E Reserves	$224,656	3.0%	$3.77
TI/LC Reserves	11,581	0.2	0.19
Replacement Reserves	3,175	0.0	0.05
Net Cash Flow	$3,465,758	46.3%	$58.20

NOI DSCR	2.02x
NCF DSCR	1.89x
NOI DY	10.8%
NCF DY	10.1%

(1)	Historical financials are not available as the Cassa Times Square Mixed-Use Property was opened in October 2014 and the Retail Unit 2 component of the property was not leased up until November 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cassa Times Square Hotel:

Cash Flow Analysis(1)

	2015(1)	TTM 6/30/2016(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	93.1%	95.2%	95.2%
ADR	226.82	$214.27	$214.27
RevPAR	211.07	$203.97	$203.97

Room Revenue	$6,625,632	$6,420,012	$6,402,471	99.7%	$74,447
F&B Revenue	8,012	0	0	0.0	0
Other Revenue	27,938	16,269	16,269	0.3	189
Total Revenue	$6,661,582	$6,436,280	$6,418,739	100.0%	$74,637

Total Department Expenses	2,150,162	1,803,310	1,798,462	28.0	20,912
Gross Operating Profit	$4,511,420	$4,632,971	$4,620,278	72.0%	$53,724

Total Undistributed Expenses	767,510	915,559	1,108,121	17.3	12,885
Profit Before Fixed Charges	$3,743,910	$3,717,412	$3,512,157	54.7%	$40,839

Total Fixed Charges	658,196	658,200	750,152	11.7	8,723

Net Operating Income	$3,085,714	$3,059,212	$2,762,004	43.0%	$32,116
FF&E	0	0	224,656	3.5	2,612
Net Cash Flow	$3,085,714	$3,059,212	$2,537,348	39.5%	$29,504

(1)	The Cassa Times Square Hotel opened in October 2014.

Appraisal. As of the appraisal valuation dates in January and March 2016, The Cassa Times Square Mixed-Use Property had an aggregate “as-is” appraised value of $68,900,000. As of the appraisal valuation date of January 11, 2016, the Cassa Times Square Hotel had an “as-is” appraised value of $47,300,000. As of the appraisal valuation date of March 18, 2016, the Retail Unit 2 had an “as-is” appraisal value of $16,500,000. As of the appraisal date of March 18, 2016, the Parking Garage Unit had an “as-is” appraisal value of $5,100,000.

Environmental Matters. According to the Phase I environmental assessment dated February 29, 2016, there was no evidence of any recognized environmental conditions at the Cassa Times Square Mixed-Use Property.

Market Overview and Competition. The Cassa Times Square Mixed-Use Property is located at the corner of West 39th Street and Ninth Avenue in Midtown West Manhattan, New York. Midtown West offers access to many of New York City’s most popular sights including the Theater District and Times Square. The Cassa Times Square Mixed-Use Property is located three blocks southwest of and less than five minutes’ walk from, the 42nd Street/8th Avenue and the 42nd Street/7th Avenue Times Square subway stations and less than 15 minutes’ walk from Penn Station. These stations are serviced by eleven lines (1, 2, 3, 7, A, C, E, N, Q, R and S). Furthermore, Penn Station is one of the Manhattan’s two primary commuter transportation hubs. Penn Station handles all Amtrak service for the city and houses the Long Island Rail Road, New Jersey Transit, and a number of MTA subway lines. In addition, the Port Authority Bus Terminal is located at West 42nd St. and 8th Ave. Port Authority Bus Terminal serves as a terminus and departure point for both commuter bus routes to suburban New Jersey and long-distance intercity bus routes. The Cassa Times Square Mixed Use Property is located along the eastern fringe of the new neighborhood known as Hudson Yards. The Hudson Yards Redevelopment Project is a joint venture by the New York City Department of City Planning and Metropolitan Transportation Authority to encourage development on Manhattan’s far west side along the Hudson River in Manhattan, New York City. The project includes a rezoning of the far west side into a new neighborhood called Hudson Yards, an extension of the New York City subway’s 7 train line to the area’s eponymous subway station at 11th Avenue, and a renovation of the Jacob K. Javits Convention Center. The centerpiece of the Hudson Yards Redevelopment Project is the Hudson Yards neighborhood, a 28-acre mixed-use real estate development by Related Companies and Oxford Properties. According to its master plan, created by Kohn Pedersen Fox Associates, Hudson Yards is expected to consist of 16 skyscrapers containing more than 12,700,000 square feet of new office, residential, and retail space. Among its components will be six million square feet of commercial office space, a 750,000-square-foot retail center with two levels of restaurants, cafes, markets and bars, a hotel, a cultural space, about 5,000 residences, a 750-seat school, and 14 acres of public open space.

According to a third party market research report, the Cassa Times Square Mixed-Use Property is located in the Penn Plaza/Garment retail submarket of the New York City market. As of mid-year 2016, the retail submarket contained inventory totaling approximately 5.6 million square feet with a 2.5% vacancy rate and average direct asking rent of $165.53 per square foot on a gross basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

The following table presents certain information relating to the Cassa Times Square Mixed-Use Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Cassa Times Square Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2015	87.2%	$230.32	$200.63	93.1%	$226.82	$211.07	106.8%	98.5%	105.2%

(1)	Information obtained from the appraisal. The competitive set includes the following hotels: Mansfield Hotel, Sanctuary Hotel, Night Hotel, City Club Hotel, Room Mate Grace, Hotel Mela, Distrikt Hotel Ascend Collection New York City, Cassa Hotel West 45th Street, and Out NYC Urban Resort.

(2)	The Cassa Times Square Mixed-Use Property was opened in October 2014.

The Borrower. The borrower is 9th Ave Hotel Property Holding LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cassa Times Square Mixed-Use Mortgage Loan. Salim Assa and Ezak Assa are the guarantors of certain nonrecourse carveouts under the Cassa Times Square Mixed-Use Mortgage Loan.

The Sponsors. The sponsors are Salim Assa and Ezak Assa, co-founders of Assa Properties, a real estate development firm founded in 2000 that invests in major residential, retail and commercial properties. Assa Properties has acquired over four million square feet of premier assets located throughout the United States and Mexico. In 2002, Assa Properties began acquiring buildings within the New York City area, including 743 Fifth Avenue, 2 Herald Square and 6 Times Square, focusing on the development of luxury retail and hotel experiences in New York City. The sponsors’ real estate development, management and ownership experiences include another Cassa Hotel and Residences located at 70 West 45th Street, which hotel portion was successfully sold in April 2011 for $130.0 million ($788,000 per room). In addition, the sponsors renovated, and repositioned the Mave Hotel on 62 Madison Avenue, which they own and manage. The sponsors reported combined net worth and liquidity of $276.4 million and $13.0 million, respectively, as of December 17, 2015. The sponsors were involved in various litigation matters involving claims against some of their real estate transactions. Most of these suits have been settled and many were non-material. See Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $314,664 for real estate taxes, $55,834 for insurance premiums, $249,000 for the outstanding Maple and Ronnybrook rent abatements, $33,115 for the remaining buildout work expenses and $500,000 for leasing reserve related to Ronnybrook lease. The loan documents require monthly deposits of $78,666 for real estate taxes, $5,583 for insurance premiums, $265 for replacement reserves and $965 for tenant improvements and leasing commissions (“TI/LC”).

The loan documents require ongoing monthly escrows for FF&E equal to the greater of (i) one-twelfth of (x) with respect to the first 12 payment dates, 2.0%, (y) with respect to the 13th through the 24th payments dates, 3.0%, and (z) with respect to the 25th payment date and each payment date thereafter, 4.0%, of the greater of (A) the rents generated by the Cassa Times Square Hotel during the 12-month period ending on the last day of the most recent calendar quarter and (B) the rents projected for the Hotel Cassa Times Square Hotel in the then-effective approved annual budget for the 12 month period to which such annual budget relates; and (ii) the amount, if any, required to be reserved under the management agreement.

Lockbox and Cash Management. The Cassa Times Square Mixed Use Mortgage Loan is structured with a lender-controlled hard lockbox, which is already in place, and upfront cash management. The borrower is required to cause all rents, and all credit card company payments to be paid directly into such lockbox account. All funds in the lockbox account will be swept to a lender-controlled cash management account. Upon the occurrence of a Cash Sweep Event Period (as defined below), all excess cash flow will be swept to the lockbox account.

A “Cash Sweep Event Period” will commence upon the occurrence of: (i) an event of default or (ii) the combined debt service coverage ratio falling below 1.30x after the end of two consecutive calendar quarters. A Cash Sweep Event Period will end, if for six consecutive months, (a) no event of default has occurred and is continuing; and (b) the combined debt service coverage ratio is equal to or greater than 1.35x.

Property Management. The Cassa Times Square Mixed-Use Property is self-managed.

Assumption. The borrower has the right to transfer the Cassa Times Square Mixed Use Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has approved, in its reasonable discretion, the proposed transferee; (iii) the existing guarantors will not be released until the lender has approved any successor guarantor in its sole discretion; (iv) if required by the lender, a rating agency comfort letter from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFMC 2016-NXS6 Certificates and (v) the Cassa Times Square Mixed-Use Mezzanine Loan (as defined below) is paid in full or assumed in accordance with the terms of the mezzanine loan documents.

Right of First Refusal. None.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Cassa 9th Avenue Mezz Lender LLC, a Delaware limited liability company (the “Cassa Times Square Mixed-Use Mezzanine Lender”), which is unaffiliated with Natixis Real Estate Capital LLC, originated a $3,432,063 mezzanine loan (the “Cassa Times Square Mixed-Use Mezzanine Loan”), the proceeds of which were used to pay down part of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

Cassa Times Square Mixed-Use Mortgage Loan, to a single purpose entity and a Delaware limited liability company, the 9th Ave Hotel Mezz II LLC (the “Cassa Times Square Mixed-Use Mezzanine Borrower”). As of the Cut-Off Date the Cassa Times Square Mixed-Use Mezzanine Loan has a balance of $3,430,485. The Cassa Times Square Mixed-Use Mezzanine Loan is subject to an intercreditor agreement between the lender and the Cassa Times Square Mixed-Use Mezzanine Lender. The Cassa Times Square Mixed-Use Mezzanine Loan had an initial term of 117 months and has a remaining term as of the Cut-off Date of 114 months. The Cassa Times Square Mixed-Use Mezzanine Loan accrues interest at an interest rate of 11.000% per annum and amortizes based on a 360-month amortization schedule.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Cassa Times Square Mixed-Use Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, containing an extended period of indemnity endorsement which provides that after the physical loss to the condominium building core and shell has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 24 months from the date that the condominium building core and shell is damaged, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.

Windstorm Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for windstorm/hail in an amount equal to the full replacement cost of the Cassa Times Square Mixed-Use Property. At the time of the Cassa Times Square Mixed Use Mortgage Loan closing, the Cassa Times Square Mixed-Use Property had such insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

FOOD 4 LESS

PLAZA MEXICO
TE INVITA A VER
MEXICO
vs.
URUGUAY
PLAZA MEXICO
boostmobile
FOOD 4 LESS

verizon

RITE AID

3180
EL GALLO GIRO

CHUCK E CHEESE'S

NUEVA VIDA
yogurtland

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

IMPERIAL HIGHWAY
STATE STREET
VACANT
EL GALLO GIRO
BANCO POPULAR
PLAZA MEXICO
LONG BEACH BOULEVARD
L.A. CARE
AUTOFIN
BEECHWOOD AVE.
DON ROBERTO JEWELERS
2 STORY MARKETPLACE
OVER 150 STORES
STATE STREET
IMPERIAL MARKET
verizon
THE PERFUME CLUB
G-STAGE
FOOD 4 LESS
EMYCO
LA CURACAO
EDISON TRANSFORMATION STATION
105
I-105 FREEWAY (WEST BOUND)
FASHION AVENUE
CASA DURANGO
RITE AID
METRO PCS
AAA CHINA BUFFET
SCE FEDERAL CREDIT UNION
EDISON SUBSTATION
N
Collateral
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

Plaza Mexico - Los Angeles
3100 East Imperial Highway
Lynwood, CA 90262
Downtown
LOS ANGELES
Vernon
Maywood
Huntington Park
Walnut Park
Bell
Commerce
Bell Gardens
Cudahy
Florence
South Gate
Downey
Watts
Lynwood
Willowbrook
East Rancho Dominguez
Paramount
Bellflower
Compton
West Rancho Dominguez
LONG BEACH
Lakewood
Carson
LOS ANGELES COUNTY
LA Intl. Airport 9 miles
Santa Monica Fwy
Pomona Fwy
Whittier Blvd
Olympic Blvd
Washington Blvd
BNSF Railway
METROLINK
Bandini Blvd
Leonis Blvd
Slauson Ave
Gage Ave
Florence Ave
Firestone Blvd
Century Blvd
Tweedy Blvd
Abbott Rd
Imperial Hwy
Century Fwy
GREEN LINE
BLUE LINE
Harbor Fwy
Long Beach Fwy
Artesia Fwy
Gardena Fwy
Rosecrans Ave
Alondra Blvd
Del Amo Blvd
Victoria St.
El Segundo Blvd
Vernon Ave
MLK Jr Blvd
Jefferson Blvd
Hebrew Union College - Jewish Inst. of Religion
University of Southern California
LA Coliseum
LA Mem. Sports Arena
Exxon Mobil
Community Hospital of Huntington Park
St. Francis Medical Center
Watts Towers Arts Center
Earvin Magic Johnson Park
Los Amigos Country Club
Rancho Los Amigos Natl. Rehabilitation Ctr.
Downey Regional Medical Ctr.
Stonewood Center
Kaiser Permanente Downey Medical Center
Ralphs Distribution Center
Paramount Petroleum Corp. (Paramount)
Paramount Petroleum Corp. (Long Beach)
Compton/ Woodley Airport
Gateway Towne Center
Dominguez Rancho Adobe Museum
StubHub Center
Cal. State University - Dominguez Hills
The Links at Victoria Golf Course
Southbay Pavilion
Lakewood Regional Medical Center
Lakewood Marketplace
Lakewood Center
Los Angeles River
METRORAIL BLUE LINE
Pacific Ocean
SAN GABRIEL MTS.
SANTA SUSANA MTS.
SANTA MONICA MTS.
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
Santa Monica
Torrance
ANAHEIM
LONG BEACH
Huntington Beach
Fullerton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Plaza Mexico – Los Angeles

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$30,000,000			Location:	Lynwood, CA
% of Initial Pool Balance:	4.0%			Size:	404,064 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1)(2):	$262.33
Borrower Name:	Plamex Investment, LLC			Year Built/Renovated:	1974/2005
Sponsors:	Donald Chae; Min Chae			Title Vesting:	Fee
Mortgage Rate:	4.59811%			Property Manager:	Self-managed
Note Date:	June 16, 2016			4rd Most Recent Occupancy (As of):	91.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	92.2% (12/31/2013)
Maturity Date:	July 5, 2021			2nd Most Recent Occupancy (As of):	93.6% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	93.9% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of)(4):	90.9% (6/1/2016)
Seasoning:	3 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(27),D(29),O(4)			Underwriting and Financial Information:
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1)(2):	Yes			4th Most Recent NOI (As of):	$8,861,496 (12/31/2013)
Additional Debt Type(1)(2):	Pari Passu, Mezzanine			3rd Most Recent NOI (As of):	$8,958,550 (12/31/2014)
				2nd Most Recent NOI (As of):	$9,372,954 (12/31/2015)
				Most Recent NOI (As of):	$9,525,218 (TTM 2/29/2016)

Escrows and Reserves(3):

Type:	Initial	Monthly	Cap (If Any)	U/W Revenues:	$14,200,010
Taxes	$289,261	$57,852	NAP	U/W Expenses:	$4,568,906
Insurance	$53,346	$8,891	NAP	U/W NOI:	$9,631,104
Replacement Reserves	$0	$5,051	NAP	U/W NCF:	$9,166,431
TI/LC	$611,613(3)	$33,672	$1,212,192	U/W NOI DSCR(1)(2):	1.95x
Deferred Maintenance	$50,500	$0	NAP	U/W NCF DSCR(1)(2):	1.85x
Free Rent Reserve	$744,439	$0	NAP	U/W NOI Debt Yield(1)(2):	9.1%
Food 4 Less CAM Reserve	$88,068	$0	NAP	U/W NCF Debt Yield(1)(2):	8.6%
La Curacao CAM Reserve	$50,000	$0	NAP	As-Is Appraised Value:	$184,000,000
Litigation Reserve	$56,250	$0	NAP	As-Is Appraisal Valuation Date:	March 16, 2016
Proposed Construction Reserve	$69,999	$0	NAP	Cut-off Date LTV Ratio(1)(2):	57.6%
Earthquake Insurance Reserve	$150,000	$0	NAP	LTV Ratio at Maturity or ARD(1)(2):	57.6%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Plaza Mexico – Los Angeles Whole Loan.

(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $14,000,000. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Plaza Mexico – Los Angeles Whole Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Plaza Mexico – Los Angeles Whole Loan and the mezzanine indebtedness were $296.98, 1.37x, 7.6%, 65.2% and 65.2%, respectively.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “ Plaza Mexico – Los Angeles Mortgage Loan”) is part of a whole loan (the “Plaza Mexico – Los Angeles Whole Loan”) that is evidenced by six pari passu promissory notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6) secured by a first mortgage encumbering an anchored retail center located in Lynwood, California (the “Plaza Mexico – Los Angeles Property”). The Plaza Mexico – Los Angeles Whole Loan was originated on June 16, 2016 by Natixis, New York Branch. The Plaza Mexico – Los Angeles Whole Loan had an original principal balance of $106,000,000, has an outstanding principal balance as of the Cut-off Date of $106,000,000 and accrues interest at an interest rate of 4.59811% per annum. The Plaza Mexico – Los Angeles Whole Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date, and requires interest-only payments through the term of the Plaza Mexico – Los Angeles Whole Loan. The Plaza Mexico – Los Angeles Whole Loan matures on July 5, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

The Plaza Mexico – Los Angeles Mortgage Loan is evidenced by the non-controlling Notes A-4 and A-5, which will be contributed to the WFCM 2016-NXS6 Trust, had an aggregate original principal balance of $30,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000. The controlling Note A-2 and the non-controlling Note A-3, with an aggregate original principal balance of $40,000,000, were contributed to the MSC 2016-UBS11 Trust; and the non-controlling Notes A-1 and A-6, which had an aggregate original principal balance of $36,000,000, were contributed to the SGCMS 2016-C5 Trust. Each of the mortgage loans evidenced by Notes A-1, A-2, A-3 and A-6 are referred to herein as the “Plaza Mexico – Los Angeles Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Plaza Mexico – Los Angeles Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$28,000,000	SGCMS 2016-C5	No
A-2	$20,000,000	MSC 2016-UBS11	Yes
A-3	$20,000,000	MSC 2016-UBS11	No
A-4	$20,000,000	WFCM 2016-NXS6	No
A-5	$10,000,000	WFCM 2016-NXS6	No
A-6	$8,000,000	SGCMS 2016-C5	No
Total	$106,000,000

Following the lockout period, the borrower has the right to defease the Plaza Mexico – Los Angeles Whole Loan in whole, or in part, on any date before April 5, 2021. In addition, the Plaza Mexico – Los Angeles Whole Loan is prepayable without penalty on or after April 5, 2021.

Sources and Uses

Sources			Uses
Original loan amount	$106,000,000	88.3%	Loan payoff(1)	$103,652,170	86.4%
Mezzanine loan	14,000,000	11.7	Reserves	2,163,475	1.8
			Closing costs	1,515,042	1.3
			Return of equity	12,669,313	10.6
Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%

(1)	The Plaza Mexico – Los Angeles Property was previously securitized in the CFCRE 2011-C2 transaction.

The Property. The Plaza Mexico – Los Angeles Property is a 404,064 square foot anchored retail center situated on a 31.5-acre site in Lynwood, California, approximately 9.0 miles southeast of downtown Los Angeles. The Plaza Mexico – Los Angeles Property was redeveloped from 1988 to 2005 by the sponsor through the assemblage of three adjacent retail assets, which currently operate as a single destination retail center featuring a diversified tenant mix of national, regional and local tenants. The Plaza Mexico – Los Angeles Property features architectural details including facades, monuments and statues designed to replicate historic Mexican architecture, and the property is considered a cultural hub of the Mexican community of greater Los Angeles. The Plaza Mexico – Los Angeles Property features 1,704 parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of net rentable area.

As of June 1, 2016, the Plaza Mexico – Los Angeles Property was 90.9% leased by more than 213 tenants averaging approximately 2,000 square feet for inline tenants (on average less than 0.5% of total net rentable area). Only five tenants occupy more than 10,000 square feet, with the three largest tenants accounting for a combined 25.1% of the net rentable area. The Plaza Mexico – Los Angeles Property has maintained occupancy between 91.1% and 96.0% since 2006 with an annual average rate of 93.7%. The Plaza Mexico – Los Angeles Property is anchored by Food 4 Less, a subsidiary of Kroger, which has been in occupancy since 1988. Food 4 Less’s reported sales at the Plaza Mexico – Los Angeles Property have steadily increased from approximately $33.2 million ($606 per square foot) in 2011 to approximately $40.7 million in 2015 ($743 per square foot, 1.8% occupancy cost). The Plaza Mexico – Los Angeles Property is also anchored by La Curacao (a privately held chain of large format electronic stores, which has served the Los Angeles Hispanic community for over 30 years) and Rite Aid, which have been in occupancy since 2005 and 1988, respectively. Rite Aid’s sales at the Plaza Mexico – Los Angeles Property have increased from approximately $5.7 million ($297 per square foot) in 2011 to approximately $7.0 million in 2015 ($368 per square feet, 3.4% occupancy cost). According to the appraisal, contractual rents for Food 4 Less, La Curacao and Rite Aid are below market rates by approximately 57.9%, 24.4%, and 67.9%, respectively. Additional in-line tenants at the Plaza Mexico – Los Angeles Property include Planet Fitness, Skechers, Taco Bell, Jack In The Box, The Children’s Place, and Verizon Wireless.

The rentable area of the Plaza Mexico – Los Angeles Property comprises a two-story market that totals 84,241 square feet of rentable area, which was 89.9% occupied by 119 tenants as of June 1, 2016 (the “Marketplace”). The first floor features a mix of merchandise and service retailers, and the second story includes a food court with outdoor seating overlooking a plaza that hosts concerts and other special events. The Marketplace, which originally opened in 1988, has maintained between 89.4% and 99.3% occupancy since 2006.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

The following table presents certain information relating to the tenancies at the Plaza Mexico – Los Angeles Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
La Curacao	NR/NR/NR	27,381	6.8%	$18.15	$496,965	4.5%	NAV	NAV	1/31/2020(4)
Food 4 Less	BBB/Baa1/BBB	54,822	13.6%	$8.85	$485,209	4.4%	$743	1.8%	8/23/2018(5)
Rite Aid	B/B2/B	19,120	4.7%	$7.70	$147,239	1.3%	$368	3.4%	5/31/2018(6)
Total Anchor Tenants		101,323	25.1%	$11.15	$1,129,413	10.3%

Major Tenants
Planet Fitness(7)	NR/NR/NR	16,361	4.0%	$27.96	$457,454	4.2%	NAV	NAV	9/30/2026(7)
Chuck-E-Cheese	NR/NR/NR	12,116	3.0%	$8.25	$99,999	0.9%	$173(8)	8.8%(8)	12/31/2018(9)
Total Major Tenants		28,477	7.0%	$19.58	$557,453	5.1%

Non-Major Tenants		237,498(10)	58.8%	$39.20(10)	$9,311,048	84.7%

Occupied Collateral Total		367,298(10)	90.9%	$29.94(10)	$10,997,914	100.0%

Vacant Space		36,766	9.1%

Collateral Total		404,064	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	The U/W Base Rent includes contractual rent steps through June 1, 2017, totaling $251,325.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015, unless otherwise noted.

(4)	La Curacao has three, 5-year lease renewal options.

(5)	Food 4 Less has six, 5-year lease renewal options.

(6)	Rite Aid has two, 5-year lease renewal options.

(7)	Planet Fitness recently signed its lease and took possession of its space in May 2016. The tenant is expected to take occupancy and commence paying rent in October 2016. At closing, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $638,979 for rent concessions related to Planet Fitness. Planet Fitness has three, 5-year lease renewal options.

(8)	Sales PSF and Occupancy Costs for Chuck-E-Cheese are for the trailing 12-month period ending April 30, 2015.

(9)	Chuck-E-Cheese has three, 5-year lease renewal options.

(10)	14 tenants have no square footage but contribute $236,194 to the Annual U/W Base Rent. The Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral Total excluding the rent related to those tenants is $38.21 and $29.30, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

The following table presents certain information relating to the lease rollover schedule at the Plaza Mexico – Los Angeles Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	34	17,542	4.3%	17,542	4.3%	$973,733(4)	8.9%	$55.51(4)
2016	14	10,188	2.5%	27,730	6.9%	$472,012	4.3%	$46.33
2017(5)	97	74,210	18.4%	101,940	25.2%	$3,122,415(5)	28.4%	$42.08(5)
2018	52	143,860	35.6%	245,800	60.8%	$2,917,066	26.5%	$20.28
2019	14	32,128	8.0%	277,928	68.8%	$1,077,314	9.8%	$33.53
2020	7	50,435	12.5%	328,363	81.3%	$1,345,238	12.2%	$26.67
2021	1	5,994	1.5%	334,357	82.7%	$125,874	1.1%	$21.00
2022	2	9,720	2.4%	344,077	85.2%	$244,572	2.2%	$25.16
2023	1	2,860	0.7%	346,937	85.9%	$120,635	1.1%	$42.18
2024	2	4,000	1.0%	350,937	86.9%	$141,600	1.3%	$35.40
2025	0	0	0.0%	350,937	86.9%	$0	0.0%	$0.00
2026	1	16,361	4.0%	367,298	90.9%	$457,454	4.2%	$27.96
Thereafter	0	0	0.0%	367,298	90.9%	$0	0.0%	$0.00
Vacant	0	36,766	9.1%	404,064	100.0%	$0	0.0%	$0.00
Total/Weighted Average	225	404,064	100.0%			$10,997,914	100.0%	$29.94

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	13 month-to-month kiosk tenants have no square footage but contribute $220,594 to the Annual U/W Base Rent. Annual U/W Base Rent PSF excluding the rent related to those tenants is $42.93.

(5)	One tenant, Jesus Garcia, has no square footage but contribute $15,600 to the Annual U/W Base Rent. Annual U/W Base Rent PSF excluding the rent related to that tenant is $41.87.

The following table presents historical occupancy percentages at the Plaza Mexico – Los Angeles Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/1/2016(2)(3)
91.9%	92.2%	93.6%	93.9%	90.9%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Occupancy shown includes Planet Fitness (4.0% of net rentable area), which recently signed its lease and took possession of it premises in May 2016. Planet Fitness is expected to take occupancy and commence paying rent in October 2016. At closing, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $638,979 for rent concessions for Planet Fitness. Excluding Planet Fitness, the Plaza Mexico – Los Angeles Property was 86.9% physically occupied as of June 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Plaza Mexico – Los Angeles Property:

Cash Flow Analysis

	2013	2014	2015	TTM 2/29/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,989,293	$10,228,361	$10,483,828	$10,488,911	$10,997,914(1)	77.5%	$27.22
Grossed Up Vacant Space	0	0	0	0	1,490,725	10.5	3.69
Total Reimbursables	2,741,122	2,775,480	2,746,358	2,771,569	2,825,601	19.9	6.99
Other Income	525,802	745,771	761,337	786,464	715,675	5.0	1.77
Less Vacancy & Credit Loss	0	(191,051)	(168,067)	(168,067)	(1,829,904)(2)	(12.9)	(4.53)
Effective Gross Income	$13,256,217	$13,558,561	$13,823,456	$13,878,877	$14,200,010	100.0%	$35.14

Total Operating Expenses	$4,394,721	$4,600,012	$4,450,502	$4,353,659	$4,568,906	32.2%	$11.31

Net Operating Income	$8,861,496	$8,958,550	$9,372,954	$9,525,218	$9,631,104	67.8%	$23.84
TI/LC	0	0	0	0	404,064	2.8	1.00
Capital Expenditures	0	0	0	0	60,610	0.4	0.15
Net Cash Flow	$8,861,496	$8,958,550	$9,372,954	$9,525,218	$9,166,431	64.6%	$22.69

NOI DSCR(3)	1.79x	1.81x	1.90x	1.93x	1.95x
NCF DSCR(3)	1.79x	1.81x	1.90x	1.93x	1.85x
NOI DY(3)	8.4%	8.5%	8.8%	9.0%	9.1%
NCF DY(3)	8.4%	8.5%	8.8%	9.0%	8.6%

(1)	U/W Base Rent includes contractual rent steps through June 2017 totaling $251,325.

(2)	The underwritten economic vacancy is 9.3%. The Plaza Mexico – Los Angeles Property was 90.9% leased and 86.9% physically occupied as of June 1, 2016.

(3)	The debt service coverage ratios and debt yields are based on the Plaza Mexico – Los Angeles Whole Loan.

Appraisal. As of the appraisal valuation date of March 16, 2016, the Plaza Mexico – Los Angeles Property had an “as-is” appraised value of $184,000,000.

Environmental Matters. According to Phase I environmental site assessment dated as of March 18, 2016, there were no recognized environmental conditions identified at the Plaza Mexico – Los Angeles Property.

Market Overview and Competition. The Plaza Mexico – Los Angeles Property is located in Lynwood, California, approximately 9.0 miles southeast of downtown Los Angeles. The Plaza Mexico – Los Angeles Property is situated at the heavily trafficked intersection of Long Beach Boulevard (33,495 average daily traffic count) and Imperial Highway (28,749 average daily traffic count), directly adjacent to the Interstate 105 Freeway and Exit 12 ramp, which has an average daily traffic count of 209,879 cars. According to the appraisal, the 2015 populations within a three- and five-mile radius of the Plaza Mexico – Los Angeles Property were 387,826 and 995,071, respectively, while the estimated median household incomes within the same radii were $40,111 and $39,997, respectively.

The Plaza Mexico – Los Angeles Property is located in the Mid Cities submarket of the Los Angeles retail market. According to a third party market research report, the Mid Cities retail submarket has averaged 5.8% vacancy since 2012. According to a third party market research report, as of the first quarter of 2016, the Mid Cities retail submarket contained a total inventory of approximately 47.3 million square feet, overall vacancy rate of 5.2% and average asking rent of $20.10 per square foot on a triple net basis. The Plaza Mexico – Los Angeles Property’s average underwritten rent for the anchor tenants of $11.15 per square foot, is below the appraiser’s concluded anchor rent for comparable properties, which ranged from $21.00 to $24.00 per square foot on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

The following table presents certain information relating to comparable retail properties for the Plaza Mexico – Los Angeles Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Annual Base Rent PSF	Lease Type
Chesterfield Square Los Angeles, CA	2002/NAV	Home Depot, Food 4 Less, Walgreens, McDonalds	215,755	100.0%	11.3 miles	NAV	NNN

Gateway Towne Center Compton, CA	2007/NAV	Target, Home Depot, Staples, 24Hr. Fitness Sport	300,000	100.0%	4.4 miles	NAV	NNN

Azalea Shopping Center South Gate, CA	2014/NAV	Wal-Mart, Ross Dress for Less, Marshalls, Petco	374,000	98.0%	3.1 miles	$22.50-$26.52	NNN

El Paseo At South Gate South Gate, CA	2001/NAV	Regal 16 Cinemas, Curacao	298,691	96.0%	4.5 miles	$14.04-$24.00	NNN

Lakewood Marketplace Lakewood, CA	1968/NAV	Ross Stores, Fresh and Easy, Tuesday Morning, Sears, Daiso California, CSK Auto	215,754	90.0%	12.2 miles	$14.88-$27.84	NNN

South Gate Plaza Shopping Center South Gate, CA	1980/NAV	Northgate Market, CVS	83,316	99.0%	2.7 miles	NAV	NNN

(1)	Information obtained from the appraisal.

The Borrowers. The borrower is Plamex Investments, LLC, a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plaza Mexico – Los Angeles Whole Loan. Donald Chae and Min Chae are the guarantors of certain nonrecourse carveouts under the Plaza Mexico – Los Angeles Whole Loan.

The Sponsors. The sponsors are Donald Chae and Min Chae. The two brothers have over 50 years of combined real estate investment and development experience and currently own 26 real estate projects (in addition to the Plaza Mexico – Los Angeles Property), including retail properties, office properties and land in California. The Chaes acquired the first portion of the Plaza Mexico – Los Angeles Property in 1988 and later purchased the land surrounding the property from the City of Lynwood to facilitate the expansion of the project into its current state. As of December 31, 2015, the sponsors reported a combined net worth and liquidity of $72.8 million and $1.2 million respectively. The sponsors are involved in ongoing litigation with the City of San Bernardino and its Economic Development Agency. See “Description of the Mortgage Pool — Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $289,261 for real estate taxes; $53,346 for insurance premiums; $611,613 for TI/LCs for Planet Fitness; $744,439 for rent concessions for Planet Fitness ($638,979), Children’s Place ($67,500) and Kickin’ Crab ($37,960); $50,500 for deferred maintenance; $88,068 for Food 4 Less common area maintenance; $50,000 for La Curacao common area maintenance; $56,250 for pending litigation; $69,999 for proposed construction related to building façade improvements and pedestrian circulation improvements; and $150,000 for earthquake insurance. See “Description of the Mortgage Pool — Litigation and Other Considerations” in the Preliminary Prospectus. Additionally, the loan documents require monthly deposits of $57,852 for real estate taxes, $8,891 for insurance premiums, $5,051 for replacement reserves and $33,672 for general TI/LC (subject to a cap of $1,212,192). If, at any time during the Plaza Mexico – Los Angeles Whole Loan term, the balance of the general TI/LC reserve falls below $500,000, monthly deposits of $33,672 are required to resume until the cap is met.

Lockbox and Cash Management. The Plaza Mexico – Los Angeles Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent payments directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Following the occurrence of a Cash Trap Period (as defined below), excess cash will be held as additional collateral for the Plaza Mexico – Los Angeles Whole Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Trap Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the borrower.

A “Cash Trap Period” will commence upon the earlier of (i) the occurrence of an event of default under the loan documents; (ii) the combined debt service coverage ratio (including the Plaza Mexico – Los Angeles Mezzanine Loan) falling below 1.25x at the end of any calendar quarter; (iii) the commencement of a Food 4 Less Cash Trap Period (as defined below); (iv) at the lender’s election, any default in payment by ISLT Investments LLC (an upper-tier entity of the borrower) (“ISLT”) under two separate guaranties; or (v) the Parking Agreement (as defined below) being terminated. A Cash Trap Period will end if (x) with respect to clause (ii), for six consecutive months, (a) no default or event of default has occurred; (b) no event that would trigger another Cash Trap Period has occurred and (c) the combined debt service coverage ratio is at least 1.30x for six consecutive months; (y) with respect to clause (iii), upon the occurrence of a Food 4 Less Cash Trap Cure Event (as defined below) (and no other Cash Trap Period is then

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

continuing); and (z) with respect to clause (v), the borrower complies with all conditions within 10 business days of the termination of such Parking Agreement.

A “Parking Agreement” means that certain lease agreement by and between the borrower and 3000 E. Imperial, LLC.

A “Food 4 Less Cash Trap Period” will commence upon the earliest of (i) the earliest of (x) the date that is six months prior to the then current expiration date of the Food 4 Less lease, (y) the date upon which Food 4 Less delivers to the borrower a written notice or otherwise indicates its intention not to renew its lease, or (z) the date by which Food 4 Less must exercise its next occurring renewal option under the applicable terms of the Food 4 Less lease; (ii) the date upon which Food 4 Less becomes a debtor in any bankruptcy or insolvency proceeding; (iii) the date upon which Food 4 Less vacates, surrenders or ceases to conduct its normal business operations in substantially all of its space, or otherwise “goes dark” (or gives notice to the borrower of its intention to vacate, surrender or cease to conduct its normal business operations at substantially all of the Food 4 Less space, or otherwise “go dark”); (iv) the date upon which a monetary or material non-monetary default occurs (beyond any applicable notice, grace and cure periods expressly provided for under the Food 4 Less lease) under the Food 4 Less lease and (v) the date upon which the Food 4 Less lease expires or is surrendered, cancelled or otherwise terminated (or the borrower receives a notice from Food 4 Less of its intention to surrender, cancel or otherwise terminate the Food 4 Less lease).

A “Food 4 Less Cash Trap Cure Event” will occur, with respect to clause (i) above, if (A) Food 4 Less has renewed or extended its lease with a net effective rental rate of not less than the net effective rental rate under the Food 4 Less lease as of the loan closing date, for a term of not less than 5 years, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) the borrower has delivered to the lender (1) a copy of the Food 4 Less lease renewal and (2) an acceptable tenant estoppel certificate from Food 4 Less with respect to the Food 4 Less lease (as renewed or extended pursuant to the Food 4 Less lease renewal) and (C) the borrower has paid all tenant improvement allowances and leasing brokerage commissions payable by the borrower in connection with such Food 4 Less lease renewal and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same; with respect to clause (ii) above, if either (x) Food 4 Less has ceased to be a debtor in such voluntary bankruptcy or insolvency proceeding (and the Food 4 Less lease has been affirmed, assumed or assigned in a manner satisfactory to the lender), or (y) a Food 4 Less replacement tenant has taken an assignment of the Food 4 Less lease and assumed all of the obligations of the tenant thereunder, and the borrower has delivered to the lender (1) a copy of the assignment of the Food 4 Less lease to the Food 4 Less replacement tenant (together with evidence reasonably satisfactory to the lender that the Food 4 Less replacement tenant is open for business in the space demised to the Food 4 Less replacement tenant and paying full unabated rent in accordance with the Food 4 Less replacement lease), and (2) an acceptable tenant estoppel certificate from the Food 4 Less replacement tenant; with respect to clause (iii) above, if (A) Food 4 Less has resumed operations and been open for business to the public at the Plaza Mexico – Los Angeles Property in the entire Food 4 Less space for 90 consecutive calendar days (and no event of default has occurred or is then in effect during such 90 consecutive calendar day period), (B) the Food 4 Less lease is in full force and effect and no default has occurred and is continuing under the Food 4 Less lease, and (C) the borrower has delivered to the lender an acceptable tenant estoppel certificate from Food 4 Less with respect to the Food 4 Less lease; with respect to any of the clauses above, if the borrower has (A) entered into a lease with a replacement tenant reasonably satisfactory to the lender demising all of the Food 4 Less space, with a net effective rental rate of not less than the net effective rental rate under the Food 4 Less lease as of the loan closing date, for a term of not less than 5 years, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) delivered to the lender (1) a copy of the Food 4 Less replacement lease (together with evidence reasonably satisfactory to the lender that the Food 4 Less replacement tenant is open for business in the space demised to the Food 4 Less replacement tenant and paying full unabated rent in accordance with the Food 4 Less replacement lease), (2) an acceptable tenant estoppel certificate from the Food 4 Less replacement tenant and (3) if requested by the lender, a subordination, non-disturbance and attornment agreement from the Food 4 Less replacement tenant in form and substance satisfactory to lender and (C) paid all tenant improvement allowances and leasing brokerage commissions payable by the borrower in connection with the Food 4 Less replacement lease and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of payment of the same.

Property Management. The Plaza Mexico – Los Angeles Property is managed by an affiliate of the borrower.

Assumption. The borrower is permitted to transfer the Plaza Mexico – Los Angeles Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2016-NXS6 Certificates and similar confirmations from each rating agency rating any securities backed by any of the Plaza Mexico – Los Angeles Companion Loans.

Partial Release. Not Permitted.

Free Release. The borrower has the right to a free release of an unimproved portion of the Plaza Mexico – Los Angeles Property (the “Release Parcel”) provided certain conditions are met including, among others: (i) no event of default has occurred and is continuing; (ii) following the release, the remaining Plaza Mexico – Los Angeles Property will be in compliance with applicable legal requirements and all provisions of any leases of any portion of the Plaza Mexico – Los Angeles Property that are then in effect (including, without limitation, as to required parking spaces, restrictions on development, access and similar matters), and the Release Parcel will be subject to a restrictive covenant prohibiting the use or development thereof in any manner that violates any provision of any then-existing lease of the remaining Plaza Mexico – Los Angeles Property; and (iii) compliance with REMIC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

requirements. No value was attributed to the Release Parcel in the appraisal. The borrower is permitted to construct a parking garage and a residential complex on the Release Parcel.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Natixis, New York Branch (in such capacity, the “Plaza Mexico – Los Angeles Mezzanine Lender”) has originated a $14,000,000 mezzanine loan (the “Plaza Mexico – Los Angeles Mezzanine Loan”) to an affiliate of the borrower. The Plaza Mexico – Los Angeles Mezzanine Loan is subject to an intercreditor agreement between the lender and the Plaza Mexico – Los Angeles Mezzanine Lender. The Plaza Mexico – Los Angeles Mezzanine Loan had an initial term of 60 months and has a remaining term as of the Cut-off Date of 60 months. The Plaza Mexico – Los Angeles Mezzanine Loan accrues interest at an interest rate of 12.352% per annum and requires interest-only payments through the term of the Plaza Mexico – Los Angeles Mezzanine Loan. The Plaza Mexico – Los Angeles Mezzanine Loan was purchased by Waterfall Olympic Master Fund Grantor Trust, Series III on August 12, 2016.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Plaza Mexico – Los Angeles Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 13.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

COSENTINO

SAW MILL CLUB
EAST

ROSELLE
LIGHTING AND SUPPLY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 333 North Bedford

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Office/Retail/Warehouse
Cut-off Date Balance(1):	$29,913,127			Location:	Mount Kisco and Bedford, NY
% of Initial Pool Balance:	4.0%			Size:	611,954 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$96.95
Borrower Name:	DP 21, LLC			Year Built/Renovated:	1957/2009
Sponsors:	James A. Diamond; William E. Diamond			Title Vesting:	Fee
Mortgage Rate:	3.780%			Property Manager:	Self-managed
Note Date:	August 4, 2016			4th Most Recent Occupancy (As of):	96.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.9% (12/31/2013)
Maturity Date:	August 10, 2026			2nd Most Recent Occupancy (As of):	98.8% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	81.4% (8/1/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$6,437,527 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI:	$6,329,468 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI:	$6,630,288 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI:	$6,778,878 (TTM 5/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$7,450,441
				U/W Expenses:	$2,331,060
				U/W NOI(4):	$5,119,381
				U/W NCF:	$4,776,687
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.54x
				U/W NCF DSCR(1):	1.44x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	8.6%
Taxes	$15,703	$120,633	NAP	U/W NCF Debt Yield(1):	8.1%
Insurance	$127,612	$10,634	NAP	As-Is Appraised Value(5):	$92,500,000
Replacement Reserves	$0	$5,100	NAP	As-Is Appraisal Valuation Dates:	July 6, 2016
TI/LC Reserve	$1,500,000	Springing	$1,500,000	Cut-off Date LTV Ratio(1)(5):	64.1%
Deferred Maintenance	$860,966	$0	NAP	LTV Ratio at Maturity or ARD(1)(5):	50.7%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 333 North Bedford Whole Loan.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.
(5)	The appraiser also concluded to an “as-stabilized” appraised value of $96,400,000 as of July 1, 2017, which would indicate a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 61.5% and 48.6%, respectively. See “Appraisal” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “333 North Bedford Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a multi-tenanted mixed use building containing a combination of warehouse, flex, office, retail, and recreation space, located in Mount Kisco and Bedford, New York (the “333 North Bedford Property”). The 333 North Bedford Whole Loan was originated on August 4, 2016 by Natixis Real Estate Capital LLC. The 333 North Bedford Whole Loan had an original principal balance of $59,500,000, has an outstanding principal balance as of the Cut-off Date of $59,327,701 and accrues interest at an interest rate of 3.780% per annum. The 333 North Bedford Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The 333 North Bedford Whole Loan matures on August 10, 2026.

The controlling Note A-1 had an original principal balance of $30,000,000, has an outstanding principal balance of $29,913,127 as of the Cut-Off Date and will be contributed to the WFCM 2016-NXS6 Trust. The non-controlling Note A-2 (the “333 North Bedford Companion Loan”) had an original principal balance of $29,500,000, is currently held by Natixis Real Estate Capital LLC (although Natixis Real Estate Capital LLC reserves the right to reapportion the balance or sub-divide such note) and is expected to be contributed to a future trust or trusts. The lender provides no assurances that Note A-2 will not be split further. See “Description of the Mortgage Pool—The Whole Loan—The Serviced Whole Loans—The 333 North Bedford Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$30,000,000	WFCM 2016-NXS6	Yes
A-2	$29,500,000	Natixis Real Estate Capital LLC	No
Total	$59,500,000

Following the lockout period, the borrower has the right to defease the 333 North Bedford Whole Loan in whole or in part on any date before May 10, 2026. In addition, the 333 North Bedford Whole Loan is prepayable without penalty on or after May 10, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 4, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$59,500,000	100.0%	Loan payoff(1)	$40,686,576	68.4%
			Reserves	2,504,280	4.2
			Closing costs	1,140,429	1.9
			Return of equity	15,168,714	25.5
Total Sources	$59,500,000	100.0%	Total Uses	$59,500,000	100.0%
(1)	The 333 North Bedford Property was previously securitized in the UBSC 2011-C1 transaction.

The Property. The 333 North Bedford Property is a one- and two-story 611,954 square foot, multi-tenanted class B+ mixed-use building containing a combination of flex (25.6% of net rentable area), warehouse (11.8%), recreation space (22.3%), retail (18.8% including health club spaces), self-storage (14.7%) and office (6.8%), known as The Park at Mount Kisco. The 333 North Bedford Property is situated on a 37.4-acre parcel located in the towns of Mount Kisco and Bedford, New York. Originally built in 1957 as a single tenant distribution facility, the 333 North Bedford Property was reconfigured to a multi-tenanted facility in 2006-2009. The 333 North Bedford Property features 20.5-foot clear heights, 9 loading docks, 17 drive-in bays, and 31.5-foot by 31.5-foot column spacing. The 333 North Bedford Property contains 799 surface parking spaces, accounting for a parking ratio of 1.3 spaces per 1,000 square feet of rentable area. As of August 1, 2016, the 333 North Bedford Property was 81.4% occupied by 20 tenants. Major tenants at the 333 North Bedford Property include Grand Prix New York Racing, Target, Safe Havens Partners (self-storage), Saw Mill Club East fitness center and Photo File, Inc. Approximately 22.3% of the total rentable area consists of recreation space in the form of an indoor go-karting track, bowling alley, and a trampoline park.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

The following table presents certain information relating to the tenancy at the 333 North Bedford Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Space Type	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Grand Prix New York Racing(2)	NR/NR/NR	Recreational	117,942	19.3%	$8.90	$1,049,106	17.8%	12/31/2024
Safe Havens Partners(3)	NR/NR/NR	Self-storage	90,031	14.7%	$8.33	$750,000	12.7%	5/31/2022
Photo File, Inc.	NR/NR/NR	Flex	42,881	7.0%	$14.04	$602,149	10.2%	3/31/2020(4)
Saw Mill Club East(5)	NR/NR/NR	Health Club	42,693	7.0%	$18.87	$805,500	13.6%	12/31/2020(6)
C&C North America	NR/NR/NR	Retail	31,454	5.1%	$14.07	$442,609	7.5%	3/31/2018(7)
Total Major Tenants			325,001	53.1%	$11.23	$3,649,364	61.8%

Non-Major Tenants			173,107	28.3%	$13.04	$2,257,476	38.2%

Occupied Collateral Total			498,108	81.4%	$11.86	$5,906,840	100.0%

Vacant Space(3)			113,846	18.6%

Collateral Total			611,954	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $57,364, through August 2017.
(2)	Grand Prix New York Racing subleases 17,200 square feet to Spins Bowl (2.8% of net rentable area) at a current rental rate of $20.93 per square foot. The sponsors have a 52.6% ownership interest in Grand Prix New York Racing and 87.4% ownership interest in Spins Bowl. The Annual U/W Base Rent for Grand Prix New York Racing is based on the tenant’s primary lease rate and Spins Bowl’s lease rate. Spins Bowl is required to pay the borrower directly the annual rent of $360,000.
(3)	The sponsors have 75.0% ownership in Safe Havens Partners.
(4)	Photo File, Inc. has a one-time right to terminate its lease on October 1, 2017, with nine months’ written notice and the payment of unamortized landlord lease transaction costs, including cost of tenant’s build-out and brokerage fees.
(5)	Saw Mill Club East subleases 1,300 square feet to Spa East (0.2% of net rentable area) at a current rental rate of $44.77 per square foot. The Annual U/W Base Rent for Saw Mill Club East is based on the tenant’s primary lease rate.
(6)	Saw Mill Club East has five, five-year renewal options.
(7)	C&C North America has two, five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the 333 North Bedford Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	3	57,418	9.4%	57,418	9.4%	$735,572	12.5%	$12.81
2018	3	71,164	11.6%	128,582	21.0%	$947,316	16.0%	$13.31
2019	5	27,051	4.4%	155,633	25.4%	$368,889	6.2%	$13.64
2020	5	120,121	19.6%	275,754	45.1%	$1,806,146	30.6%	$15.04
2021	0	0	0.0%	275,754	45.1%	$0	0.0%	$0.00
2022	2	96,612	15.8%	372,366	60.8%	$869,133	14.7%	$9.00
2023	0	0	0.0%	372,366	60.8%	$0	0.0%	$0.00
2024	1	117,942	19.3%	490,308	80.1%	$1,049,106	17.8%	$8.90
2025	0	0	0.0%	490,308	80.1%	$0	0.0%	$0.00
2026	0	0	0.0%	490,308	80.1%	$0	0.0%	$0.00
Thereafter	1	7,800	1.3%	498,108	81.4%	$130,678	2.2%	$16.75
Vacant	0	113,846	18.6%	611,954	100.0%	$0	0.0%	$0.00
Total/Weighted Average	20	611,954	100.0%			$5,906,840	100.0%	$11.86

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

The following table presents historical occupancy percentages at the 333 North Bedford Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/1/2016(2)(3)
96.9%	98.8%	100.0%	81.4%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)	The decrease in occupancy from 2015 is due to former tenant The Wine Enthusiast (18.6% of net rentable area) vacating its space in July 2016.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 333 North Bedford Property:

Cash Flow Analysis

	2013	2014	2015	TTM 5/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,640,031	$6,475,101	$6,901,321	$6,999,170	$5,906,840	79.3%	$9.65
Grossed Up Vacant Space	0	0	0	0	1,223,845	16.4	2.00
Total Reimbursables	1,915,069	2,028,386	2,109,966	2,164,362	1,950,357	26.2	3.19
Other Income	12,028	47,286	1,283	3,127	3,127	0.0	0.01
Less Vacancy & Credit Loss	0	0	0	0	(1,633,727)(1)	(21.9)	(2.67)
Effective Gross Income	$8,567,127	$8,550,772	$9,012,571	$9,166,659	$7,450,441	100.0%	$12.17

Total Operating Expenses	$2,129,600	$2,221,304	$2,382,282	$2,387,781	$2,331,060	31.3	$3.81

Net Operating Income	$6,437,527	$6,329,468	$6,630,288	$6,778,878	$5,119,381(2)	68.7%	$8.37

TI/LC	0	0	0	0	305,977	4.1	0.50
Capital Expenditures	0	0	0	0	36,717	0.5	0.06
Net Cash Flow	$6,437,527	$6,329,468	$6,630,288	$6,778,878	$4,776,687	64.1%	$7.81

NOI DSCR(3)	1.94x	1.91x	2.00x	2.04x	1.54x
NCF DSCR(3)	1.94x	1.91x	2.00x	2.04x	1.44x
NOI DY(3)	10.9%	10.7%	11.2%	11.4%	8.6%
NCF DY(3)	10.9%	10.7%	11.2%	11.4%	8.1%

(1)	The underwritten economic vacancy is 18.0%. The 333 North Bedford Property was 81.4% physically occupied as of August 1, 2016.
(2)	The decrease in U/W NOI is due to a former tenant The Wine Enthusiast, (18.6% of net rentable area) vacating its space in July 2016.
(3)	The debt service coverage ratios and debt yields are based on the 333 North Bedford Whole Loan.

Appraisal. As of the appraisal valuation date of July 6, 2016, the 333 North Bedford Property had an “as-is” appraised value of $92,500,000 and an “as-stabilized” value of $96,400,000 as of July 1, 2017, based on a stabilized occupancy of 93.0%.

Environmental Matters. According to a Phase I environmental site assessment dated July 15, 2016, there was no evidence of any recognized environmental conditions at the 333 North Bedford Property.

Market Overview and Competition. The 333 North Bedford Property is located in Mount Kisco and Bedford, Westchester County, New York, approximately 43.2 miles northeast of New York City. The 333 North Bedford Property is situated 2.2 miles west of Interstate 684, which runs north/south through Westchester to Putnam County. The 333 North Bedford Property is also located approximately 8.1 miles east of the Taconic State Parkway, which travels north-south through Westchester County, providing access to White Plains to the south and Yorktown to the north. According to the appraisal, the 2016 estimated population in Mount Kisco and Bedford was 11,337 and 17,799, respectively, with an estimated 2016 average household income of $104,272 and $188,402, respectively. Mount Kisco is often referred to as “the commercial hub” of northern Westchester, as residents from surrounding towns and municipalities come to shop at the village’s array of stores. North Bedford Road is considered the main commercial corridor in the area and is heavily developed with various commercial and retail uses for approximately 2 miles north of downtown Mount Kisco. Over the last decade, national retailers have increased their presence in the market. Staples, Target and T.J. Maxx have all opened locations along East Main Street and North Bedford Road, north and south of town. In addition, Borders Books recently opened a store at the northwest corner of East Main Street and Green Street in downtown Mount Kisco.

According to the appraisal, the 333 North Bedford Property is located within the North Market industrial submarket of the Westchester County industrial market. As of the second quarter of 2016, the submarket reported total inventory of 72 buildings totaling approximately 2.2 million square feet with a 5.1% vacancy rate. The appraiser concluded to market rents for the 333 North Bedford Property of $12.00 per square foot for the industrial space, $20.00 per square foot for the office space and $18.00 per square foot for the health club spaces, all on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

The following table presents certain information relating to comparable office properties to the 333 North Bedford Property:

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
404 Fieldcrest Drive Elmsford, NY	1996/NAV	1	78,674	100%	14.0 miles	Federal Express	Apr 2016 / 5 Yrs	78,674	$10.50	NNN
518-520 Franklin Avenue Mount Vernon, NY	1960/NAV	1	22,500	100%	27.8 miles	Not disclosed	Oct 2015/ 10 Yrs	22,500	$12.75	NNN
3 Westchester Plaza Elmsford, NY	1969/NAV	1	93,500	100%	14.5 miles	Vivant Solar	Aug 2015 / 5 Yrs	24,275	$17.00	NNN
560 South 3rd Avenue Mount Vernon, NY	1965/NAV	1	63,000	100%	28.1 miles	DHL	Jun 2015 / NAV	22,400	$12.81	Modified Gross
600-700 Executive Blvd. Elmsford, NY	1968/NAV	1	107,500	100%	14.8 miles	Not Disclosed	Jun 2015 / 5 Yrs	15,000	$13.50	NNN
36 Midland Avenue Port Chester, NY	1979/NAV	1	78,287	88%	20.8 miles	Walker Zanger	Apr 2015 / 10 Yrs	21,764	$14.64	NNN
(1)	Information obtained from the appraisal and a third party report.

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
400 Columbus Avenue Valhalla, NY	1972/1998	3	141,190	50%	10.3 miles	Confidential	Jun 2016 / 10 Yrs	4,700	$23.50	Modified Gross
500 Executive Boulevard Ossining, NY	1996/2002	3	22,500	94%	10.5 miles	Confidential	Jan 2016 / 5 Yrs	2,895	$21.50	NNN
280 North Bedford Road Mount Kisco, NY	1988/1999	3	30,000	92%	0.2 miles	Confidential	Jan 2016 / 5 Yrs	1,700	$24.00	NNN
45 Knollwood Road Elmsford, NY	1982/NAV	5	50,000	93%	16.0 miles	Paredim Partners	Nov 2015 / 5 Yrs	3,109	$22.00	Modified Gross
45 Kensico Drive Mount Kisco, NY	1970/NAV	2	16,320	100%	1.1 miles	Confidential	Sep 2015 / 5 Yrs	2,385	$22.00	Modified Gross
(1)	Information obtained from the appraisal and a third party report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

The Borrower. The borrower is DP 21, LLC, a New York limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 333 North Bedford Whole Loan. James A. Diamond and William E. Diamond are the guarantors of certain nonrecourse carveouts under the 333 North Bedford Whole Loan.

The Sponsors. The sponsors are James A. Diamond and William E. Diamond, founders of Diamond Properties LLC. Since its founding in 1993, Diamond Properties, LLC has acquired 58 properties, including office, warehouse, retail and residential properties and land, in New York, Pennsylvania, Connecticut, Ohio and Maryland; and the firm currently owns 44 properties, totaling in excess of 3.7 million square feet. James A. Diamond and William E. Diamond reported an aggregate net worth of approximately $83.6 million and $81.0 million, respectively, as of December 31, 2015.

Escrows. The loan documents provide for upfront reserves in the amount of $15,703 for real estate taxes, $127,612 for insurance, $1,500,000 for tenant improvements and leasing commissions (“TI/LC”) and $860,966 for deferred maintenance. The loan documents also provide for ongoing monthly deposits of $120,633 for real estate taxes, $10,634 for insurance premiums and $5,100 for replacement reserves. The TI/LC reserve is subject to a cap of $1,500,000 and a floor of $500,000. If the balance of the TI/LC reserve falls below $500,000, the loan documents require ongoing monthly deposit in the amount of $25,498 until the cap is met.

Lockbox and Cash Management. The 333 North Bedford Whole Loan is structured with a lender-controlled hard lockbox, which is already in place, and springing cash management. The 333 North Bedford Whole Loan requires all rents to be directly deposited by tenants of the 333 North Bedford Property into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.10x; or (iii) a Primary Tenant Sweep Period (as defined below). A Cash Management Period will end, with respect to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.15x for six consecutive months; and with respect to clause (iii), upon the occurrence of a Primary Tenant Sweep Period Cure (as defined below).

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of, or receipt by the borrower of a notice to terminate, a Primary Tenant (as defined below) lease; (ii) a Primary Tenant becoming the subject of a bankruptcy action; (iii) a Primary Tenant “going dark” in a majority of its premises; (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under a Primary Tenant lease; or (v) the date that is the earlier of nine months prior to (A) any lease extension date set forth in a Primary Tenant lease or (B) the expiration date of such Primary Tenant lease unless, in the case of (v) such Primary Tenant lease has been extended with a term that expires no earlier than five years after the 333 North Bedford Whole Loan maturity date.

A “Primary Tenant Sweep Period Cure” will occur with respect to clause (i) or clause (v) above, if a Primary Tenant Replacement Event (as defined below) has occurred; with respect to clause (ii) above, if either (A) the bankruptcy action is dismissed and the Primary Tenant lease is affirmed, or (B) a Primary Tenant Replacement Event has occurred; with respect to clause (iii) above, if either (A) a Primary Tenant or another tenant re-opens for business for a continuous period of not less than three months, or (B) a Primary Tenant Replacement Event has occurred; or with respect to clause (iv) above, if either (A) the monetary or material non-monetary default is cured and no other monetary or material nonmonetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease, or (B) a Primary Tenant Replacement Event has occurred.

A “Primary Tenant Replacement Event” means the termination of a Primary Tenant lease and the borrower entering into one or more new leases for all of the applicable Primary Tenant premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

A “Primary Tenant” means each of (i) Grand Prix New York Racing, (ii) Spins Bowl, (iii) and thereafter, any acceptable replacement tenant thereof occupying all or substantially all of the Primary Tenant premises.

Property Management. The 333 North Bedford Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the 333 North Bedford Property provided that certain conditions are satisfied including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2016-NXS6 Certificates and similar confirmations from each rating agency rating securities backed by the 333 North Bedford Companion Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the 333 North Bedford Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YEAGER PORTFOLIO

Yeager Office Suites

Frisco

Carmel Office Suites

Carmel

Greenwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Yeager Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$28,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$28,000,000			Location:	Various – See Table
% of Initial Pool Balance:	3.7%			Size:	163,740 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$171.00
Borrower Name:	Yeager Companies LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Scott J. Yeager			Title Vesting:	Fee
Mortgage Rate:	4.881%			Property Manager:	Self-managed
Note Date:	September 13, 2016			4th Most Recent Occupancy (As of)(2):	97.6% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	97.6% (12/31/2013)
Maturity Date:	October 6, 2026			2nd Most Recent Occupancy (As of)(2):	95.4% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	98.9% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	99.5% (8/1/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	$2,348,010 (12/31/2013)
Call Protection:	L(24),D(91),O(5)			3rd Most Recent NOI (As of):	$2,420,104 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(3):	$2,944,282 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$2,997,848 (TTM 6/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$5,207,442
				U/W Expenses:	$2,366,980
				U/W NOI:	$2,840,462
				U/W NCF:	$2,731,235
Escrows and Reserves(1):				U/W NOI DSCR:	1.60x
				U/W NCF DSCR:	1.53x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.1%
Taxes	$81,166	$40,583	NAP	U/W NCF Debt Yield:	9.8%
Insurance	$25,388	$4,231	NAP	As-Is Appraised Value:	$38,460,000
Replacement Reserve	$0	$2,997	NAP	As-Is Appraisal Valuation Date(4):	Various
TI/LC Reserve	$0	$11,988	$400,000	Cut-off Date LTV Ratio:	72.8%
Deferred Maintenance	$40,103	$0	NAP	LTV Ratio at Maturity or ARD:	59.6%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” section.

(4)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Yeager Portfolio Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in eight suburban office properties located in Indiana and Texas (the “Yeager Portfolio Properties”). The Yeager Portfolio Mortgage Loan was originated on September 13, 2016 by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York 10019 (“UBS AG, 1285 Branch”). The Yeager Portfolio Mortgage Loan had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $28,000,000 and accrues interest at an interest rate of 4.881% per annum. The Yeager Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Yeager Portfolio Mortgage Loan matures on October 6, 2026.

Following the lockout period, the borrower has the right to defease the Yeager Portfolio Mortgage Loan in whole or in part (see “Partial Release” section), on any payment date on or after November 6, 2018. In addition, the Yeager Portfolio Mortgage Loan is prepayable without penalty on or after June 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YEAGER PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$28,000,000	100.0%	Loan payoff	$19,577,315	69.9%
			Closing costs	715,992	2.6
			Reserves	146,656	0.5
			Return of equity	7,560,037	27.0
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%

The Properties. The Yeager Portfolio Properties consist of eight office properties located in Indiana (seven properties) and Texas (one property). The Yeager Portfolio Properties total 163,740 square feet and are leased to 608 tenants. The Yeager Portfolio Properties range in size from 8,100 square feet to 29,562 square feet, with an average of 20,468 square feet. The Yeager Portfolio Properties caters to the on modern-day needs of small businesses, start-ups, and independent professionals by providing office suites with all-inclusive amenities at affordable monthly rates. With the exception of the Noblesville II property, which is more similar to a traditional office building with larger suites and fewer tenants, all Yeager Portfolio Properties offer suite-style office spaces to tenants and feature communal conference rooms, a cafe, and co-working space. In addition, tenants at all Yeager Portfolio Properties are provided with high-speed internet access, utilities, and janitorial maintenance, as well as technological amenities at a fixed fee. The Yeager Portfolio Properties offer tenants monthly rates ranging from $202 to $3,300 per suite on month-to-month leases, with a 90-day notice to vacate. No tenant accounts for more than 9.4% of the net rentable area or 13.1% of underwritten base rent at the Yeager Portfolio Properties.

The Yeager Portfolio Properties were developed or acquired by the sponsor from 2005 to 2014, for a total cost of approximately $36.9 million ($225.18 per square foot). In addition, the sponsor spent approximately $454,094 in capital expenditures and other soft costs for a total cost basis of approximately $37.3 million ($227.95 per square foot). Since 2007, the average occupancy across the Yeager Portfolio Properties, excluding properties in initial lease up has ranged from 97.2% to 100.0%. As of August 1, 2016, the Yeager Portfolio Properties were 99.5% occupied by 608 tenants with individual properties ranging in occupancy from 98.4% to 100.0%.

The following table presents certain information relating to the Yeager Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV
Frisco - Frisco, TX	$7,000,000	25.0%	99.4%	2013/NAP	25,019	$8,450,000	82.8%
Carmel - Carmel, IN	$6,000,000	21.4%	100.0%	2010/NAP	29,562	$8,000,000	75.0%
Fishers II - Fishers, IN	$3,700,000	13.2%	98.4%	2007/NAP	24,685	$5,330,000	69.4%
Greenwood - Greenwood, IN	$3,600,000	12.9%	100.0%	2008/NAP	24,303	$5,200,000	69.2%
Fishers I - Fishers, IN	$3,100,000	11.1%	100.0%	2005/NAP	16,653	$4,460,000	69.5%
Plainfield - Plainfield, IN	$3,000,000	10.7%	99.1%	2009/NAP	22,818	$4,300,000	69.8%
Noblesville I - Noblesville, IN	$1,000,000	3.6%	100.0%	1930/2005	8,100	$1,550,000	64.5%
Noblesville II - Noblesville, IN	$600,000	2.1%	100.0%	2006/NAP	12,600	$1,170,000	51.3%
Total/Weighted Average	$28,000,000	100.0%	99.5%		163,740	$38,460,000	72.8%

The following table presents certain information relating to the property mix at the Yeager Portfolio Properties:

Property Mix

Property Name – Location	Net Rentable Area (SF)	No. of Suites	Average Suite U/W Monthly Rent	Average Suite NRSF	Average Suite U/W Annual Rent PSF
Frisco - Frisco, TX	25,019	152	$628.06	145	$54.74
Carmel - Carmel, IN	29,562	146	$559.34	181	$38.61
Fishers II - Fishers, IN	24,685	98	$625.40	216	$35.58
Greenwood - Greenwood, IN	24,303	101	$569.71	206	$34.10
Fishers I - Fishers, IN	16,653	76	$566.64	189	$36.03
Plainfield - Plainfield, IN	22,818	96	$575.06	204	$34.69
Noblesville I - Noblesville, IN	8,100	42	$504.14	166	$36.80
Noblesville II - Noblesville, IN	12,600	6	$2,458.33	2,100	$14.17
Total/Weighted Average	163,740	717	$599.94	201	$39.87

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YEAGER PORTFOLIO

The following table presents historical occupancy percentages at the Yeager Portfolio Properties:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)	8/1/2016(3)
97.6%	97.6%	95.4%	98.9%	99.5%

(1)	Information obtained from the borrower.

(2)	2012 and 2013 occupancy excludes the Frisco property as it was constructed in 2013. In 2014, the Frisco property had occupancy of 75.0% during its initial lease-up period. Excluding the Frisco property, the Yeager Portfolio Properties had occupancy of 98.3%.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Yeager Portfolio Properties:

Cash Flow Analysis

	2013(1)	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$3,538,349	$4,059,877(3)	$4,941,210(3)	$5,125,842	$5,245,243	100.7%	$32.03
Grossed Up Vacant Space	0	0	0	0	29,352	0.6	0.18
Total Reimbursables	0	0	0	0	0	0.0	0.00
Other Income(4)	304,619	279,085	223,919	236,498	232,265	4.5	1.42
Less Vacancy & Credit Loss	0	0	0	0	(299,418)(5)	(5.7)	(1.83)
Effective Gross Income	$3,842,968	$4,338,962	$5,165,129	$5,362,340	$5,207,442	100.0%	$31.80

Total Operating Expenses	$1,494,958	$1,918,858	$2,220,847	$2,364,492	$2,366,980	45.5%	$14.46

Net Operating Income	$2,348,010	$2,420,104	$2,944,282	$2,997,848	$2,840,462	54.5%	$17.35
TI/LC	0	0	0	0	84,858	1.6	0.52
Capital Expenditures	0	0	0	0	24,369	0.5	0.15
Net Cash Flow	$2,348,010	$2,420,104	$2,944,282	$2,997,848	$2,731,235	52.4%	$16.68

NOI DSCR	1.32x	1.36x	1.65x	1.68x	1.60x
NCF DSCR	1.32x	1.36x	1.65x	1.68x	1.53x
NOI DY	8.4%	8.6%	10.5%	10.7%	10.1%
NCF DY	8.4%	8.6%	10.5%	10.7%	9.8%

(1)	2013 excludes the Frisco property as it was constructed in 2013.

(2)	In addition to leased contract rent, Base Rent includes income from membership fees for access to the Yeager Portfolio Properties ($105,526) and leased storage ($7,308).

(3)	The increase in 2015 Base Rent over 2014 Base Rent is due primarily to the Frisco property being in initial lease-up period in 2014 and reaching 100.0% occupancy in 2015.

(4)	Other Income is comprised of fees for phone/cable, utilities, and tenant improvements.

(5)	The underwriting economic vacancy is 5.7% (8.0% for the Frisco property and 5.0% for the other Yeager Portfolio Properties), in-line with the appraiser’s concluded vacancy rates for each property and generally above the historical vacancy rates at each property. The Yeager Portfolio Properties were 99.5% physically occupied as of August 1, 2016.

Appraisal. As of the appraisal valuation dates of July 25, 2016 and July 27, 2016, the Yeager Portfolio Properties had an aggregate “as-is” appraised value of $39,460,000.

Environmental Matters. According to the Phase I environmental site assessments dated July 26, 2016 through August 3, 2016, there was no evidence of any recognized environmental conditions at the Yeager Portfolio Properties.

Market Overview and Competition. The Yeager Portfolio Properties are comprised of eight suburban office / office suite properties located in Indiana within the Indianapolis metropolitan statistical area (seven properties) and in Texas within the Dallas metropolitan statistical area (one property), listed below by descending allocated principal balance as of the Cut-off Date.

The following table presents certain information relating to the Yeager Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	Estimated 2016 Population (5-mile Radius)(1)	Estimated 2016 Average Household Income (5-mile Radius)(1)	Average Submarket Vacancy(1)
Frisco - Frisco, TX	$7,000,000	187,308	$118,254	12.1%
Carmel - Carmel, IN	$6,000,000	151,398	$109,943	6.9%
Fishers II - Fishers, IN	$3,700,000	144,599	$104,329	12.9%
Greenwood - Greenwood, IN	$3,600,000	151,087	$72,369	5.8%
Plainfield - Plainfield, IN	$3,000,000	97,526	$76,814	5.4%
Fishers I - Fishers, IN	$3,100,000	166,686	$104,234	12.9%
Noblesville I - Noblesville, IN	$1,000,000	97,591	$93,643	13.9%
Noblesville II - Noblesville, IN	$600,000	119,283	$96,575	13.9%

(1)	Information obtained from third party market research reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YEAGER PORTFOLIO

The Borrowers. The borrower is Yeager Companies LLC, a Texas limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidated opinion in connection with the origination of the Yeager Portfolio Mortgage Loan. The borrower is owned by managing member, Yeager Real Estate Inc. (0.5%) and Yeager Properties Inc. (“Yeager Properties”) (99.5%), both of which are wholly owned by Scott J. Yeager.

The Sponsors. The sponsor and non-recourse guarantor of the Yeager Portfolio Mortgage Loan is Scott J. Yeager (“Yeager Portfolio Guarantor”). Mr. Yeager is the founder of Yeager Properties, which provides creatively designed multi-tenant office and retail properties that serve the small tenant market. Yeager Properties caters to the needs of small businesses and independent professionals by providing furnished office suite buildings with all-inclusive amenities including utilities, cable, high speed internet, and a full time on-site property manager at affordable rates. Yeager Properties currently manages nine office suites and two retail properties across Indiana and Texas.

The Yeager Portfolio Mortgage Loan will be recourse to the Yeager Portfolio Guarantor pursuant to standard carve-outs and upon the occurrence of the Partial Recourse Springing Event (as defined below), the entire outstanding principal balance under the note, up to $2.8 million.

A “Partial Recourse Springing Event” will commence upon the date on which (i) the property manager no longer manages the Yeager Portfolio Properties pursuant to the management agreement, (ii) the Yeager Portfolio Guarantor does not own at least 51% of all legal and beneficial interests in the property manager (subject to the ability to transfer its ownership to immediate family members or trusts for estate planning purposed provided that Scott J. Yeager continues to control the property manager), or (iii) the Yeager Portfolio Guarantor does not control the property manager.

Escrows. The loan documents provide for upfront reserves in the amount of $81,166 for real estate taxes, $25,388 for insurance, and $40,103 for deferred maintenance. Additionally, the loan documents provide for ongoing monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes (initially estimated at $40,583), one-twelfth of the estimated annual insurance premiums (initially estimated at $4,231), $2,997 for replacement reserves, and $11,988 for TI/LC (subject to a cap of $400,000). During a Specified Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a “Specified Tenant Rollover Reserve” to be held by the lender as additional security for the Yeager Portfolio Mortgage Loan. So long as no event of default exists, funds held in the Specified Tenant Rollover Reserve are required to be used in connection with TI/LC expenses incurred following the occurrence of either (a) an Acceptable Specified Tenant Lease Extension (as defined below) or (b) an Acceptable Specified Tenant Re-tenanting Event (as defined below) with respect to the Specified Tenant space.

A “Specified Tenant Trigger Event” will commence upon the earlier of (i) the Specified Tenant (as defined below) providing written notice to the borrower of its intention to terminate, not extend, or not renew its lease; (ii) the Specified Tenant failing to provide written notice to the borrower of its election to extend or renew the Specified Tenant lease on or before the earlier of (a) the date required under the Specified Tenant lease for such notice and (b) the date that is 12 months prior to the then applicable expiration date under the Specified Tenant lease; (iii) an event of default under any Specified Tenant lease continuing beyond any applicable notice or cure period; (iv) the Specified Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations at its space; (v) the termination or cancellation of the Specified Tenant lease; or (vi) any bankruptcy action of the Specified Tenant. A Specified Tenant Trigger Event will end, in regard to clause (i) or (ii), if the Specified Tenant space is occupied by the Specified Tenant or an acceptable replacement tenant pursuant to an Acceptable Specified Tenant Re-tenanting Event and the borrower has provided evidence reasonably satisfactory to the lender of an Acceptable Specified Tenant Lease Extension or Acceptable Specified Tenant Re-tenanting Event and that such tenant is in actual, physical occupancy and paying full, unabated rent; in regard to clause (iii), the borrower has provided evidence reasonably satisfactory to lender that the Specified Tenant has cured all defaults under the Specified Tenant lease; in regard to clause (iv), the borrower provides evidence reasonably satisfactory to lender that the Specified Tenant is in actual, physical occupancy of the Specified Tenant space, conducting business to the public, and paying full, unabated rent; in regard to clause (v) the Specified Tenant has revoked and rescinded in writing all termination or cancellation notices with respect to the Specified Tenant lease and the Specified Tenant lease is in full force and effect; or in regard to clause (vi) the Specified Tenant or guarantor of the Specified Tenant lease is no longer insolvent or subject to any bankruptcy action; provided that after giving effect to each cure set forth above, no Cash Sweep Event (see “Lockbox and Cash Management” section) or Specified Tenant Trigger Event will have occurred and be continuing and the borrower will have paid to lender all reasonable costs and expenses incurred.

A “Specified Tenant” means any tenant at any of the Yeager Portfolio Properties that now or hereafter, together with its affiliates, whose lease or leases account for 10% or more of either (a) the total NRSF of the Yeager Portfolio Properties or (b) the total in-place base rent at the Yeager Portfolio Properties. No tenant accounts for more than 9.4% of the net rentable area or 13.1% of underwritten base rent at the Yeager Portfolio Properties.

An “Acceptable Specified Tenant Lease Extension” means an extension or renewal of a Specified Tenant lease for a term expiring not less than two years beyond the maturity date of the Yeager Portfolio Mortgage Loan on terms set forth in the applicable Specified Tenant lease or specified in the Yeager Portfolio Mortgage Loan documents.

An “Acceptable Specified Tenant Re-tenanting Event” means the leasing of all space under a Specified Tenant to one or more replacement tenants reasonably satisfactory to the lender on terms and conditions specified in the Yeager Portfolio Mortgage Loan documents.

Lockbox and Cash Management. Upon the first occurrence of a Cash Management Trigger Event (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account and collect or cause the property manager to collect all rents to be deposited into such lockbox within two business days of receipt. In the event the lender reasonably believes the borrower or property manager has failed to comply, the lender, on the borrower’s behalf, may send written instructions to direct all tenants to deposit all rents directly into such lockbox account. Prior to the occurrence and continuance of a Cash Sweep Event (as defined below), all excess cash flow is distributed to the borrower. During the continuance of a Cash Sweep Event, all excess cash flow is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YEAGER PORTFOLIO

swept to a lender-controlled account to be held as additional collateral for the Yeager Portfolio Mortgage Loan; however, during the continuance of a Specified Tenant Trigger Event, all excess cash flow is swept to the Specified Tenant Rollover Reserve (see “Escrows” section).

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action involving the borrower, the Yeager Portfolio Guarantor, or the property manager; (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x; (iv) a Specified Tenant Trigger Event; or (v) any indictment for fraud or misappropriation of funds by the borrower, the Yeager Portfolio Guarantor or the property manager or any officer or director thereof. A Cash Management Trigger Event will end, with regard to clause (i), upon the cure of such event of default and acceptance of such cure by the lender; with regard to clause (ii), upon the filing being discharged, stayed or dismissed within 30 days for the borrower or the Yeager Portfolio Guarantor, or within 120 days for the property manager; with regard to clause (iii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters; with regard to clause (iv), upon the Specified Tenant Trigger Event being cured; or with regard to clause (v), solely with respect to the property manager, when the borrower replaces the property manager pursuant to the terms and provisions specified in the Yeager Portfolio Mortgage Loan documents.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action involving the borrower, the Yeager Portfolio Guarantor, or the property manager; (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x, or (iv) a Specified Tenant Trigger Event. A Cash Sweep Event will end, with regard to clause (i), upon the cure of such event of default and acceptance of such cure by the lender; with regard to clause (ii), upon the filing being discharged, stayed or dismissed within 30 days for the borrower or the Yeager Portfolio Guarantor, or within 120 days for the property manager; with regard to clause (iii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters; or with regard to clause (iv), upon the Specified Tenant Trigger Event being cured.

Property Management. The Yeager Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Yeager Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and Yeager Portfolio Guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s, and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS6 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release any Yeager Portfolio Property, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) partial defeasance of 125% of the released property’s allocated loan balance; (iii) the loan-to-value ratio with respect to the remaining properties will be no greater than the lesser of the loan-to-value ratio at loan closing and the loan-to-value ratio immediately prior to the release; (iv) the debt service coverage ratio with respect to the remaining properties will be no less than the greater of the debt service coverage ratio at loan closing and the debt service coverage ratio immediately prior to the release; and (v) the debt yield with respect to the remaining properties will be no less than the greater of the debt yield at loan closing and the debt yield immediately prior to the release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Yeager Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIXTY SOHO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIXTY SOHO

Sixty Soho
60 Thompson Street
New York, NY 10013
MANHATTAN
Flatiron District
Union Square
Meatpacking District
Greenwich Village
Washington Square
New York University
East Village
SoHo
Nolita
Little Italy
Lower East Side
Chinatown
Tribeca
Two Bridges
Financial District
Battery Park City
BROOKLYN
East River
Hudson River
Williamsburg Bridge
Manhattan Bridge
Brooklyn Bridge
FDR Drive
W 19th St
W 16th St
W 14th St
E 14th St
W 13th St
W 12th St
W 11th St
W 10th St
W 4th St
E 7th St
E 5th St
E 4th St
E 3rd St
E 2nd St
E Houston St
W Houston St
Stanton St
Rivington St
Delancey St
Grand St
Broome St
Spring St
Prince St
Kenmare St
Canal St
Hester St
East Broadway
Walker St
White St
Franklin St
Leonard St
Worth St
Duane St
Chambers St
Warren St
Murray St
Park Pl
Fulton St
Broadway
Park Ave South
4th Ave
3rd Ave
2nd Ave
Bowery
Lafayette St
West Broadway
6th Ave
7th Ave
Hudson St
Greenwich St
Varick St
West St
Church St
Sara D. Roosevelt Park
Hamilton Fish Park
Seward Park
Columbus Park
City Hall Park
Gov. Nelson A. Rockefeller Park
NYU Film Academy School of Film & Acting
Stuyvesant Square
Beth Israel Medical Center
New York Eye & Ear Infirmary
Cooper Union
Tisch School of The Arts
Manhattan Mercantile Bldg.
Museum of Chinese in America
Italian American Museum
NYC Fire Museum
Metropolitan College of New York
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
NYC City Hall
Pace University
New York Downtown Hospital
1 Police Plaza (NYC Police HQ)
Federal Reserve Bank
South Street Seaport
Fulton Market
National September 11 Memorial
1 World Trade Ctr.
WTC Transportation Hub
Brookfield Place
QUEENS
Astoria
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
Union City
Hoboken
NEW JERSEY
JERSEY CITY
Long Island City
Greenpoint
Williamsburg
Midtown
Chelsea
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Sixty Soho

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$27,580,854			Specific Property Type:	Full Service
Cut-off Date Balance(1):	$26,650,000			Location:	New York, NY
% of Initial Pool Balance:	3.5%			Size:	97 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$398,454
Borrower Names:	Cromwell Soho Holdings LLC; Cromwell Soho Operating LLC			Year Built/Renovated:	2000/2015
Sponsors:	Michael Pomeranc; Lawrence Pomeranc; Jason Pomeranc			Title Vesting:	Fee
Mortgage Rate:	4.725%			Property Manager:	Self-Managed
Note Date:	February 12, 2015			4th Most Recent Occupancy (As of):	92.7% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	86.3% (12/31/2013)
Maturity Date:	March 5, 2026			2nd Most Recent Occupancy (As of)(4):	74.7% (12/31/2014)
IO Period(2):	132 months			Most Recent Occupancy (As of):	84.5% (12/31/2015)
Loan Term(2):	132 months			Current Occupancy (As of):	87.3% (6/30/2016)
Seasoning:	19 months
Amortization Term(2):	0 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,468,615 (12/31/2013)
Call Protection:	GRTR 1% or YM(43), or D(86),O(3)			3rd Most Recent NOI (As of)(5):	$695,021 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(5):	$2,817,772 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$3,833,834 (TTM 6/30/2016)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$14,297,832
				U/W Expenses:	$10,008,564
Escrows and Reserves(3):				U/W NOI:	$4,289,268
				U/W NCF:	$3,717,355
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.32x
Taxes	$274,110	$137,055	NAP	U/W NCF DSCR(1):	2.01x
Insurance	$74,414	$12,402	NAP	U/W NOI Debt Yield(1):	11.1%
FF&E	$0	Springing	NAP	U/W NCF Debt Yield(1):	9.6%
Deferred Maintenance	$20,038	NAP	NAP	As-Is Appraised Value:	$80,900,000
Restaurant TI/LC Reserve	$500,000	NAP	NAP	As-Is Appraisal Valuation Date:	May 10, 2016
Free Rent Reserve	$30,000	NAP	NAP	Cut-off Date LTV Ratio(1):	47.8%
Basement Lease Reserve	$7,500	Springing	NAP	LTV Ratio at Maturity or ARD(1):	47.8%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Sixty Soho Whole Loan.

(2)	The Sixty Soho Whole Loan had an initial term of 120 months with a 36-month interest only period. Following the paydown of the Sixty Soho Whole Loan prior to securitization, the term was extended to 132 months, and the loan was re-structured to require interest-only payments through the term.

(3)	See “Escrow” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Sixty Soho Mortgage Loan”) is part of a whole loan (the “Sixty Soho Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) that is secured by a first mortgage encumbering a 97-room full service hotel located in New York, New York (the “Sixty Soho Property”). The Sixty Soho Whole Loan was originated on February 12, 2015, by Natixis Real Estate Capital LLC. The Sixty Soho Whole Loan had an original principal balance of $40,000,000, has an outstanding principal balance of $38,650,000 as of Cut-off Date and accrues interest at an interest rate of 4.725% per annum. The Sixty Soho Whole Loan had an initial term of 120 months. After the Sixty Soho Whole Loan paydown, the initial term of the Sixty Soho Whole Loan was extended to 132 months. The Sixty Soho Whole Loan has a remaining term of 113 months as of the Cut-off Date and requires interest-only payments through the term of Sixty Soho Whole Loan. The Sixty Soho Whole Loan matures on March 5, 2026.

The Sixty Soho Mortgage Loan is evidenced by the controlling Note A-1 and will be contributed to the WFCM 2016-NXS6 Trust. The Sixty Soho Mortgage Loan had an original principal balance of $27,580,854 and has an outstanding principal balance of $26,650,000 as of the Cut-off Date. The non-controlling Note A-2 (the “Sixty Soho Companion Loan”) had an original principal balance of $12,419,146 and was contributed to the MSC 2016-UBS11 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Sixty Soho Whole Loan” in the Preliminary Prospectus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIXTY SOHO

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$27,580,854	WFCM 2016-NXS6	Yes
A-2	$12,419,146	MSC 2016-UBS11	No
Total	$40,000,000

The borrower has the right to prepay in full or in part the Sixty Soho Whole Loan, in full or in part, on or before October 5, 2018, provided that the borrower pays the greater of (i) 1.0% of the principal balance being prepaid, or (ii) the yield maintenance premium. The borrower also has the right to defease the Sixty Soho Whole Loan, in full or in part, on any date before January 5, 2026. In addition, the Sixty Soho Whole Loan is prepayable without penalty on or after January 5, 2026.

Sources and Uses

Sources			Uses
Original loan amount(1)	$40,000,000	100.0%	Loan payoff	$28,144,087	70.4%
			Reserves	906,061	2.3
			Closing costs	857,948	2.1
			Return of equity	10,091,904	25.2
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

(1)	The Sixty Soho Whole Loan was originated on February 12, 2015 and had an original principal balance of $40,000,000. The Sixty Soho Whole Loan was paid down by $1,350,000 prior to securitization and has an outstanding principal balance of 38,650,000 as of the Cut-off Date.

The Property. The Sixty Soho Property is a five star, independent, boutique, full-service hotel located on an approximately 0.2-acre site between Broome Street and Spring Street in the Soho area of New York, New York. The Sixty Soho Property is a 12-story building consisting of 97 guest rooms that was built in 2000 and renovated in 2014-2015. The Sixty Soho Property features 87 standard rooms, nine suites and one two-story loft on the top two floors. Each guestroom features amenities typical of an upscale boutique hotel, including a media system, mini bar, complimentary WiFi, high-quality FF&E, lounge areas and marble bathrooms. Suites also include larger lounge areas and balconies. The two-story loft consists of approximately 1,800 square feet and features its own private rooftop terrace. The Sixty Soho Property offers recently renovated food and beverage spaces including restaurateur John McDonald’s Sessanta Restaurant, an outdoor terrace, a two story lobby, the Gordon Cocktail Bar, an acoustically engineered Green Room, and a rooftop bar known as A60. The A60 rooftop bar is reserved for the exclusive use of the Sixty Soho Property’s guests and provides views of lower and midtown Manhattan.

The Sixty Soho Property was developed by the sponsor in 2001 and was substantially renovated between 2014 and 2015 for approximately $8,100,000 by Tara Bernerd & Partners. The renovation included a complete guestroom and FF&E upgrade in addition to improvements to the lobby, the A60 rooftop bar, the Gordon Cocktail Bar and the Sessanta Restaurant. The Sessanta Restaurant contributed $1,000,000 to the Sixty Soho Property’s renovation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIXTY SOHO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sixty Soho Property:

Cash Flow Analysis

	2013	2014(1)	2015(1)	6/30/2016 TTM	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	86.3%	74.7%	84.5%	87.3%	87.3%
ADR	$384.92	$356.80	$405.21	$432.57	$432.57
RevPAR	$332.12	$266.42	$342.42	$377.63	$377.63

Room Revenue	$11,758,809	$9,432,443	$12,123,353	$13,406,661	$13,406,661	93.8%	$138,213
F&B Revenue	156,849	2,779,171(2)	296,344	466,689	466,835	3.3	4,813
Telephone Revenue	158,987	126,713	78,065	36,404	36,404	0.3	375
Other Revenue	285,478	227,561	305,786	387,932	387,932	2.7	3,999
Total Revenue	$12,360,123	$12,565,888	$12,803,548	$14,297,686	$14,297,832	100.0%	$147,400

Total Department Expenses	3,908,009	6,657,348(2)	4,135,175	4,446,348	4,445,476	31.1	45,830
Gross Operating Profit	$8,452,114	$5,908,540	$8,668,373	$9,851,338	$9,852,356	68.9%	$101,571

Total Undistributed Expenses	3,047,051	3,385,508	3,855,511	3,947,041	3,536,202	24.7	36,456
Profit Before Fixed Charges	$5,405,063	$2,523,032	$4,812,862	$5,904,297	$6,316,154	44.2%	$65,115

Total Fixed Charges	1,936,4448	1,828,011	1,995,090	2,070,463	2,026,885	14.2	20,896
Net Operating Income	$3,468,615	$695,021	$2,817,772	$3,833,834	$4,289,268	30.0%	$44,219
FF&E	0	0	0	0	571,913	4.0	5,896
Net Cash Flow	$3,468,615	$695,021	$2,817,772	$ 3,833,834	$3,717,355	26.0%	$38,323

NOI DSCR(3)	1.90x	0.38x	1.52x	2.07x	2.32x
NCF DSCR(3)	1.90x	0.38x	1.52x	2.07x	2.01x
NOI DY(3)	9.0%	1.8%	7.3%	9.9%	11.1%
NCF DY(3)	9.0%	1.8%	7.3%	9.9%	9.6%

(1)	In 2014-2015 the Sixty Soho Property underwent an $8,100,000 renovation, which involved work in all 97 guestrooms. Guest rooms were renovated three floors at a time for the majority of 2014. The lower occupancy, room revenue and net operating income in 2014 were due to the ongoing renovations. The increase in occupancy, room revenue and net operating income in 2015 and 6/30/2016 were due to the completion of those renovations in June 2015.

(2)	The Sixty Soho Property temporarily self-managed the ground-floor restaurant as a part of its renovation and re-branding efforts in 2014. The higher department expenses in 2014 were associated with the costs of self-managing the ground-floor restaurant.

(3)	The debt service coverage ratios and debt yields are based on the Sixty Soho Whole Loan.

Appraisal. As of the appraisal valuation date of May 10, 2016, the Sixty Soho Property had an “as-is” appraised value of $80,900,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 13, 2016, there was no evidence of any recognized environmental conditions at the Sixty Soho Property.

Market Overview and Competition. The Sixty Soho Property is located in the Soho neighborhood of Manhattan, New York. The Sixty Soho Property generates approximately 50% of its room nights from commercial business demand, 45% from leisure demand, and 5% from group demand. A third party hospitality research report identified six, including the Sixty Soho Property, competitive hospitality properties, containing 1,124 guestrooms, which exhibited average occupancy, ADR and RevPAR of 83.4%, $387.70 and $326.88, respectively, for the trailing 12-month period ending June 30, 2016. The Sixty Soho Property benefits from the tourism market in Soho. The Sixty Soho Property is one block away from the Soho Historic district which is bounded by Houston Street, West Broadway, Canal Street and Crosby Street. Soho is home to many retailers and art galleries, including Prada, Chanel, Alexander Wang, Burberry, Louis Vuitton, the Susan Teller Gallery, the Staley-Wise Gallery and the Margarete Roeder Gallery. The surrounding area is also home to a significant number of restaurants and cafes, including David Burke Kitchen, Jack’s Wife Freda, Koi Soho, Mercer Kitchen and Vin et Fleurs. There are eight Michelin-starred restaurants within a 10-block radius of the Sixty Soho Property. Soho borders historical Manhattan neighborhoods, including Little Italy, Chinatown, TriBeCa, Greenwich Village, and the West Village, providing further tourist attractions. Within the Soho neighborhood, the Sixty Soho Property is located in close proximity to transportation and demand drivers. The Sixty Soho Property is situated two blocks southeast of the Spring Street station on the A/C/E subway line, providing north/south access to the western side of Manhattan, and seven blocks southwest of the Prince Street station on the N/Q/R subway line, which connects the Sixty Soho Property to areas further east in Manhattan and into Brooklyn.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIXTY SOHO

The following table presents certain information relating to the Sixty Soho Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Sixty Soho(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2016 TTM	84.3%	$387.70	$326.88	87.2%	$431.69	$376.44	103.4%	111.3%	115.2%
6/30/2015 TTM	86.0%	$395.62	$340.05	84.7%	$365.70	$309.63	98.5%	92.4%	91.1%
6/30/2014 TTM	84.9%	$399.36	$339.21	72.1%	$375.17	$270.59	84.9%	93.9%	79.8%

(1)	Information obtained from a third party hospitality research report dated July 18, 2016. The competitive set included the following hotels: Soho Grand Hotel, the Mercer Hotel, the Roxy Hotel Tribeca, W Hotel Union Square and Bryant Park Hotel. Furthermore, occupancy at the Sixty Soho Property varied between the appraisal and the industry report due to different methods of accounting for rooms provided on a complimentary basis.

The Borrowers. The borrowers are Cromwell Soho Holdings LLC and Cromwell Soho Operating LLC (the “borrower”). Both are special-purpose entities and New York limited liability companies, with one independent director each. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sixty Soho Whole Loan. Brothers Michael Pomeranc, Lawrence Pomeranc and Jason Pomeranc are the guarantors of certain nonrecourse carveouts under the Sixty Soho Whole Loan.

The Sponsor. The sponsors are Michael Pomeranc, Lawrence Pomeranc and Jason Pomeranc, co-presidents of the Sixty Collective. The Sixty Collective is a real estate investment organization established in 1952 by Jack Pomeranc. The Sixty Collective developed the Sixty Soho Property in 2001, then known as the Thompson Hotel, and grew the brand into a collection of properties. The Pomeranc Group re-branded Thompson Hotels as Sixty Hotels and the portfolio now includes: Sixty LES, Sixty Beverly Hills, Six Columbus – a Sixty Hotel, and the recently opened Nautilus South Beach – a Sixty Hotel. Michael Pomeranc, Lawrence Pomeranc and Jason Pomeranc reported an aggregate net worth and liquidity of approximately $128.8 million and $12.6 million, respectively, as of December 31, 2014.

Escrows. The loan documents provide for upfront reserves in the amount of $274,110 for real estate taxes; $74,414 for insurance premiums; $20,038 for deferred maintenance; $500,000 for restaurant TI/LC reserve; $30,000 for free rent reserve and $7,500 basement lease reserve. Additionally, the loan documents require monthly deposits of $137,055 for real estate taxes, $12,402 for insurance premiums, and a FF&E reserve equal to the applicable FF&E Reserve Monthly Deposit (as defined below).

The “FF&E Reserve Monthly Deposit” means a payment amount equal to the product of (x) 10% for January, 0% for February and March and 10% for April to December, and (y) four percent (4%) of the room revenue generated at the Property for the prior calendar year, commencing on February 5, 2018 through and including the Maturity Date.

The loan documents do not require monthly deposits into the basement lease reserve so long as (i) no event of default then exists, (ii) no Cash Management Period (as defined below) exists, and (iii) the borrower delivers to the lender monthly evidence of rent payment.

Lockbox and Cash Management. The Sixty Soho Whole Loan is structured with a lender-controlled hard lockbox and springing cash management. The Sixty Soho Whole Loan requires all revenues to be deposited directly into such lockbox. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon any of the following: (i) an event of default or (ii) the debt service coverage ratio falling below 1.15x, tested on June 30 and December 31 of each year. A Cash Management Period will end with respect to clause (i) if no event of default has occurred for six consecutive months and no other event that would trigger another Cash Management Period has occurred and with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for six consecutive months.

Property Management. The Sixty Soho Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Sixty Soho Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2016-NXS6 Certificates and similar confirmations from each rating agency rating securities backed by any of the Sixty Soho Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIXTY SOHO

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount up to $100,000,000. The loan documents also require business interruption insurance containing an extended period of indemnity for no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Transaction Contact Information

I.          Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.